FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-05

Wells Fargo Commercial Mortgage Trust 2015-C27 Disclaimer

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities.  These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.  None of Wells Fargo Securities, LLC or Barclays Capital Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.  In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward‐looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Institutional Securities, LLC, a member of FINRA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC carries and provides clearing services for Wells Fargo Institutional Securities, LLC customer accounts. Wells Fargo Securities, LLC, Wells Fargo Institutional Securities, LLC, and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY‐GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type(2)	Specific Property Type	Year Built	Year Renovated	Number of Units(3)	Unit of Measure
1	Westfield Palm Desert	RMF		72810 & 72840 Highway 111; 44430 & 44480 Town Center Way	Palm Desert	CA	92260	Retail	Regional Mall	1983	2014	572,724	Sq. Ft.
2	WP Carey Self Storage Portfolio VI	WFB		Various	Various	Various	Various	Self Storage	Self Storage	Various	Various	750,194	Sq. Ft.
2.01	Fibber McGee’s Closet	WFB		571 Airport Pulling Road North	Naples	FL	34104	Self Storage	Self Storage	1974	2014	184,951	Sq. Ft.
2.02	Rancho Pueblo Self Storage-Temecula	WFB		31524 Rancho Pueblo Road	Temecula	CA	92592	Self Storage	Self Storage	2006		91,243	Sq. Ft.
2.03	Extra Space Storage & Bay Colony RV Park	WFB		217 FM 517 Road West	Dickinson	TX	77539	Self Storage	Self Storage	2001		77,050	Sq. Ft.
2.04	Valrico Self Storage	WFB		2504 East State Road 60	Valrico	FL	33594	Self Storage	Self Storage	2009		68,634	Sq. Ft.
2.05	Safe and Sound Storage	WFB		1400 Northeast Savannah Road	Jensen Beach	FL	34957	Self Storage	Self Storage	1989		63,682	Sq. Ft.
2.06	Big Tex Self Storage-Humble	WFB		9722 North Sam Houston Parkway East	Humble	TX	77396	Self Storage	Self Storage	2009	2013	59,829	Sq. Ft.
2.07	Central Storage	WFB		800 NW 31st Avenue	Pompano Beach	FL	33069	Self Storage	Self Storage	1981		74,969	Sq. Ft.
2.08	Storage XXtra	WFB		4080 Keith Bridge Road	Cumming	GA	30041	Self Storage	Self Storage	1994	2003	74,849	Sq. Ft.
2.09	US 1 Self Storage-Sebastian	WFB		9893 North US Highway 1	Sebastian	FL	32958	Self Storage	Self Storage	1991	1996	54,987	Sq. Ft.
3	312 Elm	PCC		312 Elm Street	Cincinnati	OH	45202	Office	CBD	1992		379,379	Sq. Ft.
4	Marriott Greensboro	RMF		304 North Greene Street	Greensboro	NC	27401	Hospitality	Full Service	1983	2013	281	Rooms
5	Capital Penn Self Storage Portfolio	RMF		Various	Various	PA	Various	Self Storage	Self Storage	Various		592,854	Sq. Ft.
5.01	Capital Self Storage - Mechanicsburg	RMF		5160 East Trindle Road	Mechanicsburg	PA	17050	Self Storage	Self Storage	1999		78,150	Sq. Ft.
5.02	Capital Self Storage - Enola	RMF		10 Prospect Drive	Enola	PA	17025	Self Storage	Self Storage	1997		58,959	Sq. Ft.
5.03	Capital Self Storage - East York	RMF		2611 East Market Street	York	PA	17402	Self Storage	Self Storage	1942		64,055	Sq. Ft.
5.04	Capital Self Storage - Middletown	RMF		2220 Vine Street	Middletown	PA	17057	Self Storage	Self Storage	2004		73,125	Sq. Ft.
5.05	Capital Self Storage - Harrisburg West	RMF		1851 Arsenal Boulevard	Harrisburg	PA	17103	Self Storage	Self Storage	2006		58,265	Sq. Ft.
5.06	Capital Self Storage - Harrisburg North	RMF		3861 Derry Street	Harrisburg	PA	17111	Self Storage	Self Storage	1998		54,025	Sq. Ft.
5.07	Capital Self Storage - Hanover	RMF		250 East Chestnut Street	Hanover	PA	17331	Self Storage	Self Storage	2002		59,100	Sq. Ft.
5.08	Capital Self Storage - Dover	RMF		4044 Carlisle Road	Dover	PA	17315	Self Storage	Self Storage	1986		76,625	Sq. Ft.
5.09	Capital Self Storage - West York	RMF		915 Carlisle Road	York	PA	17404	Self Storage	Self Storage	2009		70,550	Sq. Ft.
6	Albuquerque Plaza	WFB		201 3rd Street Northwest	Albuquerque	NM	87102	Office	CBD	1989	2011	358,196	Sq. Ft.
7	South Shore Place	WFB		20-60 Forbes Road	Braintree	MA	02184	Retail	Shadow Anchored	2012		45,407	Sq. Ft.
8	Maxwell Hotel	LIG I		300 Roy Street	Seattle	WA	98109	Hospitality	Full Service	2010		139	Rooms
9	300 East Lombard	WFB		300 East Lombard Street	Baltimore	MD	21202	Office	CBD	1984	2000	225,485	Sq. Ft.
10	Amargosa Portfolio	WFB		Various	Various	Various	Various	Retail	Anchored	Various	Various	225,906	Sq. Ft.
10.01	Burlington Coat Factory	WFB		10506, 10510 Southeast 82nd Avenue	Happy Valley	OR	97086	Retail	Single Tenant	1969	2014	83,260	Sq. Ft.
10.02	Southern Plaza	WFB		6036 7th Avenue South	Phoenix	AZ	85041	Retail	Anchored	2007		75,233	Sq. Ft.
10.03	Northgate Shopping Center	WFB		1235-1245 Northwest 10th Street	Corvallis	OR	97330	Retail	Anchored	1957	2013	34,413	Sq. Ft.
10.04	Gold’s Gym	WFB		12247 Nacogdoches Road	San Antonio	TX	78217	Retail	Single Tenant	1975		33,000	Sq. Ft.
11	Residence Inn Tampa Westshore Airport	WFB		4312 West Boy Scout Boulevard	Tampa	FL	33607	Hospitality	Limited Service	2001		160	Rooms
12	Orbital ATK Office	RMF		9401 Corbin Avenue	Los Angeles	CA	91324	Office	Suburban	1981	2014	120,200	Sq. Ft.
13	Depot Park	LIG I		16 Business Park Way	Sacramento	CA	95828	Industrial	Warehouse	1940	2000	2,112,089	Sq. Ft.
14	Residence Inn Charlotte Southpark	WFB		6030 Piedmont Row Drive South	Charlotte	NC	28210	Hospitality	Limited Service	2001		152	Rooms
15	212 South Tryon	PCC		212 South Tryon Street	Charlotte	NC	28202	Office	CBD	1924	2004	172,382	Sq. Ft.
16	Holiday Inn - Cherry Creek	WFB		455 South Colorado Boulevard	Denver	CO	80246	Hospitality	Full Service	1968	2013	269	Rooms
17	312 Plum	PCC		312 Plum Street	Cincinnati	OH	45202	Office	CBD	1988		230,438	Sq. Ft.
18	Maple Leaf Apartments	RMF		759 Burr Oak Lane	University Park	IL	60484	Multifamily	Garden	1994	2012	377	Units
19	Boca Hamptons Plaza Portfolio	RMF		Various	Various	Various	Various	Various	Various	Various	Various	156,946	Sq. Ft.
19.01	Boca Hamptons Plaza	RMF		9030-9080 Kimberly Boulevard	Boca Raton	FL	33433	Mixed Use	Retail/Office	1986		93,216	Sq. Ft.
19.02	Queens Industrial	RMF		14719 105th Avenue	Jamaica	NY	11435	Industrial	Warehouse	1938		40,000	Sq. Ft.
19.03	One Industrial Plaza	RMF		1370 Frankton Street	South Valley Stream	NY	11580	Industrial	Flex	1965	1985	23,730	Sq. Ft.
20	Palms Plaza	PCC		22161 and 22191 Powerline Road	Boca Raton	FL	33433	Retail	Anchored	1988		72,676	Sq. Ft.
21	Eden at Watersedge	LIG I		2774 South Mendenhall Road	Memphis	TN	38115	Multifamily	Garden	1973		833	Units
22	Plaza Mayor Shopping Center	PCC		5001-5035 Pacific Coast Highway	Torrance	CA	90505	Retail	Anchored	1976	2000	79,540	Sq. Ft.
23	Courtyard Fort Myers	WFB		10050 Gulf Center Drive	Fort Myers	FL	33913	Hospitality	Limited Service	2007		134	Rooms
24	Long Island Retail Portfolio	RMF		Various	Various	NY	Various	Various	Various	Various		180,173	Sq. Ft.
24.01	North Babylon Retail center	RMF		1241 Deer Park Avenue	North Babylon	NY	11703	Retail	Anchored	1959		60,923	Sq. Ft.
24.02	East Meadow Retail Center	RMF		2501 Hempstead Turnpike	East Meadow	NY	11554	Retail	Anchored	1969		34,500	Sq. Ft.
24.03	Patchogue Retail Center	RMF		196 East Main Street	Patchogue	NY	11772	Retail	Single Tenant	1960		55,000	Sq. Ft.
24.04	Seaford Retail Center	RMF		3951 Merrick Road	Seaford	NY	11783	Mixed Use	Office/Retail	1955		29,750	Sq. Ft.
25	Residence Inn Little Rock Downtown	WFB		219 River Market Avenue	Little Rock	AR	72201	Hospitality	Limited Service	2013		107	Rooms
26	Courtyard Tampa Downtown	WFB		102 East Cass Street	Tampa	FL	33602	Hospitality	Limited Service	1998	2013	141	Rooms
27	1351 Harbor Parkway	WFB		1351 Harbor Bay Parkway	Alameda	CA	94502	Office	Single Tenant	1984		97,980	Sq. Ft.
28	Casa Bandera Apartments	WFB		855 East University Avenue	Las Cruces	NM	88001	Multifamily	Student Housing	2002		232	Beds
29	City Sports Clubs - Sunnyvale	WFB		1165 East Arques Avenue	Sunnyvale	CA	94085	Retail	Single Tenant	2014		45,149	Sq. Ft.
30	Kohl’s - Simi Valley	RMF		2930 Tapo Canyon Road	Simi Valley	CA	93063	Retail	Single Tenant	2002		88,003	Sq. Ft.
31	Breckenridge Apartments	WFB		17625 North 7th Street	Phoenix	AZ	85022	Multifamily	Garden	1983	2006	255	Units
32	MacGregor Park	PCC		113, 117, 125 and 130 Edinburgh South Drive	Cary	NC	27511	Office	Suburban	1984	2012	114,695	Sq. Ft.
33	Hampton Inn & Suites Knoxville	WFB		11340 Campbell Lakes Drive	Knoxville	TN	37934	Hospitality	Limited Service	2011		105	Rooms
34	Springdale Plaza	RMF		1670 Springdale Drive	Camden	SC	29020	Retail	Anchored	1990		179,271	Sq. Ft.
35	Charleston Festival	LIG I		6250-6350 West Charleston Boulevard	Las Vegas	NV	89146	Retail	Shadow Anchored	2006		55,583	Sq. Ft.
36	Lakeview Village	LIG I		31-147 South Higley Road	Gilbert	AZ	85296	Retail	Anchored	2004		93,408	Sq. Ft.
37	StoreQuest Self Storage	PCC		2710 South Nelson Street	Arlington	VA	22206	Self Storage	Self Storage	1965	1986	50,833	Sq. Ft.
38	Medical Arts Apartments	PCC		603 Main Street	Knoxville	TN	37902	Multifamily	High Rise	1932	2014	49	Units
39	Crestline Manufactured Home Community	WFB		4945 Mark Dabling Boulevard	Colorado Springs	CO	80918	Manufactured Housing Community	Manufactured Housing Community	1970		202	Pads
40	Park Creek Manor	RMF		2530 Coombs Creek Drive	Dallas	TX	75211	Multifamily	Garden	1964		322	Units
41	Milwaukee Apartment Portfolio	CIIICM		Various	Milwaukee	WI	53223	Multifamily	Garden	Various		233	Units
41.01	Riverwood Court/Rainbow Terrace	CIIICM		7100 North 60th Street	Milwaukee	WI	53223	Multifamily	Garden	1981		126	Units
41.02	Servite Village	CIIICM		8433 North Servite Drive	Milwaukee	WI	53223	Multifamily	Garden	1982		107	Units
42	Staybridge Suites North Brunswick	CIIICM		2195 U.S. Route 1	North Brunswick	NJ	08902	Hospitality	Limited Service	2012		84	Rooms
43	10611 Balls Ford Road	PCC		10611 Balls Ford Road	Manassas	VA	20109	Office	Suburban	2006		48,014	Sq. Ft.
44	Birchwood Landings	LIG I		1485 Ash Circle	Casselberry	FL	32707	Multifamily	Garden	1973		184	Units
45	FedEx Portfolio Oxford, AL & El Dorado, AR	Basis		Various	Various	Various	Various	Industrial	Industrial	2014		96,112	Sq. Ft.
45.01	Oxford	Basis		35 Fish Hatchery Lane	Oxford	AL	36203	Industrial	Industrial	2014		72,023	Sq. Ft.
45.02	El Dorado	Basis		174 Commerce Drive	El Dorado	AR	71730	Industrial	Industrial	2014		24,089	Sq. Ft.
46	Planet Self Storage - Southampton	CIIICM		100 Southampton Street	Boston	MA	02118	Self Storage	Self Storage	1930	1984	50,880	Sq. Ft.
47	Eden of Reynoldsburg	LIG I		6847 Greenleaf Drive	Reynoldsburg	OH	43068	Multifamily	Garden	1974	2010	181	Units
48	Village Crossing	RMF		663 and 721 Skippack Pike	Whitpain Township	PA	19422	Mixed Use	Retail/Office	1920	2011	28,747	Sq. Ft.
49	Fairfield Inn & Suites - Cincinnati	RMF		11440 Chester Road	Cincinnati	OH	45246	Hospitality	Limited Service	1963	2014	95	Rooms
50	Holiday Inn Express Nicholasville	Basis		164 Imperial Way	Nicholasville	KY	40356	Hospitality	Limited Service	1999	2013	74	Rooms
51	Chesapeake Mills	RMF		5550 Arturo Court	Columbus	OH	43231	Multifamily	Garden	1972		260	Units
52	Comfort Suites Chesapeake	WFB		1550 Crossways Boulevard	Chesapeake	VA	23320	Hospitality	Limited Service	1990	2014	124	Rooms
53	Country Club Apartments	RMF		4223 Lakeshore Drive	Shreveport	LA	71109	Multifamily	Garden	1972		248	Units
54	Stor-n-Lock - Fort Collins	WFB		2103 Joseph Allen Drive	Fort Collins	CO	80525	Self Storage	Self Storage	2008		96,750	Sq. Ft.
55	Planet Self Storage - Newington	CIIICM		350 Alumni Road	Newington	CT	06111	Self Storage	Self Storage	2000		86,850	Sq. Ft.
56	Hampton Inn Magnolia	CIIICM		128 Highway 79 Bypass North	Magnolia	AR	71753	Hospitality	Limited Service	2013		68	Rooms
57	Hampton Inn Peachtree	CIIICM		300 Westpark Drive	Peachtree City	GA	30269	Hospitality	Limited Service	1994	2011	61	Rooms
58	Orlando Industrial	RMF		Various	Orlando	FL	Various	Industrial	Light Industrial	Various		129,000	Sq. Ft.
58.01	Hameco Warehouse	RMF		11300 & 11350 Space Boulevard	Orlando	FL	32837	Industrial	Light Industrial	1975		89,000	Sq. Ft.
58.02	Nathan’s Warehouse	RMF		901 Central Florida Parkway	Orlando	FL	32824	Industrial	Light Industrial	1971		40,000	Sq. Ft.
59	Security Public Storage - Santa Fe Springs	WFB		13650 Imperial Highway	Santa Fe Springs	CA	90670	Self Storage	Self Storage	1980		96,313	Sq. Ft.
60	Shops Of Village Green	WFB		114-166 North Belvedere Drive	Gallatin	TN	37066	Retail	Unanchored	1999		39,926	Sq. Ft.
61	Neighborhood Self Storage	LIG I		7105 Old National Highway	Riverdale	GA	30296	Self Storage	Self Storage	2008		82,945	Sq. Ft.
62	Great Bridge Marketplace	CIIICM		500 South Battlefield Boulevard	Chesapeake	VA	23322	Retail	Unanchored	2011		35,200	Sq. Ft.
63	Planet Self Storage - Washington	CIIICM		307 South Lincoln Ave	Washington Township	NJ	07882	Self Storage	Self Storage	1987		63,450	Sq. Ft.
64	Magdalene Center	RMF		15436-15438 North Florida Avenue	Tampa	FL	33613	Office	Suburban	1985		40,726	Sq. Ft.
65	Arctic Gardens	LIG I		7201-7221 and 7301-7321 Meadow Street	Anchorage	AK	99507	Multifamily	Garden	1986		60	Units
66	Woodlands Green Center	RMF		25919 Interstate 45 North	Spring	TX	77380	Retail	Unanchored	2003		27,940	Sq. Ft.
67	Mount Laurel Center	CIIICM		3163 Marne Highway	Mount Laurel	NJ	08054	Mixed Use	Retail/Office	2003		30,307	Sq. Ft.
68	Planet Self Storage - Quakertown	CIIICM		1320 South West End Boulevard	Quakertown	PA	18951	Self Storage	Self Storage	1987		67,862	Sq. Ft.
69	Koko Plaza	WFB		901 & 917 Front Street	Louisville	CO	80027	Mixed Use	Office/Retail	2002		34,187	Sq. Ft.
70	Eureka Village	WFB		2001 & 2007 Teasley Lane	Denton	TX	76205	Multifamily	Garden	1978		112	Units
71	Watson & Taylor Self Storage	WFB		6366 Babcock Road	San Antonio	TX	78240	Self Storage	Self Storage	2000		56,275	Sq. Ft.
72	Winbury Professional Center	LIG I		8401 Chagrin Road	Chagrin Falls	OH	44023	Office	Suburban	2001		28,555	Sq. Ft.
73	Petrie Smithman Retail	RMF		5678 Fruitville Road	Sarasota	FL	34240	Retail	Unanchored	1987		24,822	Sq. Ft.
74	Southland Plaza	CIIICM		2576-2584 South Main Street	Adrian	MI	49221	Retail	Anchored	1955	1996	72,597	Sq. Ft.
75	Cornerstone Crossing	LIG I		5420 Lonsdale Place North	Columbus	OH	43232	Multifamily	Garden	1965	2010	160	Units
76	Planet Self Storage - South Boston	CIIICM		135 Old Colony Avenue	Boston	MA	02127	Self Storage	Self Storage	1925	1989	25,966	Sq. Ft.
77	Planet Self Storage - Brookfield	CIIICM		25 Del Mar Drive	Brookfield	CT	06804	Self Storage	Self Storage	1984/1986		63,825	Sq. Ft.
78	Peoria Multifamily Portfolio	CIIICM		Various	Various	IL	61604	Multifamily	Garden	1960/1970		100	Units
78.01	Golfview Apartments	CIIICM		2317-2331 West Martin Luther King Junior Drive	Peoria	IL	61604	Multifamily	Garden	1960/1970		66	Units
78.02	Madison Bluff Apartments	CIIICM		2405 West Martin Luther King Junior Drive	Peoria	IL	61604	Multifamily	Garden	1960/1970		18	Units
78.03	Parkview Townhomes	CIIICM		2100-2114 West Otley Road	West Peoria	IL	61604	Multifamily	Garden	1960/1970		16	Units
79	EZ Stor - Mini Storage	WFB		10461 North 99th Avenue; 10515 North 98th Avenue	Peoria	AZ	85345	Self Storage	Self Storage	1973		70,710	Sq. Ft.
80	Jamul Shopping Village	WFB		13881 Campo Road	Jamul	CA	91935	Retail	Unanchored	1985	2004	28,522	Sq. Ft.
81	Laurel Self Storage	RMF		1322 Laurel Road	Lindenwold	NJ	08031	Self Storage	Self Storage	2009		34,600	Sq. Ft.
82	Vista De Palmas	RMF		1415 West Freddy Gonzales Drive	Edinburg	TX	78539	Multifamily	Garden	1974	2013	96	Units
83	Coulter Forum	LIG I		3333 South Coulter Street	Amarillo	TX	79106	Retail	Unanchored	1984		33,919	Sq. Ft.
84	Out O’Space Storage	CIIICM		1470 South Highway 29	Cantonment	FL	32533	Self Storage	Self Storage	2005		55,540	Sq. Ft.
85	Casa Loma Estates MHC	CIIICM		6560 North US Highway 1	Melbourne	FL	32940	Manufactured Housing Community	Manufactured Housing Community	1950		132	Pads
86	Blue Star Storage & Business Park	CIIICM		99 Cheek Sparger Road	Colleyville	TX	76034	Self Storage	Self Storage	2006	2014	39,537	Sq. Ft.
87	Lambertson Lakes	CIIICM		871-887 Thorton Parkway	Thornton	CO	80229	Retail	Shadow Anchored	2003		13,465	Sq. Ft.
88	Tin Star Storage	CIIICM		430 East Interstate 10	Seguin	TX	78155	Self Storage	Self Storage	1996	2012	43,400	Sq. Ft.
89	330 E Main Street	CIIICM		330 East Main Street	Barrington	IL	60010	Office	Suburban	1980		13,689	Sq. Ft.
90	Generations Plaza I & II	WFB		114 East Idaho Avenue; 830 North Main Street	Meridian	ID	83642	Mixed Use	Retail/Office	2001		17,194	Sq. Ft.
91	Central Self Storage-Harvey	WFB		2520 Destrehan Avenue	Harvey	LA	70058	Self Storage	Self Storage	1985	2013	57,464	Sq. Ft.
92	Appletree Apartments	CIIICM		347 South 4th West	Rexburg	ID	83440	Multifamily	Garden	1970/2003		46	Units
93	Shoppes at Town Square	WFB		200 Dobys Bridge Road	Fort Mill	SC	29715	Retail	Unanchored	2007		10,918	Sq. Ft.
94	Cookson MHP	CIIICM		1011 FM 1489 Road	Brookshire	TX	77423	Manufactured Housing Community	Manufactured Housing Community	2000		91	Pads
95	Shady Bayou	CIIICM		16121 Bear Bayou Drive	Channelview	TX	77530	Manufactured Housing Community	Manufactured Housing Community	1984		82	Pads

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date Balance Per Unit/SF(3)(4)	Original Balance ($)(4)	Cut-off Date Balance ($)(4)	% of Aggregate Cut-off Date Balance	Maturity Date Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee Rate	Certificate Administrator Fee Rate	Servicing Fee Rate	CREFC® IP Royalty License Fee Rate	Net Mortgage Rate	Interest Accrual Method
1	Westfield Palm Desert	218	62,500,000	62,500,000	6.0%	62,500,000	N	2/3/2015	4/1/2015	3/1/2025		3/1/2025		3.85250%	0.00000%	0.00430%	0.01500%	0.00050%	3.83270%	Actual/360
2	WP Carey Self Storage Portfolio VI	64	48,139,000	48,139,000	4.6%	43,872,958	N	2/18/2015	4/11/2015	3/11/2020	4/11/2020	3/11/2025		4.25000%	0.00175%	0.00430%	0.02000%	0.00050%	4.22345%	Actual/360
2.01	Fibber McGee’s Closet		10,725,000	10,725,000	1.0%
2.02	Rancho Pueblo Self Storage-Temecula		6,500,000	6,500,000	0.6%
2.03	Extra Space Storage & Bay Colony RV Park		6,435,000	6,435,000	0.6%
2.04	Valrico Self Storage		6,012,500	6,012,500	0.6%
2.05	Safe and Sound Storage		5,590,000	5,590,000	0.5%
2.06	Big Tex Self Storage-Humble		5,037,500	5,037,500	0.5%
2.07	Central Storage		3,029,000	3,029,000	0.3%
2.08	Storage XXtra		2,860,000	2,860,000	0.3%
2.09	US 1 Self Storage-Sebastian		1,950,000	1,950,000	0.2%
3	312 Elm	122	46,121,000	46,121,000	4.4%	40,168,835	N	2/11/2015	4/1/2015	3/1/2018	4/1/2018	3/1/2025		4.28000%	0.00175%	0.00430%	0.02000%	0.00050%	4.25345%	Actual/360
4	Marriott Greensboro	155,991	44,000,000	43,833,356	4.2%	35,879,304	N	12/2/2014	1/6/2015		1/6/2015	12/6/2024		4.75000%	0.00175%	0.00430%	0.02000%	0.00050%	4.72345%	Actual/360
5	Capital Penn Self Storage Portfolio	63	37,665,000	37,606,397	3.6%	33,014,110	N	2/10/2015	3/6/2015		3/6/2015	2/6/2022		4.56000%	0.00175%	0.00430%	0.02000%	0.00050%	4.53345%	Actual/360
5.01	Capital Self Storage - Mechanicsburg		7,000,000	6,989,109	0.7%
5.02	Capital Self Storage - Enola		4,875,000	4,867,415	0.5%
5.03	Capital Self Storage - East York		4,750,000	4,742,609	0.5%
5.04	Capital Self Storage - Middletown		4,365,000	4,358,209	0.4%
5.05	Capital Self Storage - Harrisburg West		4,175,000	4,168,504	0.4%
5.06	Capital Self Storage - Harrisburg North		4,000,000	3,993,776	0.4%
5.07	Capital Self Storage - Hanover		3,250,000	3,244,943	0.3%
5.08	Capital Self Storage - Dover		3,150,000	3,145,099	0.3%
5.09	Capital Self Storage - West York		2,100,000	2,096,733	0.2%
6	Albuquerque Plaza	98	35,000,000	34,925,241	3.3%	25,332,428	N	2/5/2015	3/11/2015		3/11/2015	2/11/2025		4.14000%	0.00175%	0.00430%	0.02000%	0.00050%	4.11345%	Actual/360
7	South Shore Place	652	29,600,000	29,600,000	2.8%	24,293,397	N	2/5/2015	3/11/2015	2/11/2016	3/11/2016	2/11/2025		4.07000%	0.00175%	0.00430%	0.02000%	0.00050%	4.04345%	Actual/360
8	Maxwell Hotel	212,590	29,550,000	29,550,000	2.8%	25,785,070	N	2/10/2015	4/1/2015	3/1/2018	4/1/2018	3/1/2025		4.36000%	0.00175%	0.00430%	0.06000%	0.00050%	4.29345%	Actual/360
9	300 East Lombard	127	28,740,000	28,692,492	2.7%	22,869,915	N	2/2/2015	3/11/2015		3/11/2015	2/11/2025		4.05000%	0.00175%	0.00430%	0.02000%	0.00050%	4.02345%	Actual/360
10	Amargosa Portfolio	118	26,600,000	26,600,000	2.5%	22,549,536	N	2/4/2015	3/11/2015	2/11/2017	3/11/2017	2/11/2025		4.23000%	0.00175%	0.00430%	0.02000%	0.00050%	4.20345%	Actual/360
10.01	Burlington Coat Factory		9,600,000	9,600,000	0.9%
10.02	Southern Plaza		8,300,000	8,300,000	0.8%
10.03	Northgate Shopping Center		4,800,000	4,800,000	0.5%
10.04	Gold’s Gym		3,900,000	3,900,000	0.4%
11	Residence Inn Tampa Westshore Airport	147,306	23,569,000	23,569,000	2.2%	20,559,440	N	12/4/2014	1/11/2015	12/11/2017	1/11/2018	12/11/2024		4.35000%	0.00175%	0.00430%	0.03000%	0.00050%	4.31345%	Actual/360
12	Orbital ATK Office	183	22,000,000	22,000,000	2.1%	19,256,438	N	1/29/2015	3/6/2015	2/6/2018	3/6/2018	2/6/2025		4.50000%	0.00175%	0.00430%	0.02000%	0.00050%	4.47345%	Actual/360
13	Depot Park	22	21,600,000	21,600,000	2.1%	21,600,000	N	11/24/2014	1/1/2015	12/1/2024		12/1/2024		4.33000%	0.00000%	0.00430%	0.06000%	0.00050%	4.26520%	Actual/360
14	Residence Inn Charlotte Southpark	135,263	20,560,000	20,560,000	2.0%	17,934,664	N	12/4/2014	1/11/2015	12/11/2017	1/11/2018	12/11/2024		4.35000%	0.00175%	0.00430%	0.03000%	0.00050%	4.31345%	Actual/360
15	212 South Tryon	115	19,773,000	19,773,000	1.9%	18,017,745	N	2/2/2015	4/1/2015	3/1/2020	4/1/2020	3/1/2025		4.24000%	0.00175%	0.00430%	0.02000%	0.00050%	4.21345%	Actual/360
16	Holiday Inn - Cherry Creek	72,398	19,475,000	19,475,000	1.9%	16,546,451	N	12/17/2014	2/11/2015	1/11/2017	2/11/2017	1/11/2025		4.31000%	0.00175%	0.00430%	0.06000%	0.00050%	4.24345%	Actual/360
17	312 Plum	80	18,379,000	18,379,000	1.8%	16,007,091	N	2/11/2015	4/1/2015	3/1/2018	4/1/2018	3/1/2025		4.28000%	0.00175%	0.00430%	0.02000%	0.00050%	4.25345%	Actual/360
18	Maple Leaf Apartments	48,143	18,150,000	18,150,000	1.7%	15,882,894	N	2/9/2015	3/6/2015	2/6/2018	3/6/2018	2/6/2025		4.49000%	0.00175%	0.00430%	0.02000%	0.00050%	4.46345%	Actual/360
19	Boca Hamptons Plaza Portfolio	166	18,000,000	18,000,000	1.7%	15,835,842	N	12/1/2014	1/6/2015	12/6/2017	1/6/2018	12/6/2024		4.72000%	0.00000%	0.00430%	0.02000%	0.00050%	4.69520%	Actual/360
19.01	Boca Hamptons Plaza		13,153,846	13,153,846	1.3%
19.02	Queens Industrial		2,561,538	2,561,538	0.2%
19.03	One Industrial Plaza		2,284,615	2,284,615	0.2%
20	Palms Plaza	241	17,500,000	17,500,000	1.7%	15,210,686	N	12/22/2014	2/1/2015	1/1/2018	2/1/2018	1/1/2025		4.20000%	0.00175%	0.00430%	0.02000%	0.00050%	4.17345%	Actual/360
21	Eden at Watersedge	19,208	16,000,000	16,000,000	1.5%	13,265,567	N	11/13/2014	1/5/2015	12/5/2015	1/5/2016	12/5/2024		4.39000%	0.00175%	0.00430%	0.06000%	0.00050%	4.32345%	Actual/360
22	Plaza Mayor Shopping Center	201	16,000,000	15,952,821	1.5%	12,755,612	N	12/11/2014	2/1/2015		2/1/2015	1/1/2025		4.10000%	0.00175%	0.00430%	0.02000%	0.00050%	4.07345%	Actual/360
23	Courtyard Fort Myers	117,754	15,779,000	15,779,000	1.5%	13,764,157	N	12/4/2014	1/11/2015	12/11/2017	1/11/2018	12/11/2024		4.35000%	0.00175%	0.00430%	0.03000%	0.00050%	4.31345%	Actual/360
24	Long Island Retail Portfolio	86	15,500,000	15,500,000	1.5%	14,197,805	N	2/13/2015	4/6/2015	3/6/2020	4/6/2020	3/6/2025		4.56000%	0.00175%	0.00430%	0.02000%	0.00050%	4.53345%	Actual/360
24.01	North Babylon Retail center		4,882,784	4,882,784	0.5%
24.02	East Meadow Retail Center		4,712,454	4,712,454	0.4%
24.03	Patchogue Retail Center		3,236,264	3,236,264	0.3%
24.04	Seaford Retail Center		2,668,498	2,668,498	0.3%
25	Residence Inn Little Rock Downtown	135,019	14,447,000	14,447,000	1.4%	12,602,242	N	12/4/2014	1/11/2015	12/11/2017	1/11/2018	12/11/2024		4.35000%	0.00175%	0.00430%	0.03000%	0.00050%	4.31345%	Actual/360
26	Courtyard Tampa Downtown	102,035	14,387,000	14,387,000	1.4%	12,549,903	N	12/4/2014	1/11/2015	12/11/2017	1/11/2018	12/11/2024		4.35000%	0.00175%	0.00430%	0.03000%	0.00050%	4.31345%	Actual/360
27	1351 Harbor Parkway	143	14,000,000	14,000,000	1.3%	11,815,599	N	2/9/2015	3/11/2015	2/11/2017	3/11/2017	2/11/2025		4.07000%	0.00175%	0.00430%	0.02000%	0.00050%	4.04345%	Actual/360
28	Casa Bandera Apartments	56,466	13,100,000	13,100,000	1.3%	11,080,702	N	1/13/2015	3/11/2015	2/11/2017	3/11/2017	2/11/2025		4.15000%	0.00175%	0.00430%	0.02000%	0.00050%	4.12345%	Actual/360
29	City Sports Clubs - Sunnyvale	266	12,000,000	12,000,000	1.1%	9,477,428	N	2/11/2015	3/11/2015	2/11/2017	3/11/2017	2/11/2025		4.19000%	0.00175%	0.00430%	0.02000%	0.00050%	4.16345%	Actual/360
30	Kohl’s - Simi Valley	134	11,750,000	11,750,000	1.1%	11,750,000	N	2/9/2015	3/6/2015	2/6/2025		2/6/2025		4.09500%	0.00175%	0.00430%	0.02000%	0.00050%	4.06845%	Actual/360
31	Breckenridge Apartments	41,176	10,500,000	10,500,000	1.0%	9,331,627	N	2/11/2015	3/11/2015	2/11/2019	3/11/2019	2/11/2025		4.11000%	0.00175%	0.00430%	0.04000%	0.00050%	4.06345%	Actual/360
32	MacGregor Park	87	10,000,000	10,000,000	1.0%	8,677,245	N	12/16/2014	2/1/2015	1/1/2018	2/1/2018	1/1/2025		4.13000%	0.00175%	0.00430%	0.02000%	0.00050%	4.10345%	Actual/360
33	Hampton Inn & Suites Knoxville	94,133	9,884,000	9,884,000	0.9%	8,621,898	N	12/4/2014	1/11/2015	12/11/2017	1/11/2018	12/11/2024		4.35000%	0.00175%	0.00430%	0.03000%	0.00050%	4.31345%	Actual/360
34	Springdale Plaza	54	9,675,000	9,660,155	0.9%	7,869,687	N	2/9/2015	3/6/2015		3/6/2015	2/6/2025		4.68000%	0.00175%	0.00430%	0.02000%	0.00050%	4.65345%	Actual/360
35	Charleston Festival	172	9,563,400	9,563,400	0.9%	7,838,803	N	2/11/2015	4/1/2015		4/1/2015	3/1/2025		4.90000%	0.00175%	0.00430%	0.06000%	0.00050%	4.83345%	Actual/360
36	Lakeview Village	102	9,500,000	9,500,000	0.9%	8,635,462	N	1/30/2015	3/1/2015	2/1/2020	3/1/2020	2/1/2025		4.09000%	0.00175%	0.00430%	0.06000%	0.00050%	4.02345%	Actual/360
37	StoreQuest Self Storage	177	9,000,000	9,000,000	0.9%	7,605,607	N	2/10/2015	4/1/2015	3/1/2017	4/1/2017	3/1/2025		4.11000%	0.00175%	0.00430%	0.02000%	0.00050%	4.08345%	Actual/360
38	Medical Arts Apartments	183,673	9,000,000	9,000,000	0.9%	7,599,226	N	2/5/2015	4/1/2015	3/1/2017	4/1/2017	3/1/2025		4.08000%	0.00175%	0.00430%	0.02000%	0.00050%	4.05345%	Actual/360
39	Crestline Manufactured Home Community	41,514	8,400,000	8,385,756	0.8%	6,633,527	N	2/2/2015	3/11/2015		3/11/2015	2/11/2025		3.84000%	0.00175%	0.00430%	0.02000%	0.00050%	3.81345%	Actual/360
40	Park Creek Manor	25,776	8,300,000	8,300,000	0.8%	7,108,561	N	2/6/2015	3/6/2015	2/6/2017	3/6/2017	2/6/2025		4.61000%	0.00175%	0.00430%	0.02000%	0.00050%	4.58345%	Actual/360
41	Milwaukee Apartment Portfolio	34,503	8,039,250	8,039,250	0.8%	6,837,082	N	1/30/2015	3/5/2015	3/5/2017	4/5/2017	2/5/2025		4.25000%	0.00175%	0.00430%	0.02000%	0.00050%	4.22345%	Actual/360
41.01	Riverwood Court/Rainbow Terrace		4,200,750	4,200,750	0.4%
41.02	Servite Village		3,838,500	3,838,500	0.4%
42	Staybridge Suites North Brunswick	91,525	7,700,000	7,688,075	0.7%	6,246,268	N	1/30/2015	3/1/2015		3/1/2015	2/1/2025		4.60000%	0.00175%	0.00430%	0.02000%	0.00050%	4.57345%	Actual/360
43	10611 Balls Ford Road	156	7,500,000	7,478,696	0.7%	6,028,042	N	12/22/2014	2/1/2015		2/1/2015	1/1/2025		4.33000%	0.00175%	0.00430%	0.02000%	0.00050%	4.30345%	Actual/360
44	Birchwood Landings	39,730	7,310,400	7,310,400	0.7%	6,675,722	N	2/12/2015	4/1/2015	3/1/2020	4/1/2020	3/1/2025		4.37000%	0.00175%	0.00430%	0.06000%	0.00050%	4.30345%	Actual/360
45	FedEx Portfolio Oxford, AL & El Dorado, AR	73	7,000,000	7,000,000	0.7%	6,658,891	N	1/30/2015	3/1/2015	2/1/2017	3/1/2017	2/1/2020		4.50000%	0.00175%	0.00430%	0.02000%	0.00050%	4.47345%	Actual/360
45.01	Oxford		4,737,000	4,737,000	0.5%
45.02	El Dorado		2,263,000	2,263,000	0.2%
46	Planet Self Storage - Southampton	123	6,250,000	6,250,000	0.6%	5,298,293	N	1/30/2015	3/1/2015	2/1/2017	3/1/2017	2/1/2025		4.23000%	0.00175%	0.00430%	0.02000%	0.00050%	4.20345%	Actual/360
47	Eden of Reynoldsburg	33,094	6,000,000	5,990,082	0.6%	4,774,513	N	2/5/2015	3/5/2015		3/5/2015	2/5/2025		4.05000%	0.00175%	0.00430%	0.11000%	0.00050%	3.93345%	Actual/360
48	Village Crossing	201	5,800,000	5,784,260	0.6%	4,706,907	N	12/31/2014	2/6/2015		2/6/2015	1/6/2025		4.61000%	0.00175%	0.00430%	0.02000%	0.00050%	4.58345%	Actual/360
49	Fairfield Inn & Suites - Cincinnati	59,911	5,700,000	5,691,539	0.5%	4,681,300	N	1/29/2015	3/6/2015		3/6/2015	2/6/2025		4.97000%	0.00175%	0.00430%	0.02000%	0.00050%	4.94345%	Actual/360
50	Holiday Inn Express Nicholasville	74,324	5,500,000	5,500,000	0.5%	4,447,687	N	2/11/2015	4/1/2015		4/1/2015	3/1/2025		4.50000%	0.00175%	0.00430%	0.02000%	0.00050%	4.47345%	Actual/360
51	Chesapeake Mills	21,073	5,500,000	5,478,902	0.5%	4,474,360	N	11/20/2014	1/6/2015		1/6/2015	12/6/2024		4.68000%	0.00175%	0.00430%	0.02000%	0.00050%	4.65345%	Actual/360
52	Comfort Suites Chesapeake	43,861	5,450,000	5,438,782	0.5%	3,999,492	N	2/11/2015	3/11/2015		3/11/2015	2/11/2025		4.50000%	0.00175%	0.00430%	0.07000%	0.00050%	4.42345%	Actual/360
53	Country Club Apartments	21,498	5,350,000	5,331,419	0.5%	4,430,251	N	12/8/2014	1/6/2015		1/6/2015	12/6/2024		5.22000%	0.00175%	0.00430%	0.02000%	0.00050%	5.19345%	Actual/360
54	Stor-n-Lock - Fort Collins	55	5,300,000	5,291,046	0.5%	4,190,044	N	1/15/2015	3/11/2015		3/11/2015	2/11/2025		3.87000%	0.00175%	0.00430%	0.02000%	0.00050%	3.84345%	Actual/360
55	Planet Self Storage - Newington	60	5,225,000	5,225,000	0.5%	4,544,560	N	1/30/2015	3/1/2015	2/1/2018	3/1/2018	2/1/2025		4.23000%	0.00175%	0.00430%	0.02000%	0.00050%	4.20345%	Actual/360
56	Hampton Inn Magnolia	75,000	5,100,000	5,100,000	0.5%	3,743,954	N	2/12/2015	4/5/2015		4/5/2015	3/5/2025		4.50000%	0.00175%	0.00430%	0.02000%	0.00050%	4.47345%	Actual/360
57	Hampton Inn Peachtree	81,967	5,000,000	5,000,000	0.5%	3,382,263	N	2/12/2015	4/5/2015		4/5/2015	3/5/2025		4.70000%	0.00175%	0.00430%	0.02000%	0.00050%	4.67345%	Actual/360
58	Orlando Industrial	39	5,000,000	5,000,000	0.5%	4,386,518	N	2/3/2015	3/6/2015	2/6/2018	3/6/2018	2/6/2025		4.60000%	0.00175%	0.00430%	0.02000%	0.00050%	4.57345%	Actual/360
58.01	Hameco Warehouse		3,290,000	3,290,000	0.3%
58.02	Nathan’s Warehouse		1,710,000	1,710,000	0.2%
59	Security Public Storage - Santa Fe Springs	52	5,000,000	4,991,695	0.5%	3,973,033	N	1/21/2015	3/11/2015		3/11/2015	2/11/2025		4.01000%	0.00175%	0.00430%	0.02000%	0.00050%	3.98345%	Actual/360
60	Shops Of Village Green	120	4,800,000	4,800,000	0.5%	4,071,327	N	1/16/2015	3/11/2015	2/11/2017	3/11/2017	2/11/2025		4.25000%	0.00175%	0.00430%	0.07000%	0.00050%	4.17345%	Actual/360
61	Neighborhood Self Storage	58	4,780,000	4,780,000	0.5%	4,054,362	N	2/3/2015	3/5/2015	2/5/2017	3/5/2017	2/5/2025		4.25000%	0.00175%	0.00430%	0.06000%	0.00050%	4.18345%	Actual/360
62	Great Bridge Marketplace	134	4,700,000	4,700,000	0.4%	3,833,216	N	2/12/2015	4/1/2015		4/1/2015	3/1/2025		4.75000%	0.00175%	0.00430%	0.02000%	0.00050%	4.72345%	Actual/360
63	Planet Self Storage - Washington	70	4,450,000	4,450,000	0.4%	3,870,487	N	1/30/2015	3/1/2015	2/1/2018	3/1/2018	2/1/2025		4.23000%	0.00175%	0.00430%	0.02000%	0.00050%	4.20345%	Actual/360
64	Magdalene Center	103	4,200,000	4,188,695	0.4%	3,414,233	N	12/30/2014	2/6/2015		2/6/2015	1/6/2025		4.66000%	0.00175%	0.00430%	0.02000%	0.00050%	4.63345%	Actual/360
65	Arctic Gardens	66,667	4,000,000	4,000,000	0.4%	3,238,021	N	2/3/2015	4/1/2015		4/1/2015	3/1/2025		4.53000%	0.00175%	0.00430%	0.06000%	0.00050%	4.46345%	Actual/360
66	Woodlands Green Center	140	3,910,000	3,910,000	0.4%	3,576,061	N	12/18/2014	2/6/2015	1/6/2020	2/6/2020	1/6/2025		4.46000%	0.00175%	0.00430%	0.02000%	0.00050%	4.43345%	Actual/360
67	Mount Laurel Center	128	3,900,000	3,893,706	0.4%	3,125,598	N	1/23/2015	3/1/2015		3/1/2015	2/1/2025		4.25000%	0.00175%	0.00430%	0.02000%	0.00050%	4.22345%	Actual/360
68	Planet Self Storage - Quakertown	57	3,850,000	3,850,000	0.4%	3,348,623	N	1/30/2015	3/1/2015	2/1/2018	3/1/2018	2/1/2025		4.23000%	0.00175%	0.00430%	0.02000%	0.00050%	4.20345%	Actual/360
69	Koko Plaza	113	3,850,000	3,850,000	0.4%	3,270,016	N	1/21/2015	3/11/2015	2/11/2017	3/11/2017	2/11/2025		4.30000%	0.00175%	0.00430%	0.02000%	0.00050%	4.27345%	Actual/360
70	Eureka Village	33,873	3,800,000	3,793,831	0.4%	3,040,083	N	1/28/2015	3/11/2015		3/11/2015	2/11/2025		4.20000%	0.00175%	0.00430%	0.05000%	0.00050%	4.14345%	Actual/360
71	Watson & Taylor Self Storage	65	3,646,000	3,646,000	0.3%	3,404,056	N	1/8/2015	2/11/2015	1/11/2018	2/11/2018	1/11/2022		4.50000%	0.00175%	0.00430%	0.02000%	0.00050%	4.47345%	Actual/360
72	Winbury Professional Center	127	3,650,000	3,640,271	0.3%	2,973,140	N	12/8/2014	2/1/2015		2/1/2015	1/1/2025		4.72000%	0.00175%	0.00430%	0.11000%	0.00050%	4.60345%	Actual/360
73	Petrie Smithman Retail	141	3,500,000	3,500,000	0.3%	3,091,295	N	1/21/2015	3/6/2015	2/6/2018	3/6/2018	2/6/2025		4.90000%	0.00175%	0.00430%	0.02000%	0.00050%	4.87345%	Actual/360
74	Southland Plaza	46	3,350,000	3,344,812	0.3%	2,717,532	N	1/16/2015	3/1/2015		3/1/2015	2/1/2025		4.60000%	0.00175%	0.00430%	0.06000%	0.00050%	4.53345%	Actual/360
75	Cornerstone Crossing	20,280	3,250,000	3,244,847	0.3%	2,618,362	N	2/5/2015	3/5/2015		3/5/2015	2/5/2025		4.40000%	0.00175%	0.00430%	0.11000%	0.00050%	4.28345%	Actual/360
76	Planet Self Storage - South Boston	123	3,200,000	3,200,000	0.3%	2,712,726	N	1/30/2015	3/1/2015	2/1/2017	3/1/2017	2/1/2025		4.23000%	0.00175%	0.00430%	0.02000%	0.00050%	4.20345%	Actual/360
77	Planet Self Storage - Brookfield	49	3,150,000	3,150,000	0.3%	2,598,402	N	1/30/2015	3/1/2015	2/1/2016	3/1/2016	2/1/2025		4.23000%	0.00175%	0.00430%	0.02000%	0.00050%	4.20345%	Actual/360
78	Peoria Multifamily Portfolio	30,000	3,000,000	3,000,000	0.3%	2,235,518	N	2/12/2015	4/1/2015		4/1/2015	3/1/2025		4.90000%	0.00175%	0.00430%	0.02000%	0.00050%	4.87345%	Actual/360
78.01	Golfview Apartments		1,980,000	1,980,000	0.2%
78.02	Madison Bluff Apartments		540,000	540,000	0.1%
78.03	Parkview Townhomes		480,000	480,000	0.0%
79	EZ Stor - Mini Storage	42	3,000,000	2,995,227	0.3%	2,414,431	N	1/28/2015	3/11/2015		3/11/2015	2/11/2025		4.37000%	0.00175%	0.00430%	0.06000%	0.00050%	4.30345%	Actual/360
80	Jamul Shopping Village	105	3,000,000	2,993,572	0.3%	2,168,816	N	1/14/2015	3/11/2015		3/11/2015	2/11/2025		4.11000%	0.00175%	0.00430%	0.09000%	0.00050%	4.01345%	Actual/360
81	Laurel Self Storage	86	3,000,000	2,992,210	0.3%	2,456,748	N	12/19/2014	2/6/2015		2/6/2015	1/6/2025		4.88000%	0.00175%	0.00430%	0.02000%	0.00050%	4.85345%	Actual/360
82	Vista De Palmas	30,469	2,925,000	2,925,000	0.3%	2,504,464	N	1/14/2015	3/6/2015	2/6/2017	3/6/2017	2/6/2025		4.60000%	0.00175%	0.00430%	0.02000%	0.00050%	4.57345%	Actual/360
83	Coulter Forum	85	2,885,000	2,885,000	0.3%	2,378,311	N	1/22/2015	3/1/2015	2/1/2016	3/1/2016	2/1/2025		4.21000%	0.00175%	0.00430%	0.06000%	0.00050%	4.14345%	Actual/360
84	Out O’Space Storage	44	2,450,000	2,450,000	0.2%	2,119,682	N	1/30/2015	3/1/2015	2/1/2018	3/1/2018	2/1/2025		4.01000%	0.00175%	0.00430%	0.02000%	0.00050%	3.98345%	Actual/360
85	Casa Loma Estates MHC	17,424	2,300,000	2,300,000	0.2%	1,891,450	N	2/10/2015	4/5/2015		4/5/2015	3/5/2025		5.00000%	0.00175%	0.00430%	0.02000%	0.00050%	4.97345%	Actual/360
86	Blue Star Storage & Business Park	56	2,225,000	2,221,554	0.2%	1,804,928	N	1/21/2015	3/5/2015		3/5/2015	2/5/2025		4.60000%	0.00175%	0.00430%	0.02000%	0.00050%	4.57345%	Actual/360
87	Lambertson Lakes	156	2,100,000	2,100,000	0.2%	1,705,781	N	2/11/2015	4/5/2015		4/5/2015	3/5/2025		4.63000%	0.00175%	0.00430%	0.02000%	0.00050%	4.60345%	Actual/360
88	Tin Star Storage	48	2,080,000	2,080,000	0.2%	1,682,035	N	2/13/2015	4/1/2015		4/1/2015	3/1/2025		4.50000%	0.00175%	0.00430%	0.02000%	0.00050%	4.47345%	Actual/360
89	330 E Main Street	146	2,000,000	2,000,000	0.2%	1,625,657	N	2/5/2015	4/1/2015		4/1/2015	3/1/2025		4.65000%	0.00175%	0.00430%	0.02000%	0.00050%	4.62345%	Actual/360
90	Generations Plaza I & II	113	1,950,000	1,946,827	0.2%	1,558,936	N	1/16/2015	3/11/2015		3/11/2015	2/11/2025		4.18000%	0.00175%	0.00430%	0.09000%	0.00050%	4.08345%	Actual/360
91	Central Self Storage-Harvey	34	1,932,000	1,932,000	0.2%	1,636,003	N	2/5/2015	3/11/2015	2/11/2017	3/11/2017	2/11/2025		4.19000%	0.00175%	0.00430%	0.02000%	0.00050%	4.16345%	Actual/360
92	Appletree Apartments	41,304	1,900,000	1,900,000	0.2%	1,536,474	N	2/13/2015	4/1/2015		4/1/2015	3/1/2025		4.50000%	0.00175%	0.00430%	0.02000%	0.00050%	4.47345%	Actual/360
93	Shoppes at Town Square	156	1,700,000	1,700,000	0.2%	1,361,355	N	2/17/2015	4/11/2015		4/11/2015	3/11/2025		4.22000%	0.00175%	0.00430%	0.02000%	0.00050%	4.19345%	Actual/360
94	Cookson MHP	16,484	1,500,000	1,500,000	0.1%	1,219,244	N	2/5/2015	4/1/2015		4/1/2015	3/1/2025		4.65000%	0.00175%	0.00430%	0.02000%	0.00050%	4.62345%	Actual/360
95	Shady Bayou	13,326	1,095,000	1,092,718	0.1%	799,910	N	2/5/2015	3/5/2015		3/5/2015	2/5/2025		4.38000%	0.00175%	0.00430%	0.02000%	0.00050%	4.35345%	Actual/360

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity (Mos.)	Remaining Term to Maturity (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)(5)	Grace Period Late (Days)	Appraised Value ($)(6)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental
1	Westfield Palm Desert	203,437.86	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),GRTR 1% or YM or D(89),O(7)	4	4	212,000,000	11/13/2014
2	WP Carey Self Storage Portfolio VI	236,814.94	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0	L(24),D(92),O(4)	0	5	74,750,000	Various
2.01	Fibber McGee’s Closet														17,100,000	1/17/2015
2.02	Rancho Pueblo Self Storage-Temecula														10,000,000	1/9/2015
2.03	Extra Space Storage & Bay Colony RV Park														8,500,000	11/11/2014
2.04	Valrico Self Storage														9,250,000	1/18/2015
2.05	Safe and Sound Storage														8,600,000	11/10/2014
2.06	Big Tex Self Storage-Humble														7,800,000	1/9/2015
2.07	Central Storage														6,100,000	11/12/2014
2.08	Storage XXtra														4,400,000	11/18/2014
2.09	US 1 Self Storage-Sebastian														3,000,000	1/16/2015
3	312 Elm	227,698.35	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	5	3	67,000,000	1/20/2015
4	Marriott Greensboro	229,524.83	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(89),O(4)	0	0	63,800,000	10/16/2014
5	Capital Penn Self Storage Portfolio	192,188.15	Amortizing Balloon		84	83	0	0	360	359	1	L(25),D(55),O(4)	0	0	54,100,000	Various
5.01	Capital Self Storage - Mechanicsburg														9,670,000	12/16/2014
5.02	Capital Self Storage - Enola														6,650,000	12/16/2014
5.03	Capital Self Storage - East York														6,450,000	12/15/2014
5.04	Capital Self Storage - Middletown														6,040,000	12/16/2014
5.05	Capital Self Storage - Harrisburg West														5,700,000	12/16/2014
5.06	Capital Self Storage - Harrisburg North														5,450,000	12/16/2014
5.07	Capital Self Storage - Hanover														4,550,000	12/15/2014
5.08	Capital Self Storage - Dover														4,520,000	12/15/2014
5.09	Capital Self Storage - West York														5,070,000	12/15/2014
6	Albuquerque Plaza	187,459.16	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)	0	5	57,000,000	12/2/2014
7	South Shore Place	142,512.07	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360	360	1	L(25),D(91),O(4)	0	5	41,600,000	12/31/2014
8	Maxwell Hotel	147,277.47	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	5	5	44,100,000	11/25/2014
9	300 East Lombard	138,038.90	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5	38,500,000	12/17/2014
10	Amargosa Portfolio	130,544.75	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	5	37,180,000	Various
10.01	Burlington Coat Factory														13,200,000	9/1/2014
10.02	Southern Plaza														12,000,000	8/1/2014
10.03	Northgate Shopping Center														6,480,000	7/22/2014
10.04	Gold’s Gym														5,500,000	7/21/2014
11	Residence Inn Tampa Westshore Airport	117,329.26	Interest-only, Amortizing Balloon	Actual/360	120	117	36	33	360	360	3	L(23),GRTR 1% or YM(93),O(4)	0	5	37,600,000	11/1/2015
12	Orbital ATK Office	111,470.77	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(88),O(7)	0	0	37,950,000	11/25/2014
13	Depot Park	79,022.50	Interest-only, Balloon	Actual/360	120	117	120	117	0	0	3	L(28),GRTR 1% or YM(88),O(4)	5	5	76,000,000	7/14/2014
14	Residence Inn Charlotte Southpark	102,350.10	Interest-only, Amortizing Balloon	Actual/360	120	117	36	33	360	360	3	L(23),GRTR 1% or YM(93),O(4)	0	15	32,600,000	11/1/2015
15	212 South Tryon	97,155.55	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0	L(24),D(92),O(4)	5	15	28,270,000	12/23/2014
16	Holiday Inn - Cherry Creek	96,490.60	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2	L(26),D(87),O(7)	0	5	28,300,000	10/29/2014
17	312 Plum	90,736.71	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	5	3	26,500,000	1/20/2015
18	Maple Leaf Apartments	91,855.57	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	0	0	28,000,000	10/10/2014
19	Boca Hamptons Plaza Portfolio	93,571.31	Interest-only, Amortizing Balloon	Actual/360	120	117	36	33	360	360	3	L(27),D(89),O(4)	0	0	38,100,000	Various
19.01	Boca Hamptons Plaza														26,700,000	10/28/2014
19.02	Queens Industrial														6,400,000	10/17/2014
19.03	One Industrial Plaza														5,000,000	10/17/2014
20	Palms Plaza	85,578.01	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(87),O(7)	5	0	24,600,000	10/21/2014
21	Eden at Watersedge	80,027.26	Interest-only, Amortizing Balloon	Actual/360	120	117	12	9	360	360	3	L(27),D(89),O(4)	0	0	21,500,000	10/3/2014
22	Plaza Mayor Shopping Center	77,311.74	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(89),O(5)	5	0	21,700,000	11/20/2014
23	Courtyard Fort Myers	78,549.72	Interest-only, Amortizing Balloon	Actual/360	120	117	36	33	360	360	3	L(23),GRTR 1% or YM(93),O(4)	0	5	26,400,000	11/1/2015
24	Long Island Retail Portfolio	79,089.77	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0	L(35),GRTR 1% or YM(81),O(4)	0	0	27,300,000	Various
24.01	North Babylon Retail center														8,600,000	10/10/2014
24.02	East Meadow Retail Center														8,300,000	10/10/2014
24.03	Patchogue Retail Center														5,700,000	10/4/2014
24.04	Seaford Retail Center														4,700,000	10/10/2014
25	Residence Inn Little Rock Downtown	71,918.87	Interest-only, Amortizing Balloon	Actual/360	120	117	36	33	360	360	3	L(23),GRTR 1% or YM(93),O(4)	0	5	20,600,000	11/1/2014
26	Courtyard Tampa Downtown	71,620.18	Interest-only, Amortizing Balloon	Actual/360	120	117	36	33	360	360	3	L(23),GRTR 1% or YM(93),O(4)	0	5	21,500,000	11/1/2014
27	1351 Harbor Parkway	67,404.36	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),GRTR 1% or YM or D(88),O(7)	0	5	20,680,000	12/16/2014
28	Casa Bandera Apartments	63,679.54	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),GRTR 1% or YM(91),O(4)	0	5	18,900,000	12/12/2014
29	City Sports Clubs - Sunnyvale	64,606.09	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	300	300	1	L(25),GRTR 1% or YM or D(88),O(7)	0	5	20,050,000	12/17/2014
30	Kohl’s - Simi Valley	40,653.78	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	0	21,800,000	12/19/2014
31	Breckenridge Apartments	50,796.76	Interest-only, Amortizing Balloon	Actual/360	120	119	48	47	360	360	1	L(25),D(91),O(4)	0	5	15,700,000	11/19/2014
32	MacGregor Park	48,494.03	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(89),O(5)	5	15	13,900,000	11/10/2014
33	Hampton Inn & Suites Knoxville	49,203.72	Interest-only, Amortizing Balloon	Actual/360	120	117	36	33	360	360	3	L(23),GRTR 1% or YM(93),O(4)	0	5	14,100,000	11/1/2014
34	Springdale Plaza	50,061.97	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(88),O(7)	0	0	12,900,000	12/23/2014
35	Charleston Festival	50,755.52	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	5	5	13,920,000	11/25/2014
36	Lakeview Village	45,848.75	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	5	5	14,100,000	10/30/2014
37	StoreQuest Self Storage	43,540.08	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0	L(24),D(92), O(4)	5	7	12,150,000	12/17/2014
38	Medical Arts Apartments	43,383.50	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0	L(24),D(92),O(4)	5	0	13,100,000	12/22/2014
39	Crestline Manufactured Home Community	39,331.94	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM(91),O(4)	0	5	11,730,000	12/16/2014
40	Park Creek Manor	42,599.10	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	0	11,500,000	12/9/2014
41	Milwaukee Apartment Portfolio	39,548.28	Interest-only, Amortizing Balloon	Actual/360	120	119	25	24	360	360	1	L(25),D(92),O(3)	0	0	11,100,000	10/14/2014
41.01	Riverwood Court/Rainbow Terrace														5,800,000	10/14/2014
41.02	Servite Village														5,300,000	10/14/2014
42	Staybridge Suites North Brunswick	39,473.62	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	11,500,000	11/1/2014
43	10611 Balls Ford Road	37,247.59	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	5	7	10,000,000	8/7/2014
44	Birchwood Landings	36,478.19	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0	L(25),GRTR 1% or YM(91),O(4)	5	5	9,700,000	12/12/2014
45	FedEx Portfolio Oxford, AL & El Dorado, AR	35,467.97	Interest-only, Amortizing Balloon	Actual/360	60	59	24	23	360	360	1	L(25),D(34),O(1)	5	5	9,900,000	11/14/2014
45.01	Oxford														6,700,000	11/14/2014
45.02	El Dorado														3,200,000	11/14/2014
46	Planet Self Storage - Southampton	30,673.11	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),GRTR 1% or YM(92),O(3)	0	0	8,710,000	12/6/2014
47	Eden of Reynoldsburg	28,818.14	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	8,100,000	12/2/2014
48	Village Crossing	29,768.05	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	8,400,000	12/5/2014
49	Fairfield Inn & Suites - Cincinnati	30,494.41	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(88),O(7)	0	0	8,200,000	12/4/2014
50	Holiday Inn Express Nicholasville	27,867.69	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(94),O(2)	5	5	8,000,000	12/19/2014
51	Chesapeake Mills	28,459.00	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(89),O(4)	0	0	7,500,000	11/4/2014
52	Comfort Suites Chesapeake	30,292.87	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)	0	5	8,000,000	12/1/2014
53	Country Club Apartments	29,443.57	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(80),O(13)	0	0	7,600,000	10/8/2014
54	Stor-n-Lock - Fort Collins	24,907.41	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM(91),O(4)	0	5	12,100,000	12/17/2014
55	Planet Self Storage - Newington	25,642.72	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),GRTR 1% or YM(92),O(3)	0	0	7,020,000	12/22/2014
56	Hampton Inn Magnolia	28,347.46	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(93),O(3)	0	0	7,900,000	12/22/2014
57	Hampton Inn Peachtree	30,423.11	Amortizing Balloon		120	120	0	0	264	264	0	L(24),D(93),O(3)	0	0	7,000,000	12/16/2014
58	Orlando Industrial	25,632.22	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(23),GRTR 1% or YM(93),O(4)	0	0	7,000,000	10/21/2014
58.01	Hameco Warehouse														4,600,000	10/21/2014
58.02	Nathan’s Warehouse														2,400,000	10/21/2014
59	Security Public Storage - Santa Fe Springs	23,899.60	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5	8,350,000	11/4/2014
60	Shops Of Village Green	23,613.11	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),GRTR 1% or YM(91),O(4)	0	5	6,450,000	12/9/2014
61	Neighborhood Self Storage	23,514.73	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	0	6,800,000	12/17/2014
62	Great Bridge Marketplace	24,517.42	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	6,600,000	12/15/2014
63	Planet Self Storage - Washington	21,839.25	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),GRTR 1% or YM(92),O(3)	0	0	5,960,000	12/1/2014
64	Magdalene Center	21,681.93	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(87),O(7)	0	0	5,675,000	11/25/2014
65	Arctic Gardens	20,338.78	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	5	5	5,550,000	12/12/2014
66	Woodlands Green Center	19,718.57	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58	360	360	2	L(24),GRTR 1% or YM(83),O(13)	0	10	5,400,000	11/17/2014
67	Mount Laurel Center	19,185.66	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	5,450,000	12/16/2014
68	Planet Self Storage - Quakertown	18,894.64	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),GRTR 1% or YM(92),O(3)	0	0	5,330,000	12/1/2014
69	Koko Plaza	19,052.55	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	5	5,525,000	12/5/2014
70	Eureka Village	18,582.65	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5	5,125,000	12/9/2014
71	Watson & Taylor Self Storage	18,473.75	Interest-only, Amortizing Balloon	Actual/360	84	82	36	34	360	360	2	L(26),D(51),O(7)	0	5	5,400,000	12/15/2014
72	Winbury Professional Center	18,974.18	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	5	0	4,870,000	10/3/2014
73	Petrie Smithman Retail	18,575.44	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	0	0	5,150,000	12/9/2014
74	Southland Plaza	17,173.59	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	4,500,000	11/18/2014
75	Cornerstone Crossing	16,274.73	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	4,800,000	12/2/2014
76	Planet Self Storage - South Boston	15,704.63	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),GRTR 1% or YM(92),O(3)	0	0	4,450,000	12/9/2014
77	Planet Self Storage - Brookfield	15,459.25	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360	360	1	L(25),GRTR 1% or YM(92),O(3)	0	0	4,340,000	12/9/2014
78	Peoria Multifamily Portfolio	17,363.36	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(93),O(3)	0	0	4,300,000	12/19/2014
78.01	Golfview Apartments														2,838,000	12/19/2014
78.02	Madison Bluff Apartments														774,000	12/19/2014
78.03	Parkview Townhomes														688,000	12/19/2014
79	EZ Stor - Mini Storage	14,969.71	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5	4,990,000	12/19/2014
80	Jamul Shopping Village	16,017.88	Amortizing Balloon		120	119	0	0	300	299	1	L(25),GRTR 1% or YM(88),O(7)	0	5	5,150,000	12/10/2014
81	Laurel Self Storage	15,885.35	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	4,050,000	11/6/2014
82	Vista De Palmas	14,994.85	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	0	3,900,000	11/17/2014
83	Coulter Forum	14,124.99	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360	360	1	L(25),D(91),O(4)	5	5	3,850,000	12/12/2014
84	Out O’Space Storage	11,710.80	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),GRTR 1% or YM(89),O(6)	0	0	3,400,000	12/20/2014
85	Casa Loma Estates MHC	12,346.90	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	4,600,000	12/17/2014
86	Blue Star Storage & Business Park	11,406.34	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM(92),O(3)	0	0	3,600,000	12/5/2014
87	Lambertson Lakes	10,803.21	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	2,950,000	11/22/2014
88	Tin Star Storage	10,539.05	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(93),O(3)	0	5	3,000,000	1/9/2015
89	330 E Main Street	10,312.74	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	2,700,000	11/14/2014
90	Generations Plaza I & II	9,513.09	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM(88),O(7)	0	5	2,770,000	11/21/2014
91	Central Self Storage-Harvey	9,436.54	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	5	2,760,000	12/10/2014
92	Appletree Apartments	9,627.02	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	3,110,000	9/19/2014
93	Shoppes at Town Square	8,333.15	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	5	2,280,000	12/22/2014
94	Cookson MHP	7,734.55	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0	2,300,000	12/5/2014
95	Shady Bayou	6,012.02	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)	0	0	1,690,000	9/25/2014

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(4)(7)	U/W NCF DSCR (x)(4)(7)	Cut-off Date LTV Ratio(4)(6)(7)	LTV Ratio at Maturity (4)(6)(7)	Cut-off Date U/W NOI Debt Yield(4)(7)	Cut-off Date U/W NCF Debt Yield(4)(7)	U/W Revenues ($)(8)	U/W Expenses ($)(8)	U/W Net Operating Income ($)(8)	U/W Replacement ($)(8)	U/W TI/LC ($)	U/W Net Cash Flow ($)(8)	Occupancy Rate
1	Westfield Palm Desert							2.77	2.61	59.0%	59.0%	10.8%	10.2%	22,039,731	8,506,070	13,533,661	310,923	484,217	12,738,521	95.6%
2	WP Carey Self Storage Portfolio VI							1.48	1.44	64.4%	58.7%	8.7%	8.5%	7,431,565	3,227,301	4,204,265	112,529	0	4,091,735	85.8%
2.01	Fibber McGee’s Closet													1,521,869	534,834	987,035	27,743	0	959,293	86.9%
2.02	Rancho Pueblo Self Storage-Temecula													846,430	338,538	507,892	13,686	0	494,206	87.0%
2.03	Extra Space Storage & Bay Colony RV Park													1,248,921	588,153	660,768	11,558	0	649,210	90.4%
2.04	Valrico Self Storage													725,223	322,970	402,253	10,295	0	391,958	92.1%
2.05	Safe and Sound Storage													852,828	344,119	508,709	9,552	0	499,157	95.2%
2.06	Big Tex Self Storage-Humble													722,547	349,479	373,068	8,974	0	364,093	87.5%
2.07	Central Storage													582,900	353,702	229,198	11,245	0	217,953	62.5%
2.08	Storage XXtra													495,326	179,033	316,293	11,227	0	305,066	81.4%
2.09	US 1 Self Storage-Sebastian													435,521	216,473	219,048	8,248	0	210,800	90.6%
3	312 Elm							2.02	1.80	68.8%	60.0%	12.0%	10.6%	9,391,092	3,878,210	5,512,882	151,752	455,255	4,905,875	85.2%
4	Marriott Greensboro							1.83	1.66	68.7%	56.2%	11.5%	10.4%	11,723,328	6,686,952	5,036,376	0	0	4,567,443	62.2%
5	Capital Penn Self Storage Portfolio							1.76	1.72	69.5%	61.0%	10.8%	10.5%	5,646,596	1,590,850	4,055,746	88,871	0	3,966,876	67.9%
5.01	Capital Self Storage - Mechanicsburg													914,534	200,470	714,064	11,723	0	702,342	80.2%
5.02	Capital Self Storage - Enola													690,305	157,054	533,251	8,786	0	524,465	80.9%
5.03	Capital Self Storage - East York													695,975	184,145	511,830	9,608	0	502,222	74.1%
5.04	Capital Self Storage - Middletown													657,403	196,700	460,703	10,969	0	449,735	62.4%
5.05	Capital Self Storage - Harrisburg West													686,647	198,687	487,960	8,740	0	479,220	78.7%
5.06	Capital Self Storage - Harrisburg North													590,621	168,753	421,869	8,104	0	413,765	72.4%
5.07	Capital Self Storage - Hanover													524,270	165,458	358,812	8,865	0	349,947	76.5%
5.08	Capital Self Storage - Dover													500,661	170,111	330,550	11,494	0	319,056	51.2%
5.09	Capital Self Storage - West York													386,180	149,472	236,708	10,583	0	226,125	42.4%
6	Albuquerque Plaza							1.85	1.65	61.3%	44.4%	11.9%	10.6%	8,103,523	3,939,897	4,163,626	89,549	372,642	3,701,434	83.1%
7	South Shore Place							1.36	1.30	71.2%	58.4%	7.9%	7.5%	3,077,707	753,171	2,324,536	6,811	87,902	2,229,823	100.0%
8	Maxwell Hotel							1.91	1.75	67.0%	58.5%	11.4%	10.5%	7,053,641	3,679,757	3,373,884	0	0	3,091,738	86.7%
9	300 East Lombard							1.55	1.38	74.5%	59.4%	8.9%	8.0%	5,403,983	2,839,900	2,564,082	45,097	225,485	2,293,500	96.5%
10	Amargosa Portfolio							1.64	1.52	71.5%	60.6%	9.7%	9.0%	3,692,452	1,123,034	2,569,418	33,886	147,698	2,387,834	98.9%
10.01	Burlington Coat Factory													1,317,480	362,201	955,278	12,489	52,699	890,090	100.0%
10.02	Southern Plaza													1,302,717	513,287	789,430	11,285	52,109	726,037	96.6%
10.03	Northgate Shopping Center													523,727	67,013	456,713	5,162	20,949	430,602	100.0%
10.04	Gold’s Gym													548,529	180,533	367,996	4,950	21,941	341,105	100.0%
11	Residence Inn Tampa Westshore Airport							2.06	1.88	62.7%	54.7%	12.3%	11.3%	6,179,167	3,278,148	2,901,019	0	0	2,653,852	86.1%
12	Orbital ATK Office							1.68	1.57	58.0%	50.7%	10.2%	9.5%	2,815,365	572,307	2,243,057	18,030	128,076	2,096,951	100.0%
13	Depot Park							2.91	2.49	60.0%	60.0%	12.8%	10.9%	10,943,007	5,122,652	5,820,354	211,209	620,095	4,989,050	67.7%
14	Residence Inn Charlotte Southpark							2.04	1.87	63.1%	55.0%	12.2%	11.2%	5,219,545	2,718,291	2,501,254	0	0	2,292,472	74.3%
15	212 South Tryon							1.51	1.33	69.9%	63.7%	8.9%	7.9%	3,049,679	1,283,504	1,766,175	39,648	172,382	1,554,145	84.3%
16	Holiday Inn - Cherry Creek							1.99	1.68	68.8%	58.5%	11.8%	10.0%	8,983,723	6,676,375	2,307,348	0	0	1,947,999	83.8%
17	312 Plum							2.02	1.69	69.4%	60.4%	12.0%	10.0%	4,108,969	1,904,878	2,204,091	82,958	276,525	1,844,608	83.6%
18	Maple Leaf Apartments							1.54	1.45	64.8%	56.7%	9.3%	8.8%	3,665,573	1,971,063	1,694,509	94,250	0	1,600,259	96.8%
19	Boca Hamptons Plaza Portfolio							1.52	1.40	68.2%	60.0%	9.5%	8.7%	3,477,863	1,005,280	2,472,583	26,390	181,656	2,264,538	91.9%
19.01	Boca Hamptons Plaza													2,444,318	626,928	1,817,390	13,982	123,217	1,680,190	86.4%
19.02	Queens Industrial													537,210	164,635	372,575	6,000	38,837	327,738	100.0%
19.03	One Industrial Plaza													496,335	213,717	282,618	6,407	19,602	256,609	100.0%
20	Palms Plaza							1.62	1.55	71.1%	61.8%	9.5%	9.1%	2,375,137	711,638	1,663,499	13,808	54,507	1,595,184	100.0%
21	Eden at Watersedge							1.78	1.52	74.4%	61.7%	10.7%	9.1%	4,813,582	3,107,259	1,706,323	250,685	0	1,455,638	97.5%
22	Plaza Mayor Shopping Center							1.34	1.28	73.5%	58.8%	7.8%	7.4%	1,642,292	396,808	1,245,484	15,908	42,625	1,186,951	98.0%
23	Courtyard Fort Myers							2.21	2.01	59.8%	52.1%	13.2%	12.0%	4,817,799	2,732,105	2,085,694	0	0	1,892,982	83.3%
24	Long Island Retail Portfolio							1.52	1.42	56.8%	52.0%	9.3%	8.7%	2,190,532	744,280	1,446,252	26,633	72,070	1,347,549	99.9%
24.01	North Babylon Retail center													966,066	453,614	512,452	5,483	24,370	482,600	100.0%
24.02	East Meadow Retail Center													300,078	21,804	278,274	7,590	13,800	256,884	100.0%
24.03	Patchogue Retail Center													352,688	23,963	328,725	8,800	22,000	297,925	100.0%
24.04	Seaford Retail Center													571,700	244,899	326,801	4,760	11,900	310,141	99.2%
25	Residence Inn Little Rock Downtown							2.22	2.03	70.1%	61.2%	13.2%	12.1%	4,118,301	2,205,566	1,912,735	0	0	1,748,003	80.0%
26	Courtyard Tampa Downtown							2.00	1.76	66.9%	58.4%	12.0%	10.5%	5,288,699	3,566,982	1,721,717	0	0	1,510,169	74.8%
27	1351 Harbor Parkway							1.72	1.56	67.7%	57.1%	9.9%	9.0%	1,843,015	452,982	1,390,033	19,596	105,361	1,265,077	100.0%
28	Casa Bandera Apartments							1.62	1.53	69.3%	58.6%	9.5%	8.9%	2,051,856	810,528	1,241,328	69,600	0	1,171,728	93.1%
29	City Sports Clubs - Sunnyvale							1.46	1.40	59.9%	47.3%	9.4%	9.0%	1,566,796	434,460	1,132,336	9,000	37,786	1,085,550	100.0%
30	Kohl’s - Simi Valley							2.23	2.23	53.9%	53.9%	9.3%	9.3%	1,090,044	0	1,090,044	0	0	1,090,044	100.0%
31	Breckenridge Apartments							1.75	1.64	66.9%	59.4%	10.2%	9.5%	2,314,802	1,246,750	1,068,052	76,800	0	1,002,510	96.5%
32	MacGregor Park							1.85	1.58	71.9%	62.4%	10.8%	9.2%	1,805,686	730,557	1,075,129	19,498	137,635	917,996	92.3%
33	Hampton Inn & Suites Knoxville							1.95	1.75	70.1%	61.1%	11.6%	10.5%	2,860,752	1,710,133	1,150,619	0	0	1,036,189	63.9%
34	Springdale Plaza							1.69	1.48	74.9%	61.0%	10.5%	9.2%	1,474,166	459,359	1,014,807	35,854	91,901	887,052	91.8%
35	Charleston Festival							1.46	1.35	68.7%	56.3%	9.3%	8.6%	1,177,441	290,540	886,901	8,337	56,961	821,603	87.8%
36	Lakeview Village							1.74	1.61	67.4%	61.2%	10.1%	9.3%	1,480,590	522,785	957,805	5,724	65,270	886,811	98.3%
37	StoreQuest Self Storage							1.72	1.71	74.1%	62.6%	10.0%	9.9%	1,347,616	450,182	897,434	5,425	0	892,009	86.8%
38	Medical Arts Apartments							1.52	1.48	68.7%	58.0%	8.8%	8.6%	959,674	170,430	789,244	17,525	0	771,719	98.0%
39	Crestline Manufactured Home Community							1.46	1.44	71.5%	56.6%	8.2%	8.1%	975,965	286,944	689,021	10,100	0	678,921	88.6%
40	Park Creek Manor							1.75	1.59	72.2%	61.8%	10.8%	9.8%	2,691,135	1,798,545	892,589	82,110	0	810,479	99.1%
41	Milwaukee Apartment Portfolio							1.54	1.39	72.4%	61.6%	9.1%	8.2%	1,998,586	1,267,751	730,835	70,326	0	660,509	92.3%
41.01	Riverwood Court/Rainbow Terrace													1,031,471	674,971	356,500	31,878	0	324,622	92.1%
41.02	Servite Village													967,115	592,780	374,335	38,448	0	335,887	92.5%
42	Staybridge Suites North Brunswick							1.84	1.63	66.9%	54.3%	11.4%	10.1%	2,466,989	1,593,903	873,086	0	0	774,406	79.5%
43	10611 Balls Ford Road							1.59	1.36	74.8%	60.3%	9.5%	8.1%	1,090,921	381,043	709,878	9,603	93,565	606,710	92.4%
44	Birchwood Landings							1.63	1.51	75.4%	68.8%	9.8%	9.1%	1,409,947	696,796	713,151	50,600	0	662,551	98.4%
45	FedEx Portfolio Oxford, AL & El Dorado, AR							1.45	1.36	70.7%	67.3%	8.8%	8.3%	737,961	121,824	616,137	14,417	22,879	578,841	100.0%
45.01	Oxford													498,386	76,699	421,687	10,803	15,052	395,831	100.0%
45.02	El Dorado													239,575	45,125	194,449	3,613	7,827	183,010	100.0%
46	Planet Self Storage - Southampton							1.43	1.41	71.8%	60.8%	8.4%	8.3%	992,191	466,504	525,687	7,637	0	518,049	78.5%
47	Eden of Reynoldsburg							1.65	1.48	74.0%	58.9%	9.5%	8.6%	1,461,509	890,647	570,862	57,825	0	513,037	86.7%
48	Village Crossing							1.68	1.51	68.9%	56.0%	10.4%	9.3%	767,211	166,786	600,426	5,749	55,720	538,956	92.9%
49	Fairfield Inn & Suites - Cincinnati							1.85	1.63	69.4%	57.1%	11.9%	10.5%	2,031,008	1,353,661	677,347	0	0	596,107	65.2%
50	Holiday Inn Express Nicholasville							1.85	1.65	68.8%	55.6%	11.3%	10.0%	1,742,272	1,122,467	619,805	0	0	550,114	69.7%
51	Chesapeake Mills							1.87	1.64	73.1%	59.7%	11.6%	10.2%	2,014,858	1,376,631	638,227	78,000	0	560,227	95.0%
52	Comfort Suites Chesapeake							1.90	1.64	68.0%	50.0%	12.7%	11.0%	2,309,533	1,620,366	689,167	0	0	596,786	69.5%
53	Country Club Apartments							1.45	1.26	70.2%	58.3%	9.6%	8.3%	1,345,652	832,194	513,457	69,192	0	444,265	91.0%
54	Stor-n-Lock - Fort Collins							2.40	2.37	43.7%	34.6%	13.5%	13.4%	1,093,737	377,109	716,628	9,675	0	706,953	86.5%
55	Planet Self Storage - Newington							1.45	1.41	74.4%	64.7%	8.6%	8.3%	760,549	313,145	447,404	13,376	0	434,028	80.5%
56	Hampton Inn Magnolia							1.94	1.74	64.6%	47.4%	12.9%	11.6%	1,670,965	1,011,385	659,580	0	0	592,741	56.4%
57	Hampton Inn Peachtree							1.71	1.54	71.4%	48.3%	12.5%	11.2%	1,589,383	964,474	624,908	0	0	561,333	84.7%
58	Orlando Industrial							1.82	1.55	71.4%	62.7%	11.2%	9.6%	705,141	145,640	559,501	19,530	61,830	478,140	100.0%
58.01	Hameco Warehouse													466,200	90,206	375,994	13,530	42,242	320,222	100.0%
58.02	Nathan’s Warehouse													238,941	55,434	183,507	6,000	19,588	157,919	100.0%
59	Security Public Storage - Santa Fe Springs							1.69	1.64	59.8%	47.6%	9.7%	9.4%	898,580	414,218	484,362	14,495	0	469,868	89.6%
60	Shops Of Village Green							1.79	1.65	74.4%	63.1%	10.5%	9.7%	709,152	202,971	506,181	8,784	29,956	467,441	100.0%
61	Neighborhood Self Storage							1.47	1.43	70.3%	59.6%	8.7%	8.4%	716,304	300,242	416,062	12,494	0	403,568	82.2%
62	Great Bridge Marketplace							1.77	1.63	71.2%	58.1%	11.1%	10.2%	660,446	140,181	520,265	5,280	34,683	480,302	95.5%
63	Planet Self Storage - Washington							1.44	1.40	74.7%	64.9%	8.5%	8.3%	654,985	277,813	377,172	9,518	0	367,654	80.6%
64	Magdalene Center							1.71	1.53	73.8%	60.2%	10.6%	9.5%	681,531	236,076	445,455	6,923	40,180	398,353	94.1%
65	Arctic Gardens							1.35	1.28	72.1%	58.3%	8.3%	7.8%	724,002	393,413	330,589	18,000	0	312,589	100.0%
66	Woodlands Green Center							1.67	1.54	72.4%	66.2%	10.1%	9.3%	523,899	129,850	394,050	4,750	24,512	364,788	100.0%
67	Mount Laurel Center							1.50	1.41	71.4%	57.4%	8.9%	8.4%	563,259	216,897	346,361	4,546	16,669	325,146	81.5%
68	Planet Self Storage - Quakertown							1.52	1.48	72.2%	62.8%	9.0%	8.7%	622,969	277,610	345,359	10,757	0	334,602	79.2%
69	Koko Plaza							1.62	1.44	69.7%	59.2%	9.6%	8.6%	654,212	284,194	370,018	6,835	33,002	330,182	93.1%
70	Eureka Village							1.68	1.55	74.0%	59.3%	9.9%	9.1%	797,905	422,888	375,017	29,792	0	345,225	100.0%
71	Watson & Taylor Self Storage							1.37	1.33	67.5%	63.0%	8.3%	8.1%	579,540	275,347	304,192	8,708	0	295,484	83.5%
72	Winbury Professional Center							1.66	1.46	74.7%	61.1%	10.4%	9.1%	582,644	204,895	377,749	8,852	37,396	331,500	97.6%
73	Petrie Smithman Retail							1.49	1.37	68.0%	60.0%	9.5%	8.7%	456,548	123,770	332,778	6,206	21,337	305,236	100.0%
74	Southland Plaza							1.82	1.53	74.3%	60.4%	11.2%	9.4%	590,414	216,274	374,140	23,957	35,859	314,324	95.6%
75	Cornerstone Crossing							1.72	1.50	67.6%	54.5%	10.4%	9.0%	1,013,175	677,009	336,166	44,000	0	292,166	98.1%
76	Planet Self Storage - South Boston							1.38	1.36	71.9%	61.0%	8.2%	8.0%	532,559	271,749	260,810	3,910	0	256,900	76.2%
77	Planet Self Storage - Brookfield							1.48	1.43	72.6%	59.9%	8.7%	8.4%	557,398	282,768	274,631	9,289	0	265,342	67.1%
78	Peoria Multifamily Portfolio							1.48	1.32	69.8%	52.0%	10.3%	9.2%	620,743	312,797	307,946	32,000	0	275,946	94.0%
78.01	Golfview Apartments													NAV	NAV	NAV	NAV	NAV	NAV	93.9%
78.02	Madison Bluff Apartments													NAV	NAV	NAV	NAV	NAV	NAV	94.4%
78.03	Parkview Townhomes													NAV	NAV	NAV	NAV	NAV	NAV	93.8%
79	EZ Stor - Mini Storage							1.58	1.52	60.0%	48.4%	9.5%	9.1%	516,412	232,218	284,195	10,607	0	273,588	88.4%
80	Jamul Shopping Village							1.99	1.88	58.1%	42.1%	12.8%	12.1%	511,576	128,259	383,317	5,824	15,841	361,651	100.0%
81	Laurel Self Storage							1.40	1.37	73.9%	60.7%	8.9%	8.7%	431,630	165,239	266,391	5,190	0	261,201	87.8%
82	Vista De Palmas							1.63	1.47	75.0%	64.2%	10.0%	9.0%	603,893	311,211	292,682	28,800	0	263,882	93.8%
83	Coulter Forum							1.70	1.51	74.9%	61.8%	10.0%	8.9%	421,679	132,774	288,905	5,088	27,891	255,926	100.0%
84	Out O’Space Storage							1.56	1.50	72.1%	62.3%	8.9%	8.6%	372,027	153,438	218,589	8,331	0	210,258	93.9%
85	Casa Loma Estates MHC							2.07	2.03	50.0%	41.1%	13.3%	13.1%	518,488	211,460	307,028	6,600	0	300,428	92.4%
86	Blue Star Storage & Business Park							1.61	1.56	61.7%	50.1%	9.9%	9.6%	398,483	178,228	220,255	6,328	0	213,927	89.5%
87	Lambertson Lakes							1.58	1.46	71.2%	57.8%	9.8%	9.0%	331,939	126,938	205,002	6,598	9,426	188,978	91.1%
88	Tin Star Storage							1.53	1.48	69.3%	56.1%	9.3%	9.0%	291,694	97,918	193,776	6,510	0	187,266	96.0%
89	330 E Main Street							1.52	1.38	74.1%	60.2%	9.4%	8.5%	323,268	135,445	187,824	2,738	14,166	170,920	100.0%
90	Generations Plaza I & II							1.78	1.60	70.3%	56.3%	10.4%	9.4%	298,989	95,624	203,365	3,439	17,194	182,732	100.0%
91	Central Self Storage-Harvey							1.60	1.54	70.0%	59.3%	9.4%	9.0%	408,681	227,977	180,704	6,321	0	174,383	87.0%
92	Appletree Apartments							1.49	1.37	61.1%	49.4%	9.1%	8.3%	310,037	137,908	172,129	13,800	0	158,329	100.0%
93	Shoppes at Town Square							1.76	1.63	74.6%	59.7%	10.4%	9.6%	237,326	61,023	176,304	2,184	11,173	162,947	100.0%
94	Cookson MHP							2.18	2.14	65.2%	53.0%	13.5%	13.2%	322,372	119,662	202,710	4,550	0	198,160	100.0%
95	Shady Bayou							1.74	1.69	64.7%	47.3%	11.5%	11.1%	264,408	138,599	125,809	4,100	0	121,709	95.1%

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Occupancy as-of Date(3)	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)(9)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)(9)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)
1	Westfield Palm Desert	2/2/2015			Actual 2014	20,473,560	7,308,206	13,165,354	0	13,165,354			Actual 2013	19,005,096	6,934,161	12,070,935	0	12,070,935
2	WP Carey Self Storage Portfolio VI	Various			Various	7,308,010	3,045,466	4,262,544	0	4,262,544			Actual 2013	6,635,477	3,037,715	3,597,762	0	3,597,762
2.01	Fibber McGee’s Closet	11/30/2014			Actual 2014	1,427,096	699,130	727,966	0	727,966			Actual 2013	1,246,197	586,578	659,618	0	659,618
2.02	Rancho Pueblo Self Storage-Temecula	1/8/2015			TTM 11/30/2014	846,430	287,591	558,839	0	558,839			Actual 2013	819,318	265,974	553,344	0	553,344
2.03	Extra Space Storage & Bay Colony RV Park	12/31/2014			TTM 11/30/2014	1,248,921	601,872	647,049	0	647,049			Actual 2013	1,139,314	600,244	539,070	0	539,070
2.04	Valrico Self Storage	12/31/2014			Actual 2014	756,441	303,036	453,405	0	453,405			Actual 2013	633,289	333,501	299,788	0	299,788
2.05	Safe and Sound Storage	12/31/2014			TTM 9/30/2014	852,828	227,539	625,289	0	625,289			Actual 2013	826,798	230,573	596,225	0	596,225
2.06	Big Tex Self Storage-Humble	12/31/2014			TTM 11/30/2014	722,547	249,456	473,091	0	473,091			Actual 2013	616,223	398,086	218,138	0	218,138
2.07	Central Storage	12/31/2014			TTM 9/30/2014	582,900	221,349	361,551	0	361,551			Actual 2013	545,792	237,730	308,062	0	308,062
2.08	Storage XXtra	12/31/2014			TTM 11/30/2014	495,326	187,048	308,278	0	308,278			Actual 2013	466,829	175,236	291,593	0	291,593
2.09	US 1 Self Storage-Sebastian	11/30/2014			TTM 11/30/2014	375,521	268,445	107,076	0	107,076			Actual 2013	341,718	209,793	131,924	0	131,924
3	312 Elm	2/11/2015			Actual 2014	9,220,348	3,836,413	5,383,935	0	5,383,935			Actual 2013	9,121,742	4,110,845	5,010,897	0	5,010,897
4	Marriott Greensboro	11/30/2014	135	84	TTM 11/30/2014	11,723,328	6,610,238	5,113,090	467,029	4,646,061	135	84	Actual 2013	10,501,978	6,423,426	4,078,552	420,085	3,658,467
5	Capital Penn Self Storage Portfolio	Various			Actual 2014	5,646,596	1,405,745	4,240,851	0	4,240,851			Actual 2013	5,449,368	1,371,341	4,078,027	0	4,078,027
5.01	Capital Self Storage - Mechanicsburg	12/19/2014			Actual 2014	914,534	172,126	742,409	0	742,409			Actual 2013	893,417	168,071	725,346	0	725,346
5.02	Capital Self Storage - Enola	12/19/2014			Actual 2014	690,305	135,853	554,452	0	554,452			Actual 2013	672,292	129,571	542,721	0	542,721
5.03	Capital Self Storage - East York	12/19/2014			Actual 2014	695,975	163,265	532,710	0	532,710			Actual 2013	677,821	158,686	519,135	0	519,135
5.04	Capital Self Storage - Middletown	12/19/2014			Actual 2014	657,403	185,183	472,220	0	472,220			Actual 2013	636,429	174,953	461,476	0	461,476
5.05	Capital Self Storage - Harrisburg West	12/19/2014			Actual 2014	686,647	177,511	509,136	0	509,136			Actual 2013	654,862	181,148	473,714	0	473,714
5.06	Capital Self Storage - Harrisburg North	12/5/2014			Actual 2014	590,621	150,154	440,468	0	440,468			Actual 2013	569,592	142,534	427,058	0	427,058
5.07	Capital Self Storage - Hanover	12/19/2014			Actual 2014	524,270	148,646	375,624	0	375,624			Actual 2013	501,891	148,367	353,524	0	353,524
5.08	Capital Self Storage - Dover	12/19/2014			Actual 2014	500,661	143,246	357,415	0	357,415			Actual 2013	471,020	139,614	331,407	0	331,407
5.09	Capital Self Storage - West York	12/19/2014			Actual 2014	386,180	129,761	256,419	0	256,419			Actual 2013	372,044	128,397	243,647	0	243,647
6	Albuquerque Plaza	1/1/2015			TTM 11/30/2014	8,056,665	3,754,945	4,301,720	0	4,301,720			Actual 2013	8,310,441	3,713,413	4,597,027	0	4,597,027
7	South Shore Place	12/12/2014			TTM 11/30/2014	2,913,907	590,994	2,322,913	0	2,322,913			Actual 2013	1,980,162	417,924	1,562,239	0	1,562,239
8	Maxwell Hotel	12/31/2014	155	135	Actual 2014	7,046,090	3,263,259	3,782,831	0	3,782,831	155	135	Actual 2013	6,293,129	3,230,899	3,062,230	0	3,062,230
9	300 East Lombard	11/8/2014			Actual 2014	4,919,063	2,793,512	2,125,551	0	2,125,551			Actual 2013	4,704,341	2,465,482	2,238,859	0	2,238,859
10	Amargosa Portfolio	Various			Annualized 4 12/31/2014	3,358,250	1,229,710	2,128,542	0	2,128,542			Actual 2013	2,472,987	645,171	1,827,817	0	1,827,817
10.01	Burlington Coat Factory	3/1/2015			Annualized 4 12/31/2014	1,292,907	168,543	1,124,364	0	1,124,364			Actual 2013	658,598	8,441	650,156	0	650,156
10.02	Southern Plaza	12/1/2014			Annualized 4 12/31/2014	1,094,859	690,795	404,064	0	404,064			Actual 2013	1,338,291	475,876	862,415	0	862,415
10.03	Northgate Shopping Center	12/1/2014			Annualized 4 12/31/2014	510,009	218,661	291,348	0	291,348			NAV	NAV	NAV	NAV	NAV	NAV
10.04	Gold’s Gym	3/1/2015			Annualized 4 12/31/2014	460,476	151,710	308,766	0	308,766			Actual 2013	476,099	160,853	315,246	0	315,246
11	Residence Inn Tampa Westshore Airport	10/31/2014	121	104	TTM 10/31/2014	6,179,167	3,066,237	3,112,930	0	3,112,930	121	104	Actual 2013	5,563,770	2,937,067	2,626,703	0	2,626,703
12	Orbital ATK Office	3/1/2015			Annualized 11 11/30/2014	2,855,952	188,450	2,667,502	0	2,667,502			NAV	NAV	NAV	NAV	NAV	NAV
13	Depot Park	10/21/2014			TTM 6/30/2014	11,188,749	4,703,099	6,485,650	0	6,485,650			Actual 2013	10,551,117	4,891,554	5,659,563	0	5,659,563
14	Residence Inn Charlotte Southpark	10/31/2014	123	92	TTM 10/31/2014	5,219,545	2,647,450	2,572,095	0	2,572,095	123	92	Actual 2013	5,204,374	2,607,786	2,596,588	0	2,596,588
15	212 South Tryon	2/2/2015			Actual 2014	2,769,363	1,281,687	1,487,676	0	1,487,676			Actual 2013	2,826,969	1,307,356	1,519,613	0	1,519,613
16	Holiday Inn - Cherry Creek	11/30/2014	91	77	TTM 11/30/2014	8,983,723	6,632,545	2,351,178	0	2,351,178	91	77	Actual 2013	7,607,688	6,040,031	1,567,657	0	1,567,657
17	312 Plum	2/11/2015			Actual 2014	4,369,391	1,880,745	2,488,646	0	2,488,646			Actual 2013	4,033,075	1,846,082	2,186,993	0	2,186,993
18	Maple Leaf Apartments	11/30/2014			TTM 11/30/2014	3,535,852	2,053,134	1,482,718	0	1,482,716			Actual 2013	3,455,323	1,655,700	1,799,623	0	1,799,623
19	Boca Hamptons Plaza Portfolio	11/19/2014			TTM 11/30/2014	3,241,982	889,793	2,352,189	0	2,352,189			Actual 2013	3,260,080	847,629	2,412,451	0	2,412,451
19.01	Boca Hamptons Plaza	11/19/2014			TTM 11/30/2014	2,300,780	574,226	1,726,554	0	1,726,554			Actual 2013	2,383,514	571,627	1,811,887	0	1,811,887
19.02	Queens Industrial	11/19/2014			TTM 11/30/2014	501,223	121,151	380,072	0	380,072			Actual 2013	457,835	87,834	370,001	0	370,001
19.03	One Industrial Plaza	11/19/2014			T12 9/30/2014	439,979	194,416	245,563	0	245,563			Actual 2013	418,731	188,168	230,563	0	230,563
20	Palms Plaza	12/22/2014			Actual 2013	2,119,873	676,241	1,443,632	0	1,443,632			Actual 2012	2,167,039	718,400	1,448,639	0	1,448,639
21	Eden at Watersedge	10/21/2014			TTM 8/31/2014	4,928,999	3,063,212	1,865,787	0	1,865,787			Actual 2013	4,726,923	2,808,777	1,918,146	0	1,918,146
22	Plaza Mayor Shopping Center	12/11/2014			Actual 2014	1,619,205	369,544	1,249,661	0	1,249,661			Actual 2013	1,546,631	365,917	1,180,714	100,000	1,080,714
23	Courtyard Fort Myers	10/31/2014	109	91	TTM 10/31/2014	4,821,790	2,668,440	2,153,350	0	2,153,350	109	91	Actual 2013	4,511,187	2,563,980	1,947,207	0	1,947,207
24	Long Island Retail Portfolio	12/11/2014			Annualized T11 11/30/2014	2,208,283	747,463	1,460,819	0	1,460,819			Actual 2013	2,197,812	736,435	1,461,377	0	1,461,377
24.01	North Babylon Retail center	12/11/2014			Annualized T11 11/30/2014	998,791	442,327	556,465	0	556,465			Actual 2013	985,181	424,663	560,518	0	560,518
24.02	East Meadow Retail Center	12/11/2014			Annualized T11 11/30/2014	316,074	22,444	293,630	0	293,630			Actual 2013	313,384	23,468	289,916	0	289,916
24.03	Patchogue Retail Center	12/11/2014			Annualized T11 11/30/2014	330,000	23,055	306,945	0	306,945			Actual 2013	323,125	23,846	299,279	0	299,279
24.04	Seaford Retail Center	12/11/2014			Annualized T11 11/30/2014	563,417	259,638	303,780	0	303,780			Actual 2013	576,122	264,458	311,665	0	311,665
25	Residence Inn Little Rock Downtown	10/31/2014	130	98	TTM 10/31/2014	4,175,712	2,191,029	1,984,683	0	1,984,683	125	100	NAV	NAV	NAV	NAV	NAV	NAV
26	Courtyard Tampa Downtown	10/31/2014	119	89	TTM 10/31/2014	5,288,699	3,529,422	1,759,277	0	1,759,277	119	89	Actual 2013	4,816,970	3,410,516	1,406,454	0	1,406,454
27	1351 Harbor Parkway	3/1/2015			Actual 2014	1,872,390	386,930	1,485,460	0	1,485,460			Actual 2013	1,857,643	417,487	1,440,156	0	1,440,156
28	Casa Bandera Apartments	12/12/2014			TTM 11/30/2014	2,051,856	780,704	1,271,152	0	1,271,152			Actual 2013	2,051,219	988,217	1,063,002	0	1,063,002
29	City Sports Clubs - Sunnyvale	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
30	Kohl’s - Simi Valley	3/1/2015			Actual 2014	1,050,540	0	1,050,540	0	1,050,540			Actual 2013	1,050,540	0	1,050,540	0	1,050,540
31	Breckenridge Apartments	11/17/2014			TTM 11/30/2014	2,314,802	1,208,085	1,106,717	0	1,106,717			Actual 2013	2,239,550	1,132,809	1,106,741	0	1,106,741
32	MacGregor Park	12/16/2014			Actual 2013	1,260,881	688,066	572,815	0	572,815			Actual 2012	915,459	571,738	343,721	0	343,721
33	Hampton Inn & Suites Knoxville	10/31/2014	115	74	TTM 10/31/2014	2,860,752	1,674,491	1,186,261	0	1,186,261	115	74	Actual 2013	2,905,049	1,640,051	1,264,998	0	1,264,998
34	Springdale Plaza	2/4/2015			Actual 2014	1,533,991	445,894	1,088,097	0	1,088,097			Actual 2013	1,487,081	449,331	1,037,751	0	1,037,751
35	Charleston Festival	2/1/2015			Actual 2013	820,678	282,474	538,204	0	538,204			Actual 2012	796,039	262,552	533,487	0	533,487
36	Lakeview Village	1/28/2015			TTM 12/31/2014	1,515,095	569,607	945,488	0	945,488			Actual 2013	1,576,314	579,331	996,983	0	996,983
37	StoreQuest Self Storage	1/31/2015			Actual 2014	1,345,273	481,590	863,683	0	863,683			Actual 2013	1,428,870	493,557	935,313	0	935,313
38	Medical Arts Apartments	2/5/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
39	Crestline Manufactured Home Community	12/31/2014			TTM 11/30/2014	1,000,121	285,127	714,994	0	714,994			Actual 2013	972,809	289,679	683,129	0	683,129
40	Park Creek Manor	12/18/2014			TTM 11/30/2014	2,721,515	1,881,695	839,820	0	839,820			Actual 2013	2,624,664	1,792,730	831,934	0	831,934
41	Milwaukee Apartment Portfolio	Various			TTM 11/30/2014	1,998,586	1,316,762	681,824	77,761	604,063			Actual 2013	2,008,704	1,258,051	750,653	89,879	660,774
41.01	Riverwood Court/Rainbow Terrace	Various			TTM 11/30/2014	1,031,471	698,101	333,369	26,590	306,779			Actual 2013	1,074,026	686,159	387,867	46,550	341,317
41.02	Servite Village	11/30/2014			TTM 11/30/2014	967,115	618,660	348,455	51,170	297,284			Actual 2013	934,678	571,892	362,786	43,328	319,458
42	Staybridge Suites North Brunswick	9/30/2014	102	79	TTM 11/30/2014	2,466,989	1,603,415	863,574	60,287	803,286	102	79	Actual 2013	2,468,202	1,712,231	755,971	0	755,971
43	10611 Balls Ford Road	12/15/2014			Actual 2013	953,266	367,547	585,719	0	585,719			Actual 2012	884,319	362,647	521,672	0	521,672
44	Birchwood Landings	1/30/2015			TTM 9/30/2014	1,378,739	693,261	685,478	0	685,478			Actual 2013	1,324,350	699,243	625,107	0	625,107
45	FedEx Portfolio Oxford, AL & El Dorado, AR	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
45.01	Oxford	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
45.02	El Dorado	3/1/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
46	Planet Self Storage - Southampton	10/31/2014			TTM 11/30/2014	993,460	468,440	525,020	0	525,020			Actual 2013	943,096	450,392	492,704	10,885	481,819
47	Eden of Reynoldsburg	1/6/2015			TTM 11/30/2014	1,473,542	843,699	629,843	0	629,843			Actual 2013	1,384,549	732,679	651,870	0	651,870
48	Village Crossing	12/1/2014			Annualized T11 11/30/2014	632,886	147,702	485,184	0	485,184			Actual 2013	449,256	120,430	328,826	0	328,826
49	Fairfield Inn & Suites - Cincinnati	11/30/2014	90	59	TTM 11/30/2014	2,039,170	1,320,634	718,537	61,360	657,177	90	59	Actual 2013	2,052,488	1,391,990	660,498	61,575	598,923
50	Holiday Inn Express Nicholasville	1/31/2015	93	65	TTM 1/31/2015	1,742,272	1,155,660	586,612	0	586,612	93	65	Actual 2014	1,704,173	1,135,040	569,133	0	569,133
51	Chesapeake Mills	11/17/2014			TTM 7/31/2014	2,050,541	1,392,067	658,474	0	658,474			Actual 2013	1,910,140	1,295,114	615,026	0	615,026
52	Comfort Suites Chesapeake	12/31/2014	72	50	Actual 2014	2,310,487	1,514,336	796,151	0	796,151	72	50	Actual 2013	2,042,563	1,518,867	523,696	0	523,696
53	Country Club Apartments	10/31/2014			TTM 10/31/2014	1,221,400	801,215	420,185	0	420,185			Actual 2013	1,254,157	742,204	511,952	0	511,952
54	Stor-n-Lock - Fort Collins	11/30/2014			TTM 11/30/2014	1,146,735	324,143	822,592	0	822,592			Actual 2013	1,057,629	306,710	750,919	0	750,919
55	Planet Self Storage - Newington	11/30/2014			TTM 11/30/2014	761,169	301,031	460,137	0	460,137			Actual 2013	748,730	318,165	430,565	0	430,565
56	Hampton Inn Magnolia	11/30/2014	119	67	TTM 11/30/2014	1,670,965	986,239	684,726	0	684,726	119	67	Actual 2013	1,184,914	819,733	365,181	0	365,181
57	Hampton Inn Peachtree	12/31/2014	95	71	Actual 2014	1,799,754	1,004,416	795,338	0	795,338	95	81	Actual 2013	1,514,717	906,402	608,315	0	608,315
58	Orlando Industrial	1/1/2015			Actual 2014	685,862	118,653	567,209	0	567,209			Actual 2013	616,446	97,439	519,007	0	519,007
58.01	Hameco Warehouse	1/1/2015			Actual 2014	457,951	83,663	374,288	0	374,288			Actual 2013	410,280	66,991	343,289	0	343,289
58.02	Nathan’s Warehouse	1/1/2015			Actual 2014	227,911	34,990	192,922	0	192,922			Actual 2013	206,166	30,448	175,718	0	175,718
59	Security Public Storage - Santa Fe Springs	11/30/2014			TTM 10/31/2014	898,580	414,603	483,977	0	483,977			Actual 2013	852,650	390,992	461,658	0	461,658
60	Shops Of Village Green	12/31/2014			TTM 11/30/2014	661,621	194,837	466,783	0	466,783			Actual 2013	598,369	193,324	405,045	0	405,045
61	Neighborhood Self Storage	1/19/2015			Actual 2014	666,998	264,124	402,874	0	402,874			Actual 2013	628,328	278,086	350,242	0	350,242
62	Great Bridge Marketplace	12/31/2014			Actual 2014	691,336	123,551	567,785	0	567,785			Actual 2013	540,562	112,008	428,554	0	428,554
63	Planet Self Storage - Washington	10/31/2014			TTM 11/30/2014	655,592	279,910	375,682	0	375,682			Actual 2013	633,712	269,486	364,226	0	364,226
64	Magdalene Center	11/30/2014			TTM 9/30/2014	691,496	228,825	462,671	0	462,671			Actual 2013	647,434	225,352	422,082	0	422,082
65	Arctic Gardens	1/1/2015			TTM 9/30/2014	732,250	400,576	331,674	0	331,674			Actual 2013	721,942	400,856	321,086	0	321,086
66	Woodlands Green Center	11/6/2014			TTM 10/31/2014	544,348	124,861	419,488	0	419,488			Actual 2013	510,473	122,264	388,209	0	388,209
67	Mount Laurel Center	1/1/2015			Actual 2014	582,391	214,229	368,161	0	368,161			Annualized 9 9/30/2013	555,225	189,401	365,824	0	365,824
68	Planet Self Storage - Quakertown	10/31/2014			TTM 11/30/2014	622,969	272,199	350,770	0	350,770			Actual 2013	600,265	274,358	325,907	3,547	322,360
69	Koko Plaza	1/13/2015			Annualized 11 11/30/2014	567,509	269,250	298,259	0	298,259			Actual 2013	549,972	263,772	286,200	0	286,200
70	Eureka Village	1/16/2015			TTM 11/30/2014	816,757	425,629	391,128	0	391,128			Actual 2013	769,289	403,126	366,163	0	366,163
71	Watson & Taylor Self Storage	12/17/2014			TTM 11/30/2014	551,500	248,679	302,821	0	302,821			Actual 2013	536,551	249,547	287,004	0	287,004
72	Winbury Professional Center	11/24/2014			TTM 10/31/2014	647,254	190,121	457,133	0	457,133			Actual 2013	628,697	205,352	423,345	0	423,345
73	Petrie Smithman Retail	12/1/2014			TTM 11/30/2014	449,524	85,163	364,361	0	364,361			Actual 2013	366,062	71,888	294,174	0	294,174
74	Southland Plaza	11/26/2014			Annualized 11 11/30/2014	606,915	184,171	422,744	0	422,744			Actual 2013	601,292	188,419	412,874	0	412,874
75	Cornerstone Crossing	1/29/2015			TTM 11/30/2014	1,020,801	591,797	429,004	0	429,004			Actual 2013	1,018,916	524,984	493,932	0	493,932
76	Planet Self Storage - South Boston	10/31/2014			TTM 11/30/2014	532,904	269,087	263,817	10,121	253,696			Actual 2013	531,778	279,543	252,235	7,185	245,050
77	Planet Self Storage - Brookfield	10/31/2014			TTM 11/30/2014	558,055	274,286	283,768	0	283,768			Actual 2013	535,672	278,241	257,431	0	257,431
78	Peoria Multifamily Portfolio	12/1/2014			Actual 2014	620,743	283,482	337,261	0	337,261			Actual 2013	625,714	293,996	331,718	0	331,718
78.01	Golfview Apartments	12/1/2014			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
78.02	Madison Bluff Apartments	12/1/2014			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
78.03	Parkview Townhomes	12/1/2014			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV
79	EZ Stor - Mini Storage	12/15/2014			Actual 2014	516,412	244,531	271,881	0	271,881			Actual 2013	503,627	246,339	257,288	0	257,288
80	Jamul Shopping Village	12/29/2014			TTM 9/30/2014	530,112	98,617	431,495	0	431,495			Actual 2013	508,836	94,446	414,390	0	414,390
81	Laurel Self Storage	12/1/2014			TTM 11/30/2014	431,630	126,023	305,608	0	305,608			Actual 2013	407,614	140,816	266,797	0	266,797
82	Vista De Palmas	12/11/2014			TTM 11/30/2014	512,706	273,237	239,469	0	239,469			NAV	NAV	NAV	NAV	NAV	NAV
83	Coulter Forum	12/4/2014			TTM 10/31/2014	374,388	124,942	249,446	0	249,446			Actual 2013	412,711	121,745	290,966	0	290,966
84	Out O’Space Storage	12/21/2014			Actual 2014	374,420	149,078	225,342	2,388	222,954			Actual 2013	332,645	142,579	190,066	2,388	187,678
85	Casa Loma Estates MHC	1/5/2015			Actual 2014	413,677	199,185	214,492	0	214,492			Actual 2013	417,478	190,885	226,593	0	226,593
86	Blue Star Storage & Business Park	11/18/2014			Annualized 11 11/30/2014	398,483	170,247	228,236	0	228,236			Actual 2013	298,187	156,950	141,237	0	141,237
87	Lambertson Lakes	12/19/2014			TTM 10/31/2014	324,424	126,727	197,697	23,294	174,403			Actual 2013	336,574	117,200	219,374	0	219,374
88	Tin Star Storage	2/5/2015			Actual 2014	291,694	92,473	199,221	0	199,221			Actual 2013	265,662	81,872	183,790	0	183,790
89	330 E Main Street	2/1/2015			Actual 2014	341,334	105,099	236,235	16,760	219,475			Actual 2013	305,997	92,392	213,605	7,052	206,553
90	Generations Plaza I & II	11/24/2014			Annualized 11 11/30/2014	304,693	103,744	200,950	0	200,950			Actual 2013	293,818	113,468	180,350	0	180,350
91	Central Self Storage-Harvey	1/8/2015			Actual 2014	392,452	225,224	167,228	0	167,228			NAV	NAV	NAV	NAV	NAV	NAV
92	Appletree Apartments	12/16/2014			Actual 2014	331,608	122,686	208,922	0	208,922			Actual 2013	335,233	112,463	222,770	0	222,770
93	Shoppes at Town Square	12/31/2014			Actual 2014	258,441	57,051	201,390	0	201,390			Actual 2013	237,838	51,181	186,657	0	186,657
94	Cookson MHP	11/1/2014			TTM 10/31/2014	326,750	116,440	210,309	0	210,309			Actual 2013	300,636	111,575	189,061	0	189,061
95	Shady Bayou	10/1/2014			TTM 11/30/2014	270,725	134,255	136,470	0	136,470			Actual 2013	240,478	128,515	111,963	0	111,963

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)(9)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(10)(11)(12)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date(13)
1	Westfield Palm Desert			Actual 2012	19,305,805	7,241,551	12,064,254	0	12,064,254			N	Macy’s	57,469	10.0%	7/13/2104
2	WP Carey Self Storage Portfolio VI			Actual 2012	6,139,541	2,678,101	3,461,440	0	3,461,440			N
2.01	Fibber McGee’s Closet			Actual 2012	1,216,680	501,764	714,915	0	714,915			N
2.02	Rancho Pueblo Self Storage-Temecula			Actual 2012	750,011	250,861	499,150	0	499,150			N
2.03	Extra Space Storage & Bay Colony RV Park			Actual 2012	1,041,563	604,502	437,061	0	437,061			N
2.04	Valrico Self Storage			Actual 2012	547,139	259,812	287,327	0	287,327			N
2.05	Safe and Sound Storage			Actual 2012	810,673	239,494	571,179	0	571,179			N
2.06	Big Tex Self Storage-Humble			Actual 2012	508,884	246,866	262,017	0	262,017			N
2.07	Central Storage			Actual 2012	521,043	234,797	286,246	0	286,246			N
2.08	Storage XXtra			Actual 2012	460,128	169,053	291,075	0	291,075			N
2.09	US 1 Self Storage-Sebastian			Actual 2012	283,420	170,951	112,469	0	112,469			N
3	312 Elm			Actual 2012	8,853,375	4,083,214	4,770,161	0	4,770,161			N	Gannett - Cincinnati Enquirer	109,899	29.0%	12/31/2022
4	Marriott Greensboro	128	77	Actual 2012	11,105,807	6,625,298	4,480,509	444,239	4,036,270	126	83	N
5	Capital Penn Self Storage Portfolio			Actual 2012	5,339,626	1,313,215	4,026,411	0	4,026,411			N
5.01	Capital Self Storage - Mechanicsburg			Actual 2012	878,708	161,634	717,074	0	717,074			N
5.02	Capital Self Storage - Enola			Actual 2012	665,953	118,971	546,982	0	546,982			N
5.03	Capital Self Storage - East York			Actual 2012	664,146	148,572	515,574	0	515,574			N
5.04	Capital Self Storage - Middletown			Actual 2012	630,733	173,807	456,926	0	456,926			N
5.05	Capital Self Storage - Harrisburg West			Actual 2012	639,534	174,663	464,871	0	464,871			N
5.06	Capital Self Storage - Harrisburg North			Actual 2012	563,117	143,628	419,489	0	419,489			N
5.07	Capital Self Storage - Hanover			Actual 2012	481,956	136,373	345,582	0	345,582			N
5.08	Capital Self Storage - Dover			Actual 2012	461,470	139,407	322,064	0	322,064			N
5.09	Capital Self Storage - West York			Actual 2012	354,009	116,161	237,848	0	237,848			N
6	Albuquerque Plaza			Actual 2012	7,651,870	3,454,276	4,197,594	0	4,197,594			N	GSA - US Attorney General	63,957	17.9%	10/31/2022
7	South Shore Place			Actual 2012	311,406	24,404	287,002	0	287,002			N	Legal Sea Foods	8,807	19.4%	9/30/2028
8	Maxwell Hotel	145	122	Actual 2012	5,213,556	2,876,788	2,336,768	0	2,336,768	135	103	N
9	300 East Lombard			Actual 2012	4,654,505	2,727,098	1,927,407	0	1,927,407			N	Ballard Spahr Andrews Ingersol	33,352	14.8%	4/30/2022
10	Amargosa Portfolio			Various	2,868,454	656,252	2,212,202	0	2,212,202			N	Various	Various	Various	Various
10.01	Burlington Coat Factory			Actual 2012	657,809	11,543	646,266	0	646,266			N	Burlington Coat Factory of Oregon, LLC	83,260	100.0%	1/31/2024
10.02	Southern Plaza			Actual 2012	1,351,078	480,036	871,042	0	871,042			N	Bashas, Inc.	55,014	73.1%	1/31/2026
10.03	Northgate Shopping Center			Actual 2012	285,845	44,157	241,688	0	241,688			N	Natural Grocers	18,080	52.5%	12/31/2028
10.04	Gold’s Gym			Annualized 6 12/31/2012	573,722	120,516	453,207	0	453,207			N	Gold’s Texas Holdings Group, Inc.	33,000	100.0%	6/30/2025
11	Residence Inn Tampa Westshore Airport	117	93	Actual 2012	5,727,708	2,986,174	2,741,534	0	2,741,534	117	96	N
12	Orbital ATK Office			NAV	NAV	NAV	NAV	NAV	NAV			N	Alliant Techsystems Inc	120,200	100.0%	12/31/2024
13	Depot Park			Actual 2012	10,360,467	4,981,365	5,379,102	0	5,379,102			N	Department of Corrections	196,020	9.3%	Multiple Leases -- 152,460 SF expiring 01/31/2020; 43,560 SF expiring 03/31/2020
14	Residence Inn Charlotte Southpark	118	92	Actual 2012	5,259,437	2,671,382	2,588,055	0	2,588,055	108	92	N
15	212 South Tryon			Actual 2012	2,769,744	1,191,834	1,577,910	0	1,577,910			N	Office of the Comptroller	29,470	17.1%	19,668sf expiring in 9/30/2018; 9,802sf expiring in 2/28/2020
16	Holiday Inn - Cherry Creek	91	75	Actual 2012	6,636,258	5,486,178	1,150,080	0	1,150,080	96	73	N
17	312 Plum			Actual 2012	3,623,561	1,910,833	1,712,728	0	1,712,728			N	DH USA	63,901	27.7%	11/30/2018
18	Maple Leaf Apartments			Actual 2012	3,296,888	1,488,480	1,808,408	0	1,808,408			N
19	Boca Hamptons Plaza Portfolio			Actual 2012	3,022,066	826,581	2,195,485	0	2,195,485			N	Various	Various	Various	Various
19.01	Boca Hamptons Plaza			Actual 2012	2,222,113	539,999	1,682,115	0	1,682,115			N	Humana, Inc.	12,102	13.0%	9/30/2019
19.02	Queens Industrial			Actual 2012	360,871	111,197	249,674	0	249,674			N	Club Jouvay	10,000	25.0%	7/31/2018
19.03	One Industrial Plaza			Actual 2012	439,082	175,386	263,696	0	263,696			N	MKN Architectural Woodwork	8,500	35.8%	8/31/2018
20	Palms Plaza			NAV	NAV	NAV	NAV	NAV	NAV			N	Boca Markets, Inc. d/b/a Kosher Marketplace	13,604	18.7%	7/31/2023
21	Eden at Watersedge			Actual 2012	3,707,760	2,838,047	869,713	0	869,713			N
22	Plaza Mayor Shopping Center			Actual 2012	1,513,944	346,078	1,167,866	69,900	1,097,966			N	Ralphs Grocery Company	42,000	52.8%	5/22/2021
23	Courtyard Fort Myers	109	84	Actual 2012	4,246,081	2,479,675	1,766,406	0	1,766,406	104	79	N
24	Long Island Retail Portfolio			Actual 2012	2,129,490	663,402	1,466,088	0	1,466,088			N	Various	Various	Various	Various
24.01	North Babylon Retail center			Actual 2012	978,012	368,218	609,794	0	609,794			N	Party City	20,389	33.5%	1/31/2018
24.02	East Meadow Retail Center			Actual 2012	313,384	22,344	291,040	0	291,040			N	MJM Designer Shoes (Burlington Coat Factory)	29,589	85.8%	7/31/2019
24.03	Patchogue Retail Center			Actual 2012	288,750	21,209	267,541	0	267,541			N	Burlington Coat Factory	55,000	100.0%	3/31/2020
24.04	Seaford Retail Center			Actual 2012	549,345	251,632	297,713	0	297,713			N	Seaford Cinema	23,500	79.0%	5/31/2020
25	Residence Inn Little Rock Downtown	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	N
26	Courtyard Tampa Downtown	114	81	Actual 2012	4,900,184	3,327,480	1,572,704	0	1,572,704	120	84	N
27	1351 Harbor Parkway			Actual 2012	1,783,051	395,681	1,387,370	0	1,387,370			N	Penumbra, Inc.	97,980	100.0%	11/30/2029
28	Casa Bandera Apartments			Actual 2012	2,197,388	1,122,474	1,074,914	0	1,074,914			N
29	City Sports Clubs - Sunnyvale			NAV	NAV	NAV	NAV	NAV	NAV			N	City Sports Clubs	45,149	100.0%	4/30/2030
30	Kohl’s - Simi Valley			Actual 2012	1,009,719	0	1,009,719	0	1,009,719			N	Kohl’s	88,003	100.0%	1/31/2029
31	Breckenridge Apartments			Actual 2012	2,164,237	1,100,647	1,063,590	0	1,063,590			N
32	MacGregor Park			NAV	NAV	NAV	NAV	NAV	NAV			N	Rockwell Automation	15,750	13.7%	4/30/2021
33	Hampton Inn & Suites Knoxville	118	75	Actual 2012	3,121,360	1,748,000	1,373,360	0	1,373,360	116	80	N
34	Springdale Plaza			Actual 2012	1,590,727	414,032	1,176,695	0	1,176,695			N	Belk	52,289	29.2%	4/30/2020
35	Charleston Festival			NAV	NAV	NAV	NAV	NAV	NAV			N	Workforce Connections	18,815	33.9%	12/31/2018
36	Lakeview Village			Actual 2012	1,521,174	538,168	983,006	0	983,006			N	Bashas’ Inc (Ground Lease)	52,893	56.6%	10/31/2028
37	StoreQuest Self Storage			Actual 2012	1,511,593	469,911	1,041,682	0	1,041,682			N
38	Medical Arts Apartments			NAV	NAV	NAV	NAV	NAV	NAV			N
39	Crestline Manufactured Home Community			Actual 2012	932,569	285,946	646,623	0	646,623			N
40	Park Creek Manor			Actual 2012	2,544,882	1,627,645	917,237	0	917,237			N
41	Milwaukee Apartment Portfolio			Actual 2012	1,943,920	1,378,737	565,183	140,187	424,996			N
41.01	Riverwood Court/Rainbow Terrace			Actual 2012	1,003,651	753,010	250,641	79,452	171,189			N
41.02	Servite Village			Actual 2012	940,269	625,727	314,542	60,735	253,807			N
42	Staybridge Suites North Brunswick	101	80	Actual 2012	1,619,026	1,559,112	59,913	0	59,913	112	71	N
43	10611 Balls Ford Road			Actual 2011	914,661	365,389	549,272	0	549,272			N	SEDNA Digital Solutions, LLC	16,657	34.7%	12/31/2018
44	Birchwood Landings			Actual 2012	1,242,719	675,514	567,205	0	567,205			N
45	FedEx Portfolio Oxford, AL & El Dorado, AR			NAV	NAV	NAV	NAV	NAV	NAV			N	FedEx	Various	Various	Various
45.01	Oxford			NAV	NAV	NAV	NAV	NAV	NAV			N	FedEx	72,023	100.0%	6/1/2024
45.02	El Dorado			NAV	NAV	NAV	NAV	NAV	NAV			N	FedEx	24,089	100.0%	6/30/2024
46	Planet Self Storage - Southampton			Actual 2012	914,167	454,319	459,847	3,300	456,547			N
47	Eden of Reynoldsburg			Actual 2012	1,344,636	756,342	588,294	0	588,294			N
48	Village Crossing			Actual 2012	523,922	106,908	417,014	0	417,014			N	Berkshire Hathaway HomeServices Fox & Roach (“BHHS Fox & Roach”)	12,597	43.8%	3/31/2021
49	Fairfield Inn & Suites - Cincinnati	89	59	Actual 2012	1,563,613	1,209,488	354,125	46,908	307,217	83	45	N
50	Holiday Inn Express Nicholasville	93	63	Actual 2013	1,286,281	959,943	326,338	0	326,338	90	50	N
51	Chesapeake Mills			NAV	NAV	NAV	NAV	NAV	NAV			N
52	Comfort Suites Chesapeake	73	45	Actual 2012	2,011,262	1,407,452	603,810	0	603,810	70	44	N
53	Country Club Apartments			Actual 2012	1,480,454	715,594	764,860	0	764,860			N
54	Stor-n-Lock - Fort Collins			Actual 2012	923,430	291,837	631,592	0	631,592			N
55	Planet Self Storage - Newington			Actual 2012	661,875	253,402	408,472	0	408,472			N
56	Hampton Inn Magnolia	110	49	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	N
57	Hampton Inn Peachtree	91	68	Actual 2012	1,322,333	851,250	471,084	0	471,084	86	59	N
58	Orlando Industrial			Actual 2012	557,061	94,645	462,416	0	462,416			N	Various	Various	Various	Various
58.01	Hameco Warehouse			Actual 2012	390,481	65,376	325,106	0	325,106			N	Just Toys	23,800	26.7%	7/31/2016
58.02	Nathan’s Warehouse			Actual 2012	166,580	29,270	137,310	0	137,310			N	Funiture Liquidator	15,000	37.5%	7/31/2016
59	Security Public Storage - Santa Fe Springs			Actual 2012	821,986	392,696	429,291	0	429,291			N
60	Shops Of Village Green			Actual 2012	673,879	197,254	476,625	0	476,625			N	PetSense	4,800	12.0%	6/30/2019
61	Neighborhood Self Storage			Actual 2012	598,042	311,481	286,561	0	286,561			N
62	Great Bridge Marketplace			Actual 2012	475,904	100,374	375,530	0	375,530			N	Affinity Realty	5,600	15.9%	3/31/2024
63	Planet Self Storage - Washington			Actual 2012	592,863	252,084	340,779	0	340,779			N
64	Magdalene Center			Actual 2012	594,282	266,742	327,540	-28,139	355,679			N	Health Plan Intermediaries	15,656	38.4%	6/30/2017
65	Arctic Gardens			Actual 2012	704,241	394,460	309,781	0	309,781			N
66	Woodlands Green Center			Actual 2012	523,388	129,243	394,145	0	394,145			N	Audio Express Texas	4,675	16.7%	5/31/2015
67	Mount Laurel Center			Actual 2012	500,555	169,555	331,000	0	331,000			N	7-Eleven	4,140	13.7%	1/31/2019
68	Planet Self Storage - Quakertown			Actual 2012	513,578	250,505	263,072	0	263,072			N
69	Koko Plaza			NAV	NAV	NAV	NAV	NAV	NAV			N	Art Underground	4,659	13.6%	5/31/2017
70	Eureka Village			Actual 2012	763,680	383,303	380,377	0	380,377			N
71	Watson & Taylor Self Storage			Actual 2012	498,802	238,780	260,022	0	260,022			N
72	Winbury Professional Center			Actual 2012	652,383	203,452	448,931	0	448,931			N	Drs. Campbell and Vogley	4,504	15.8%	1/31/2019
73	Petrie Smithman Retail			Actual 2012	290,080	45,721	244,359	0	244,359			N	The Plumbing Place	16,783	67.6%	11/30/2022
74	Southland Plaza			Actual 2012	624,238	203,806	420,432	0	420,432			N	Dunham Sports	18,214	25.1%	1/31/2016
75	Cornerstone Crossing			Actual 2012	1,020,382	557,378	463,004	0	463,004			N
76	Planet Self Storage - South Boston			Actual 2012	504,446	256,375	248,070	13,850	234,220			N
77	Planet Self Storage - Brookfield			Actual 2012	522,622	249,932	272,690	0	272,690			N
78	Peoria Multifamily Portfolio			Actual 2012	627,795	285,125	342,670	0	342,670			N
78.01	Golfview Apartments			NAV	NAV	NAV	NAV	NAV	NAV			N
78.02	Madison Bluff Apartments			NAV	NAV	NAV	NAV	NAV	NAV			N
78.03	Parkview Townhomes			NAV	NAV	NAV	NAV	NAV	NAV			N
79	EZ Stor - Mini Storage			Actual 2012	452,625	221,904	230,721	0	230,721			N
80	Jamul Shopping Village			Actual 2012	500,356	96,400	403,956	0	403,956			N	True Value Hardware	9,270	32.5%	1/31/2020
81	Laurel Self Storage			Actual 2012	383,964	139,385	244,579	0	244,579			N
82	Vista De Palmas			NAV	NAV	NAV	NAV	NAV	NAV			N
83	Coulter Forum			Actual 2012	387,882	104,813	283,069	0	283,069			N	Texas Firehouse Bar & Grill	6,600	19.5%	6/30/2017
84	Out O’Space Storage			Actual 2012	291,354	142,655	148,699	2,388	146,311			N
85	Casa Loma Estates MHC			Actual 2012	424,407	169,211	255,196	0	255,196			N
86	Blue Star Storage & Business Park			Actual 2012	309,850	171,205	138,646	0	138,646			N
87	Lambertson Lakes			Actual 2012	345,082	116,711	228,371	0	228,371			N	Egg and I	3,600	26.7%	11/30/2019
88	Tin Star Storage			Actual 2012	221,505	79,994	141,511	0	141,511			N
89	330 E Main Street			Actual 2012	258,018	118,847	139,171	837	138,334			N	BWN	4,096	29.9%	1/31/2018
90	Generations Plaza I & II			Actual 2012	287,187	111,029	176,158	0	176,158			N	Me Time/ The Grotto	3,307	19.2%	3/31/2016
91	Central Self Storage-Harvey			NAV	NAV	NAV	NAV	NAV	NAV			N
92	Appletree Apartments			Actual 2012	322,102	116,493	205,609	0	205,609			N
93	Shoppes at Town Square			Actual 2012	242,789	49,893	192,896	0	192,896			N	Wing King Café	3,000	27.5%	1/31/2017
94	Cookson MHP			Actual 2012	291,704	115,123	176,581	0	176,581			N
95	Shady Bayou			Actual 2012	242,172	123,206	118,966	0	118,966			N

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Name(10)(11)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(3)(11)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(10)(11)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(10)(11)(12)
1	Westfield Palm Desert	Dick’s Sporting Goods	46,718	8.2%	1/31/2024	Palm Dor Cinema	32,457	5.7%	6/30/2016	Barnes & Noble	24,868	4.3%	6/30/2018	World Gym
2	WP Carey Self Storage Portfolio VI
2.01	Fibber McGee’s Closet
2.02	Rancho Pueblo Self Storage-Temecula
2.03	Extra Space Storage & Bay Colony RV Park
2.04	Valrico Self Storage
2.05	Safe and Sound Storage
2.06	Big Tex Self Storage-Humble
2.07	Central Storage
2.08	Storage XXtra
2.09	US 1 Self Storage-Sebastian
3	312 Elm	GSA-IRS	49,006	12.9%	7/31/2016	USI Midwest	29,661	7.8%	12/31/2017	GSA-Social Security	24,600	6.5%	7/29/2017	Mitsui Sumitomo Marine
4	Marriott Greensboro
5	Capital Penn Self Storage Portfolio
5.01	Capital Self Storage - Mechanicsburg
5.02	Capital Self Storage - Enola
5.03	Capital Self Storage - East York
5.04	Capital Self Storage - Middletown
5.05	Capital Self Storage - Harrisburg West
5.06	Capital Self Storage - Harrisburg North
5.07	Capital Self Storage - Hanover
5.08	Capital Self Storage - Dover
5.09	Capital Self Storage - West York
6	Albuquerque Plaza	Rodey, Dickason, Sloan, Akin & Robb, PA	46,029	12.9%	6/30/2020	Keleher & McLeod	32,279	9.0%	5/31/2017	Bank of Albuquerque	20,909	5.8%	12/31/2015	Madison & Mroz, P.A.
7	South Shore Place	TGI Fridays	8,200	18.1%	8/31/2027	Jared the Galleria of Jewelry -- Leased Fee	6,064	13.4%	1/31/2033	Jos. A. Bank	4,098	9.0%	1/31/2023	Vitamin Shoppe
8	Maxwell Hotel
9	300 East Lombard	Ameritox, Ltd	25,259	11.2%	4/30/2017	First National of PA	18,503	8.2%	6/30/2021	Offit Kurman, P.A.	16,650	7.4%	11/30/2020	Schlachman, Belsky & Weiner
10	Amargosa Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
10.01	Burlington Coat Factory
10.02	Southern Plaza	Bok K. and Eun G. Park	5,500	7.3%	9/30/2018	Payless Shoesource, Inc.	3,389	4.5%	8/31/2015	7th Avenue and Southern Dentistry PLLC	1,250	1.7%	8/30/2015	Pizza Patron
10.03	Northgate Shopping Center	The Arc of Benton County	9,991	29.0%	10/31/2018	Campbells Cleaners, Inc.	6,342	18.4%	12/31/2016
10.04	Gold’s Gym
11	Residence Inn Tampa Westshore Airport
12	Orbital ATK Office
13	Depot Park	Big Bear Fireworks Inc.	97,620	4.6%	9/30/2015	Excalibur	87,120	4.1%	8/31/2020	Ferguson Enerprises	87,120	4.1%	7/31/2020	Airco Mechanical Inc.
14	Residence Inn Charlotte Southpark
15	212 South Tryon	Carlisle & Gallagher Consulting	20,130	11.7%	10/31/2021	Montreat College	14,692	8.5%	7/31/2023	Fifth Third Bank	6,764	3.9%	3/30/2022	Rudisil, White & Kaplan
16	Holiday Inn - Cherry Creek
17	312 Plum	Kao USA	54,907	23.8%	6/30/2023	Burgess & Niple	19,415	8.4%	2/28/2019	MCImetro Access Transmission	17,205	7.5%	5/31/2017	Standard Insurance Co
18	Maple Leaf Apartments
19	Boca Hamptons Plaza Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
19.01	Boca Hamptons Plaza	Walgreens	9,600	10.3%	5/31/2017	Chabad of Boca Raton, Inc.	6,000	6.4%	3/31/2016	Wells Fargo Corp.	3,900	4.2%	5/31/2022	Fonar Corp (dba Deerfield MRI)
19.02	Queens Industrial	Dicks Tires	10,000	25.0%	11/30/2018	NY Tire Factory	10,000	25.0%	12/31/2016	Piya Enterprises	5,000	12.5%	3/31/2022	Areo Construction
19.03	One Industrial Plaza	Muller Shipping	5,030	21.2%	6/30/2017	John T. Raia Custom Brokers	3,500	14.7%	12/31/2018	Lugguage Services & Logistics	2,500	10.5%	8/31/2015	KM Distribution USA Corp
20	Palms Plaza	Florida SE, Inc. d/b/a Olive Garden	12,000	16.5%	5/22/2018	Party City Corporation	10,000	13.8%	4/30/2023	Lesley Hack, DVM	5,147	7.1%	1/31/2017	JP Morgan Chase Bank, National Association
21	Eden at Watersedge
22	Plaza Mayor Shopping Center	PNS Stores, Inc	20,900	26.3%	7/31/2016	Payless Shoesource, Inc.	2,911	3.7%	6/30/2015	Katrina Minor & KDMINOR Corporation dba Postal Annex	1,600	2.0%	11/30/2023	Sally Beauty Supply LLC
23	Courtyard Fort Myers
24	Long Island Retail Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
24.01	North Babylon Retail center	Staples	19,067	31.3%	7/31/2018	Bargain City	15,967	26.2%	1/31/2020	Aboff Paint Store	3,500	5.7%	12/31/2017	Saldin Physical Therapist
24.02	East Meadow Retail Center	Panera Bread	4,911	14.2%	8/31/2020
24.03	Patchogue Retail Center
24.04	Seaford Retail Center	JCM	2,000	6.7%	12/31/2019	JNDS (Dance Studio)	1,300	4.4%	12/31/2016	Ralph’s Ices	1,000	3.4%	3/31/2018	ACME
25	Residence Inn Little Rock Downtown
26	Courtyard Tampa Downtown
27	1351 Harbor Parkway
28	Casa Bandera Apartments
29	City Sports Clubs - Sunnyvale
30	Kohl’s - Simi Valley
31	Breckenridge Apartments
32	MacGregor Park	Erie Indemnity Company	8,894	7.8%	12/31/2015	Century Care Management	7,436	6.5%	3/31/2019	Hans E Scheil	5,674	4.9%	3/31/2018	Banker’s Life
33	Hampton Inn & Suites Knoxville
34	Springdale Plaza	Burke’s Outlet	19,800	11.0%	1/31/2021	Farmers Home Furniture	18,888	10.5%	3/31/2016	Goodwill Industries	18,870	10.5%	3/31/2020	Dollar Tree
35	Charleston Festival	Denny’s	5,520	9.9%	9/3/2026	Sweetea, Inc.	3,900	7.0%	2/1/2020	Chipotle Mexican Grill, Inc.	2,405	4.3%	6/25/2022	Tropical Smoothie Café
36	Lakeview Village	Dance Republic	6,947	7.4%	5/14/2016	Bank of America (Ground Lease)	4,413	4.7%	11/14/2024	Crosswinds Animal Clinic	3,510	3.8%	11/30/2023	Depalmas Karate
37	StoreQuest Self Storage
38	Medical Arts Apartments
39	Crestline Manufactured Home Community
40	Park Creek Manor
41	Milwaukee Apartment Portfolio
41.01	Riverwood Court/Rainbow Terrace
41.02	Servite Village
42	Staybridge Suites North Brunswick
43	10611 Balls Ford Road	Lee & Mason Financial Services, Inc	5,057	10.5%	3/31/2018	CWS Marketing Group	4,329	9.0%	5/31/2019	DH Hospitality Group, Inc	4,051	8.4%	4/30/2018	New Dimensions, Inc
44	Birchwood Landings
45	FedEx Portfolio Oxford, AL & El Dorado, AR
45.01	Oxford
45.02	El Dorado
46	Planet Self Storage - Southampton
47	Eden of Reynoldsburg
48	Village Crossing	Albert Einstein Healthcare Network	9,540	33.2%	5/30/2018	Ristorante Castello	2,610	9.1%	6/30/2020	Peter Rosenman, DDS	1,960	6.8%	7/30/2017
49	Fairfield Inn & Suites - Cincinnati
50	Holiday Inn Express Nicholasville
51	Chesapeake Mills
52	Comfort Suites Chesapeake
53	Country Club Apartments
54	Stor-n-Lock - Fort Collins
55	Planet Self Storage - Newington
56	Hampton Inn Magnolia
57	Hampton Inn Peachtree
58	Orlando Industrial	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
58.01	Hameco Warehouse	Grunau	16,800	18.9%	6/30/2019	Pinook	9,000	10.1%	11/30/2016	Jose Rivera	8,800	9.9%	11/30/2015	North America
58.02	Nathan’s Warehouse	Drew Thomas	10,000	25.0%	12/31/2015	French Furniture	10,000	25.0%	11/30/2029	RDL Wine	2,500	6.3%	6/30/2017	RPG
59	Security Public Storage - Santa Fe Springs
60	Shops Of Village Green	China Buffet	4,508	11.3%	10/31/2015	Ricardo’s Mexican Restaurant	4,100	10.3%	2/28/2016	Liquor World	3,300	8.3%	12/31/2016	Sun Tan City
61	Neighborhood Self Storage
62	Great Bridge Marketplace	Aguila, Ltd	4,800	13.6%	1/31/2017	Genesis Church	4,800	13.6%	11/1/2017	Off The Hook Seafood Mkt	3,200	9.1%	1/31/2017	Da Firma
63	Planet Self Storage - Washington
64	Magdalene Center	Debartolo Holdings, LLC	10,160	24.9%	10/31/2019	Vistra Communications	3,212	7.9%	12/31/2016	Appleone Employment	2,114	5.2%	8/31/2017	Sequoia Financial Group
65	Arctic Gardens
66	Woodlands Green Center	Dosey Doe	3,329	11.9%	6/30/2018	Woodlands Novelties Inc dba Cindie’s	3,065	11.0%	8/31/2016	Up N Smoke	2,711	9.7%	MTM	State Farm Insurance
67	Mount Laurel Center	Child’s Way To Play	4,027	13.3%	5/31/2017	CSMG	4,000	13.2%	3/31/2015	M&M Physical Therapy	2,500	8.2%	8/30/2015	Matsuya Sushi Restaurant
68	Planet Self Storage - Quakertown
69	Koko Plaza	Dana V Music	3,814	11.2%	8/31/2017	Voltage Ltd.	2,827	8.3%	6/30/2018	LaFuma	2,613	7.6%	12/31/2017	The Fuzzy Antler
70	Eureka Village
71	Watson & Taylor Self Storage
72	Winbury Professional Center	Dr. Craig Minich	2,617	9.2%	2/28/2020	Orthoworld	2,574	9.0%	7/1/2017	Drs. Brown and Parish	2,072	7.3%	7/31/2022	Jim Pokorny
73	Petrie Smithman Retail	Florida Builder Appliances	2,100	8.5%	9/30/2018	Location 3 Holdings, LLC	2,050	8.3%	10/31/2018	Enterprise Leasing Co. of Florida	1,820	7.3%	12/31/2015	Shower Doors of Sarasota
74	Southland Plaza	Joann Stores, Inc.	12,103	16.7%	1/31/2020	Rite Aid of Michigan	11,180	15.4%	6/30/2021	Dolgencorp, Inc.	10,000	13.8%	7/31/2020	China Wong, Inc.
75	Cornerstone Crossing
76	Planet Self Storage - South Boston
77	Planet Self Storage - Brookfield
78	Peoria Multifamily Portfolio
78.01	Golfview Apartments
78.02	Madison Bluff Apartments
78.03	Parkview Townhomes
79	EZ Stor - Mini Storage
80	Jamul Shopping Village	San Diego Academy	4,050	14.2%	7/31/2015	General Store	3,600	12.6%	9/30/2018	Jamul Food	3,360	11.8%	8/31/2016	Habaneros
81	Laurel Self Storage
82	Vista De Palmas
83	Coulter Forum	Public House Amarillo	6,319	18.6%	6/30/2019	Stacy’s Uniforms	4,800	14.2%	1/31/2017	Deluxe Nail	3,600	10.6%	2/28/2020	Red Wing Show Store
84	Out O’Space Storage
85	Casa Loma Estates MHC
86	Blue Star Storage & Business Park
87	Lambertson Lakes	Old Country Liquor	3,315	24.6%	9/30/2016	UPS Store	1,500	11.1%	3/31/2025	Guardian Angel Vet Care	1,500	11.1%	12/31/2024	Classy Nails
88	Tin Star Storage
89	330 E Main Street	Barrington Eye Care	3,549	25.9%	11/30/2024	Dr. Rosanova-Kaper	1,297	9.5%	3/31/2016	James Garret	837	6.1%	11/30/2015	Susan Poplar
90	Generations Plaza I & II	Meridian Cycles	2,851	16.6%	3/31/2017	Flatbread Comm Oven	2,750	16.0%	10/31/2018	United Hospice	2,464	14.3%	6/30/2015	Chapman Properties
91	Central Self Storage-Harvey
92	Appletree Apartments
93	Shoppes at Town Square	State Farm	2,000	18.3%	2/29/2020	Catawba River Dentistry	1,951	17.9%	5/20/2019	Advance America	1,000	9.2%	12/31/2015	Pro Nails Salon
94	Cookson MHP
95	Shady Bayou

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty
1	Westfield Palm Desert	22,009	3.8%	1/31/2024	11/25/2014	1/20/2015		11/25/2014	13.0%	N	Y	Refinance	0	0	Springing
2	WP Carey Self Storage Portfolio VI				Various	Various	Various	Various	Various	N	Y	Acquisition	0	0	Springing
2.01	Fibber McGee’s Closet				11/21/2014	12/3/2014	1/12/2015			N	Y
2.02	Rancho Pueblo Self Storage-Temecula				11/18/2014	11/20/2014		11/20/2014	12.0%	N	Y
2.03	Extra Space Storage & Bay Colony RV Park				10/15/2014	10/20/2014				N	Y
2.04	Valrico Self Storage				1/5/2015	1/7/2015				N	Y
2.05	Safe and Sound Storage				10/15/2014	10/15/2014	10/31/2014			N	Y
2.06	Big Tex Self Storage-Humble				11/26/2014	11/25/2014				N	Y
2.07	Central Storage				9/26/2014	10/1/2014				N	Y
2.08	Storage XXtra				10/16/2014	10/28/2014				N	Y
2.09	US 1 Self Storage-Sebastian				11/20/2014	12/1/2014				N	Y
3	312 Elm	23,708	6.2%	7/31/2024	1/23/2015	12/17/2014				N	Y	Acquisition	0	421,472	140,491	Cash
4	Marriott Greensboro				10/21/2014	10/21/2014				N	Y	Refinance	0	26,603	25,336	Cash
5	Capital Penn Self Storage Portfolio				12/30/2014	Various				N	Y	Acquisition	80,275	356,590	42,451	Cash
5.01	Capital Self Storage - Mechanicsburg				12/30/2014	12/30/2014				N	Y
5.02	Capital Self Storage - Enola				12/30/2014	12/30/2014				N	Y
5.03	Capital Self Storage - East York				12/30/2014	12/30/2014				N	Y
5.04	Capital Self Storage - Middletown				12/30/2014	12/30/2014				N	Y
5.05	Capital Self Storage - Harrisburg West				12/30/2014	12/30/2014				N	Y
5.06	Capital Self Storage - Harrisburg North				12/30/2014	12/29/2014				N	Y
5.07	Capital Self Storage - Hanover				12/30/2014	12/30/2014				N	Y
5.08	Capital Self Storage - Dover				12/30/2014	12/19/2014				N	Y
5.09	Capital Self Storage - West York				12/30/2014	12/29/2014				N	Y
6	Albuquerque Plaza	12,364	3.5%	12/31/2016	12/5/2014	12/5/2014				N	Y	Refinance	0	189,240	47,310	Cash
7	South Shore Place	3,176	7.0%	10/31/2022	12/22/2014	12/22/2014				N	Y	Acquisition	0	48,907	47,358	Cash
8	Maxwell Hotel				12/11/2014	12/11/2014		12/11/2014	7.0%	N	Y	Refinance	0	0	0
9	300 East Lombard	11,067	4.9%	4/30/2020	12/19/2014	12/19/2014				N	Y	Acquisition	0	238,078	47,615	Cash
10	Amargosa Portfolio	Various	Various	Various	10/23/2014	Various	Various	Various	Various	N	Y	Acquisition	0	73,109	29,677	Cash
10.01	Burlington Coat Factory				10/23/2014	10/24/2014		10/22/2014	14.0%	N	Y
10.02	Southern Plaza	1,200	1.6%	1/31/2015	10/23/2014	10/23/2014				N	Y
10.03	Northgate Shopping Center				10/23/2014	10/23/2014	1/14/2015	10/22/2014	9.0%	N	Y
10.04	Gold’s Gym				10/23/2014	10/23/2014				N	Y
11	Residence Inn Tampa Westshore Airport				10/1/2014	9/10/2014				N	Y	Acquisition	0	40,929	20,465	Cash
12	Orbital ATK Office				12/3/2014	12/4/2014		12/5/2014	14.0%	N	Y	Refinance	0	86,250	17,250	Cash
13	Depot Park	86,944	4.1%	5/31/2027	7/3/2014	7/8/2014		6/30/2014	13.0%	N	Y	Refinance	0	31,132	31,132	Cash
14	Residence Inn Charlotte Southpark				10/1/2014	9/10/2014				N	Y	Acquisition	0	49,020	12,256	Cash
15	212 South Tryon	6,322	3.7%	2/28/2017	1/5/2015	1/2/2015				N	Y	Acquisition	0	51,374	17,125	Cash
16	Holiday Inn - Cherry Creek				11/6/2014	11/6/2014				N	Y	Refinance	41,750	157,539	19,692	Cash
17	312 Plum	12,837	5.6%	3/31/2020	1/23/2015	12/17/2014				N	Y	Acquisition	0	180,552	60,184	Cash
18	Maple Leaf Apartments				12/9/2014	10/20/2014				N	Y	Refinance	346,125	310,744	49,324	Cash
19	Boca Hamptons Plaza Portfolio	Various	Various	Various	10/30/2014	10/28/2014				N	Y	Refinance	61,875	335,001	55,833	Cash
19.01	Boca Hamptons Plaza	3,600	3.9%	6/30/2016	10/30/2014	10/28/2014				N	Y
19.02	Queens Industrial	5,000	12.5%	11/30/2016	10/30/2014	10/28/2014				N	Y
19.03	One Industrial Plaza	1,500	6.3%	8/31/2019	10/30/2014	10/28/2014				N	Y
20	Palms Plaza	4,028	5.5%	12/31/2021	11/13/2014	12/1/2014				N	Y	Refinance	251,213	55,085	27,542	Cash
21	Eden at Watersedge				10/3/2014	10/6/2014		10/21/2014	7.0%	N	Y	Refinance	589,586	86,770	10,846	Cash
22	Plaza Mayor Shopping Center	1,600	2.0%	12/31/2019	11/24/2014	11/24/2014		11/26/2014	14.0%	N	Y	Refinance	0	39,698	10,688	Cash
23	Courtyard Fort Myers				10/1/2014	9/10/2014				N	Y	Acquisition	0	17,196	8,600	Cash
24	Long Island Retail Portfolio	Various	Various	Various	10/21/2014	Various				N	Y	Refinance	47,469	105,792	35,264	Cash
24.01	North Babylon Retail center	2,000	3.3%	MTM	10/21/2014	10/20/2014				N	Y
24.02	East Meadow Retail Center				10/21/2014	10/20/2014				N	Y
24.03	Patchogue Retail Center				10/21/2014	10/21/2014				N	Y
24.04	Seaford Retail Center	975	3.3%	MTM	10/21/2014	10/20/2014				N	Y
25	Residence Inn Little Rock Downtown				10/1/2014	11/24/2014				N	Y	Acquisition	0	99,180	11,767	Cash
26	Courtyard Tampa Downtown				10/1/2014	9/25/2014	10/6/2014			N	Y	Acquisition	0	37,317	18,658	Cash
27	1351 Harbor Parkway				1/5/2015	1/5/2015		1/5/2015	15.0%	N	Y	Refinance	0	30,300	15,150	Cash
28	Casa Bandera Apartments				11/5/2014	12/19/2014				N	Y	Refinance	0	46,240	11,560	Cash
29	City Sports Clubs - Sunnyvale				12/30/2014	1/7/2015		12/30/2014	10.0%	N	Y	Refinance	0	5,436	5,436	Cash
30	Kohl’s - Simi Valley				12/18/2014	12/18/2014		12/18/2014	17.0%	N	Y	Acquisition	0	0	Springing
31	Breckenridge Apartments				11/19/2014	11/19/2014				N	Y	Refinance	0	42,375	8,475	Cash
32	MacGregor Park	5,282	4.6%	3/31/2015	11/17/2014	11/17/2014				N	Y	Refinance	0	11,598	11,598	Cash
33	Hampton Inn & Suites Knoxville				10/1/2014	9/9/2014				N	Y	Acquisition	0	77,022	7,386	Cash
34	Springdale Plaza	9,183	5.1%	1/31/2016	12/2/2014	12/1/2014				N	Y	Acquisition	283,535	35,518	16,913	Cash
35	Charleston Festival	2,210	4.0%	11/30/2019	10/6/2014	10/6/2014				N	Y	Acquisition	0	9,786	4,893	Cash
36	Lakeview Village	2,610	2.8%	3/31/2016	11/12/2014	11/11/2014				N	Y	Refinance	38,318	38,011	6,335	Cash
37	StoreQuest Self Storage				10/15/2014	10/15/2014				N	Y	Acquisition	93,375	87,824	14,637	Cash
38	Medical Arts Apartments				1/11/2015	1/12/2015				N	Y	Refinance	0	2,917	2,917	Cash
39	Crestline Manufactured Home Community				12/30/2014	12/30/2014				N	Y	Refinance	43,125	8,244	2,061	Cash
40	Park Creek Manor				12/22/2014	12/22/2014				N	Y	Refinance	36,313	33,601	16,001	Cash
41	Milwaukee Apartment Portfolio				10/21/2014	Various				N	Y	Acquisition	30,688	27,861	27,861	Cash
41.01	Riverwood Court/Rainbow Terrace				10/21/2014	10/21/2014				N	Y
41.02	Servite Village				10/21/2014	10/20/2014				N	Y
42	Staybridge Suites North Brunswick				12/1/2014	12/1/2014				N	Y	Refinance	625	39,412	13,137	Cash
43	10611 Balls Ford Road	3,742	7.8%	3/31/2018	8/18/2014	8/18/2014				N	Y	Refinance	0	17,058	8,529	Cash
44	Birchwood Landings				12/29/2014	12/24/2014				N	Y	Refinance	0	0	Springing
45	FedEx Portfolio Oxford, AL & El Dorado, AR				11/20/2014	Various				N	Y	Acquisition	0	2,457	491	Cash
45.01	Oxford				11/20/2014	11/20/2014				N	Y
45.02	El Dorado				11/20/2014	11/21/2014				N	Y
46	Planet Self Storage - Southampton				12/10/2014	12/10/2014				N	Y	Refinance	0	10,537	10,537	Cash
47	Eden of Reynoldsburg				12/11/2014	12/11/2014				N	Y	Refinance	76,016	60,618	15,155	Cash
48	Village Crossing				8/28/2014	9/2/2014				N	Y	Refinance	0	11,247	5,356	Cash
49	Fairfield Inn & Suites - Cincinnati				12/8/2014	12/8/2014				N	Y	Acquisition	0	15,500	5,167	Cash
50	Holiday Inn Express Nicholasville				1/5/2015	1/5/2015				N	Y	Refinance	0	26,300	5,260	Cash
51	Chesapeake Mills				11/13/2014	11/12/2014				N	Y	Acquisition	107,000	137,500	21,825	Cash
52	Comfort Suites Chesapeake				12/1/2014	12/4/2014				N	Y	Refinance	0	8,643	5,207	Cash
53	Country Club Apartments				10/16/2014	10/15/2014				N	Y	Refinance	145,839	0	9,028	Cash
54	Stor-n-Lock - Fort Collins				12/26/2014	12/26/2014				N	Y	Refinance	0	29,632	7,408	Cash
55	Planet Self Storage - Newington				1/5/2015	1/6/2015				N	Y	Refinance	0	10,008	5,004	Cash
56	Hampton Inn Magnolia				1/7/2015	1/7/2015				N	Y	Refinance	0	10,889	1,815	Cash
57	Hampton Inn Peachtree				12/30/2014	12/30/2014				N	Y	Refinance	1,875	17,355	3,471	Cash
58	Orlando Industrial	Various	Various	Various	11/26/2014	Various				N	Y	Refinance	1,250	0	3,611	Cash
58.01	Hameco Warehouse	6,500	7.3%	10/31/2015	11/26/2014	11/26/2014				N	Y
58.02	Nathan’s Warehouse	2,500	6.3%	12/31/2015	11/26/2014	11/24/2014				N	Y
59	Security Public Storage - Santa Fe Springs				11/6/2014	12/18/2014		11/6/2014	13.0%	N	Y	Refinance	0	44,615	8,923	Cash
60	Shops Of Village Green	2,805	7.0%	9/30/2017	12/8/2014	12/8/2014				N	Y	Acquisition	0	10,474	5,237	Cash
61	Neighborhood Self Storage				12/18/2014	12/18/2014				N	Y	Refinance	6,736	41,225	6,871	Cash
62	Great Bridge Marketplace	3,200	9.1%	9/30/2017	12/22/2014	12/23/2014				N	Y	Refinance	0	10,636	3,545	Cash
63	Planet Self Storage - Washington				12/9/2014	12/10/2014				N	Y	Refinance	0	6,690	6,690	Cash
64	Magdalene Center	1,731	4.3%	11/30/2015	12/5/2014	12/5/2014				N	Y	Acquisition	0	12,704	4,235	Cash
65	Arctic Gardens				12/30/2014	12/22/2014		12/30/2014	9.0%	N	Y	Refinance	0	51,345	5,705	Cash
66	Woodlands Green Center	2,635	9.4%	12/31/2016	11/20/2014	11/20/2014				N	Y	Acquisition	0	16,483	5,233	Cash
67	Mount Laurel Center	1,620	5.3%	12/31/2020	12/18/2014	12/19/2014				N	Y	Refinance	0	19,070	9,535	Cash
68	Planet Self Storage - Quakertown				12/9/2014	12/10/2014				N	Y	Refinance	0	4,932	4,932	Cash
69	Koko Plaza	2,261	6.6%	12/31/2015	12/17/2014	12/17/2014				N	Y	Refinance	0	35,120	8,780	Cash
70	Eureka Village				12/8/2014	12/8/2014				N	Y	Refinance	0	16,892	8,446	Cash
71	Watson & Taylor Self Storage				11/14/2014	11/14/2014				N	Y	Acquisition	0	0	6,217	Cash
72	Winbury Professional Center	2,036	7.1%	1/31/2015	10/10/2014	10/8/2014				N	Y	Refinance	27,059	48,846	6,978	Cash
73	Petrie Smithman Retail	1,260	5.1%	12/31/2015	12/10/2014	12/10/2014				N	Y	Refinance	14,688	0	2,422	Cash
74	Southland Plaza	6,500	9.0%	MTM	11/9/2014	12/10/2014				N	Y	Refinance	24,058	24,785	8,262	Cash
75	Cornerstone Crossing				12/11/2014	12/11/2014				N	Y	Refinance	88,875	11,397	2,849	Cash
76	Planet Self Storage - South Boston				12/10/2014	12/9/2014				N	Y	Refinance	0	6,254	6,254	Cash
77	Planet Self Storage - Brookfield				12/10/2014	12/10/2014				N	Y	Refinance	0	8,250	4,125	Cash
78	Peoria Multifamily Portfolio				12/29/2014	Various				N	Y	Refinance	64,532	42,892	6,127	Cash
78.01	Golfview Apartments				12/29/2014	12/29/2014				N	Y
78.02	Madison Bluff Apartments				12/29/2014	12/29/2014				N	Y
78.03	Parkview Townhomes				12/29/2014	12/30/2014				N	Y
79	EZ Stor - Mini Storage				12/26/2014	12/26/2014				N	Y	Refinance	0	18,905	3,781	Cash
80	Jamul Shopping Village	2,800	9.8%	7/31/2019	12/23/2014	12/23/2014		12/23/2014	5.0%	N	Y	Refinance	97,435	2,305	2,305	Cash
81	Laurel Self Storage				11/25/2014	11/25/2014				N	Y	Acquisition	0	31,246	5,952	Cash
82	Vista De Palmas				11/26/2014	11/26/2014				N	Y	Refinance	23,069	6,880	3,276	Cash
83	Coulter Forum	3,000	8.8%	12/31/2018	12/19/2014	12/23/2014				N	Y	Refinance	0	13,343	4,448	Cash
84	Out O’Space Storage				1/5/2015	1/5/2015				N	Y	Refinance	2,813	8,039	2,010	Cash
85	Casa Loma Estates MHC				12/12/2014	12/15/2014				N	Y	Refinance	0	12,417	2,483	Cash
86	Blue Star Storage & Business Park				12/16/2014	12/17/2014				N	Y	Refinance	0	10,294	3,431	Cash
87	Lambertson Lakes	1,175	8.7%	8/31/2019	11/26/2014	11/26/2014				N	Y	Refinance	10,500	3,987	3,987	Cash
88	Tin Star Storage				1/16/2015	1/14/2015				N	Y	Refinance	0	6,981	1,745	Cash
89	330 E Main Street	592	4.3%	7/31/2015	1/7/2015	1/19/2015				N	Y	Refinance	0	12,913	2,152	Cash
90	Generations Plaza I & II	1,365	7.9%	3/31/2019	12/2/2014	12/12/2014				N	Y	Acquisition	0	10,268	2,517	Cash
91	Central Self Storage-Harvey				12/23/2014	12/23/2014				N	Y	Refinance	0	4,638	1,546	Cash
92	Appletree Apartments				12/31/2014	12/30/2014		12/30/2014	3.0%	N	Y	Refinance	9,448	16,798	4,199	Cash
93	Shoppes at Town Square	1,000	9.2%	7/31/2017	1/6/2015	1/6/2015				N	Y	Refinance	0	9,108	2,277	Cash
94	Cookson MHP				12/8/2014	12/8/2014				N	Y	Refinance	0	6,792	3,396	Cash
95	Shady Bayou				12/5/2014	11/26/2014				N	Y	Acquisition	0	2,675	1,337	Cash

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(14)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(15)
1	Westfield Palm Desert	0	Springing			0	Springing	310,923			0	Springing
2	WP Carey Self Storage Portfolio VI	0	Springing			0	Springing	0			0	0
2.01	Fibber McGee’s Closet
2.02	Rancho Pueblo Self Storage-Temecula
2.03	Extra Space Storage & Bay Colony RV Park
2.04	Valrico Self Storage
2.05	Safe and Sound Storage
2.06	Big Tex Self Storage-Humble
2.07	Central Storage
2.08	Storage XXtra
2.09	US 1 Self Storage-Sebastian
3	312 Elm	0	Springing			0	12,646	0	Cash		0	31,615
4	Marriott Greensboro	32,728	7,792	Cash		0	38,919	0	Cash		0	0
5	Capital Penn Self Storage Portfolio	47,023	4,478	Cash		0	7,406	0	Cash		0	0
5.01	Capital Self Storage - Mechanicsburg
5.02	Capital Self Storage - Enola
5.03	Capital Self Storage - East York
5.04	Capital Self Storage - Middletown
5.05	Capital Self Storage - Harrisburg West
5.06	Capital Self Storage - Harrisburg North
5.07	Capital Self Storage - Hanover
5.08	Capital Self Storage - Dover
5.09	Capital Self Storage - West York
6	Albuquerque Plaza	22,470	7,490	Cash		0	7,462	268,647	Cash		66,000	36,715
7	South Shore Place	0	Springing			0	757	0	Cash		0	9,460
8	Maxwell Hotel	0	0			23,350	23,350	1,370,000	Cash		0	0
9	300 East Lombard	0	Springing			0	3,759	0	Cash		902,886	33,823; Springing
10	Amargosa Portfolio	0	Springing			0	2,824	0	Cash		0	12,500
10.01	Burlington Coat Factory
10.02	Southern Plaza
10.03	Northgate Shopping Center
10.04	Gold’s Gym
11	Residence Inn Tampa Westshore Airport	0	Springing			0	21,279	0	Cash		0	0
12	Orbital ATK Office	34,115	2,708	Cash		0	1,503	0	Cash		0	4,007
13	Depot Park	148,294	18,537	Cash		17,610	17,610	900,000	Cash		0	Springing
14	Residence Inn Charlotte Southpark	0	Springing			0	18,076	0	Cash		0	0
15	212 South Tryon	0	Springing			0	3,304	0	Cash		15,000	14,385
16	Holiday Inn - Cherry Creek	0	Springing			895,000	29,946	0	Cash		0	0
17	312 Plum	0	Springing			0	6,914	0	Cash		0	19,203
18	Maple Leaf Apartments	149,222	14,212	Cash		0	7,854	0	Cash		0	0
19	Boca Hamptons Plaza Portfolio	129,276	13,680	Cash		450,000	2,199	0	Cash		350,000	15,308
19.01	Boca Hamptons Plaza
19.02	Queens Industrial
19.03	One Industrial Plaza
20	Palms Plaza	0	Springing			0	1,151	0	Cash		131,858	5,750
21	Eden at Watersedge	104,976	26,244	Cash		20,890	20,890	0	Cash		0	0
22	Plaza Mayor Shopping Center	1,561	1,561	Cash		0	1,326	45,000	Cash		0	5,000; Springing
23	Courtyard Fort Myers	0	Springing			0	16,085	0	Cash		0	0
24	Long Island Retail Portfolio	0	Springing			0	Springing	0			0	6,006
24.01	North Babylon Retail center
24.02	East Meadow Retail Center
24.03	Patchogue Retail Center
24.04	Seaford Retail Center
25	Residence Inn Little Rock Downtown	0	Springing			0	13,728	0	Cash		0	0
26	Courtyard Tampa Downtown	0	Springing			0	17,629	0	Cash		0	0
27	1351 Harbor Parkway	0	Springing			0	1,633; Springing	39,192	Cash		0	Springing
28	Casa Bandera Apartments	18,924	9,462	Cash		422,244	5,800	0	Cash		0	0
29	City Sports Clubs - Sunnyvale	0	Springing			0	750; Springing	18,000	Cash		0	0
30	Kohl’s - Simi Valley	0	Springing			0	0	0			0	0
31	Breckenridge Apartments	86,427	9,603	Cash		0	5,313	0	Cash		0	0
32	MacGregor Park	0	Springing			0	2,390	86,040	Cash		0	11,947
33	Hampton Inn & Suites Knoxville	0	Springing			0	9,536	0	Cash		0	0
34	Springdale Plaza	28,700	2,733	Cash		233,474	2,988	0	Cash		55,132	7,658
35	Charleston Festival	2,734	911	Cash		690	690	0	Cash		400,000	6,750
36	Lakeview Village	0	Springing			480	480	0	Cash		6,000	6,000; Springing
37	StoreQuest Self Storage	0	Springing			0	452	16,275	Cash		0	0
38	Medical Arts Apartments	10,894	849	Cash		0	1,511	0	Cash		0	0
39	Crestline Manufactured Home Community	0	Springing			0	842	0	Cash		0	0
40	Park Creek Manor	40,984	9,758	Cash		0	6,843	0	Cash		0	0
41	Milwaukee Apartment Portfolio	5,620	5,620	Cash		5,861	5,861	0	Cash		0	0
41.01	Riverwood Court/Rainbow Terrace
41.02	Servite Village
42	Staybridge Suites North Brunswick	48,871	5,430	Cash		1,968	625	0	Cash		0	0
43	10611 Balls Ford Road	20,045	2,004	Cash		0	800	30,000	Cash		0	6,002
44	Birchwood Landings	0	Springing			110,400	4,600	110,400	Cash		0	0
45	FedEx Portfolio Oxford, AL & El Dorado, AR	7,845	3,923	Cash		0	1,201	0	Cash		0	Springing
45.01	Oxford
45.02	El Dorado
46	Planet Self Storage - Southampton	3,233	1,078	Cash		636	636	0	Cash		0	0
47	Eden of Reynoldsburg	26,879	3,840	Cash		4,820	4,820	0	Cash		0	0
48	Village Crossing	2,687	1,280	Cash		0	479	0	Cash		0	2,396
49	Fairfield Inn & Suites - Cincinnati	15,512	1,231	Cash		0	Greater of 1/12 of 4% of Gross Income from Operations or the aggregate amount, if any, required under the mangagement agreement and franchise agreement	0	Cash		0	0
50	Holiday Inn Express Nicholasville	15,821	1,758	Cash		0	5,697; Springing	0	Cash		0	0
51	Chesapeake Mills	13,676	6,512	Cash		50,000	7,323	0	Cash		0	0
52	Comfort Suites Chesapeake	0	Springing			0	5,774	0	Cash		0	0
53	Country Club Apartments	39,175	12,437	Cash		0	5,766	0	Cash		0	0
54	Stor-n-Lock - Fort Collins	1,832	916	Cash		0	806	29,025	Cash		0	0
55	Planet Self Storage - Newington	2,710	903	Cash		1,115	1,115	0	Cash		0	0
56	Hampton Inn Magnolia	16,880	1,876	Cash		2,797	2,797	0	Cash		0	0
57	Hampton Inn Peachtree	17,501	1,458	Cash		5,298	5,298	0	Cash		0	0
58	Orlando Industrial	39,356	3,407	Cash		0	1,628	0	Cash		75,000	3,798
58.01	Hameco Warehouse
58.02	Nathan’s Warehouse
59	Security Public Storage - Santa Fe Springs	11,879	990	Cash		0	1,208	40,000	Cash		0	0
60	Shops Of Village Green	2,592	1,296	Cash		0	732	0	Cash		25,000	2,496
61	Neighborhood Self Storage	3,606	902	Cash		1,040	1,040	40,000	Cash		0	0
62	Great Bridge Marketplace	4,225	704	Cash		440	440	0	Cash		2,890	2,890
63	Planet Self Storage - Washington	2,094	698	Cash		793	793	0	Cash		0	0
64	Magdalene Center	10,016	1,002	Cash		0	577	0	Cash		200,000	3,394
65	Arctic Gardens	17,793	2,965	Cash		1,470	1,470	60,000	Cash		0	0
66	Woodlands Green Center	5,513	583	Cash		35,000	396	56,000	Cash		65,000	2,043
67	Mount Laurel Center	1,112	1,112	Cash		379	379	0	Cash		1,389	1,389
68	Planet Self Storage - Quakertown	1,982	661	Cash		793	793	0	Cash		0	0
69	Koko Plaza	0	Springing			0	570	0	Cash		50,000	2,762
70	Eureka Village	41,710	3,476	Cash		0	2,483	0	Cash		0	0
71	Watson & Taylor Self Storage	0	Springing			0	726	0	Cash		0	0
72	Winbury Professional Center	10,840	985	Cash		740	740	0	Cash		55,400	5,400
73	Petrie Smithman Retail	3,684	1,754	Cash		0	517	0	Cash		0	1,778
74	Southland Plaza	4,432	1,108	Cash		2,783	2,783	0	Cash		300,000	3,751
75	Cornerstone Crossing	22,051	3,150	Cash		3,670	3,670	0	Cash		0	0
76	Planet Self Storage - South Boston	1,598	533	Cash		326	326	0	Cash		0	0
77	Planet Self Storage - Brookfield	2,064	688	Cash		774	774	0	Cash		0	0
78	Peoria Multifamily Portfolio	4,199	2,099	Cash		2,667	2,667	0	Cash		0	0
78.01	Golfview Apartments
78.02	Madison Bluff Apartments
78.03	Parkview Townhomes
79	EZ Stor - Mini Storage	1,500	500	Cash		0	884	31,821	Cash		0	0
80	Jamul Shopping Village	6,297	1,260	Cash		0	Springing	0			50,000	1,320
81	Laurel Self Storage	4,768	505	Cash		0	433	0	Cash		0	0
82	Vista De Palmas	19,250	2,292	Cash		0	2,400	0	Cash		0	0
83	Coulter Forum	9,938	1,656	Cash		420	420	0	Cash		2,000	2,000
84	Out O’Space Storage	3,186	1,062	Cash		694	694	0	Cash		0	0
85	Casa Loma Estates MHC	12,565	1,047	Cash		550	550	0	Cash		0	0
86	Blue Star Storage & Business Park	4,718	2,359	Cash		529	529	31,755	Cash		700	700
87	Lambertson Lakes	1,135	378	Cash		550	550	0	Cash		786	786
88	Tin Star Storage	1,841	614	Cash		543	543	32,550	Cash		0	0
89	330 E Main Street	2,341	468	Cash		228	228	0	Cash		1,181	1,181
90	Generations Plaza I & II	1,383	346	Cash		0	Springing	0			0	Springing
91	Central Self Storage-Harvey	26,890	2,689	Cash		0	718	17,240	Cash		0	0
92	Appletree Apartments	8,836	982	Cash		1,150	1,150	0	Cash		0	0
93	Shoppes at Town Square	2,508	209	Cash		0	182	6,500	Cash		0	932
94	Cookson MHP	1,596	399	Cash		379	379	0	Cash		0	0
95	Shady Bayou	1,318	659	Cash		354	354	0	Cash		0	0

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	TI/LC Reserve Cap ($)(15)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description	Other Escrow I (Initial) ($)(7)	Other Escrow I (Monthly) ($)(16)
1	Westfield Palm Desert	462,941			0	0				0	0
2	WP Carey Self Storage Portfolio VI	0			0	0				0	0
2.01	Fibber McGee’s Closet
2.02	Rancho Pueblo Self Storage-Temecula
2.03	Extra Space Storage & Bay Colony RV Park
2.04	Valrico Self Storage
2.05	Safe and Sound Storage
2.06	Big Tex Self Storage-Humble
2.07	Central Storage
2.08	Storage XXtra
2.09	US 1 Self Storage-Sebastian
3	312 Elm	758,760	Cash		0	0			Gannett Tenant Refurbishment Allowance	758,721	Springing
4	Marriott Greensboro	0			0	0			Renovation Funds	0	Springing
5	Capital Penn Self Storage Portfolio	0			0	0			Free Rent Reserve Funds	5,400	0
5.01	Capital Self Storage - Mechanicsburg
5.02	Capital Self Storage - Enola
5.03	Capital Self Storage - East York
5.04	Capital Self Storage - Middletown
5.05	Capital Self Storage - Harrisburg West
5.06	Capital Self Storage - Harrisburg North
5.07	Capital Self Storage - Hanover
5.08	Capital Self Storage - Dover
5.09	Capital Self Storage - West York
6	Albuquerque Plaza	1,321,743	Cash		0	0			Tenant Specific TILC Reserve	403,379	0
7	South Shore Place	275,000	Cash		0	0				0	0
8	Maxwell Hotel	0			0	0			Seasonality Reserve	300,000	37,500
9	300 East Lombard	1,420,000	Cash		0	0			Rent Concession Reserve	438,196	14,987
10	Amargosa Portfolio	0	Cash		0	0				0	0
10.01	Burlington Coat Factory
10.02	Southern Plaza
10.03	Northgate Shopping Center
10.04	Gold’s Gym
11	Residence Inn Tampa Westshore Airport	0			0	0			PIP Reserve	2,836,000	Springing
12	Orbital ATK Office	0	Cash		0	0			Critical Tenant TI/LC Funds	0	Springing
13	Depot Park	0			0	0				0	0
14	Residence Inn Charlotte Southpark	0			0	0			PIP Reserve	907,000	Springing
15	212 South Tryon	517,863	Cash		0	0			Rent Abatement Escrow	48,019	0
16	Holiday Inn - Cherry Creek	0			0	0			Seasonality Reserve	130,000	18,570
17	312 Plum	461,024	Cash		0	0			Rent Abatement Escrow	12,885	0
18	Maple Leaf Apartments	0			0	0				0	0
19	Boca Hamptons Plaza Portfolio	350,000	Cash		0	0			Dunkin Donuts Reserve	54,400	0
19.01	Boca Hamptons Plaza
19.02	Queens Industrial
19.03	One Industrial Plaza
20	Palms Plaza	150,000	Cash		0	0				0	0
21	Eden at Watersedge	0			0	0				0	0
22	Plaza Mayor Shopping Center	175,000	Cash		0	0				0	0
23	Courtyard Fort Myers	0			0	0			PIP Reserve	2,099,000	Springing
24	Long Island Retail Portfolio	216,208	Cash		0	0			North Babylon Renovation Funds; North Babylon Parking Area and Roof Repair Funds	605,000	0
24.01	North Babylon Retail center
24.02	East Meadow Retail Center
24.03	Patchogue Retail Center
24.04	Seaford Retail Center
25	Residence Inn Little Rock Downtown	0			0	0				0	0
26	Courtyard Tampa Downtown	0			0	0			PIP Reserve	410,000	Springing
27	1351 Harbor Parkway	0			0	0				0	0
28	Casa Bandera Apartments	0			0	0				0	0
29	City Sports Clubs - Sunnyvale	0			0	0			Tenant Specific TILC Reserve	64,893	0
30	Kohl’s - Simi Valley	0			0	0			Critical Tenant Bankruptcy Funds	0	Springing
31	Breckenridge Apartments	0			0	0			Property Insurance Deductible Reserve	75,000	0
32	MacGregor Park	573,456	Cash		0	0				0	0
33	Hampton Inn & Suites Knoxville	0			0	0			PIP Reserve	74,000	Springing
34	Springdale Plaza	0	Cash		0	0			Rent Abatement Reserve	14,887	0
35	Charleston Festival	$400,000 decrease to $220,000 if Workforce renews its lease for at least 5 years for min of 18,815 sqft, all tenant improvement fully completed and began to pay full rent.	Cash		0	0			Blick Holdback	800,000	0
36	Lakeview Village	150,000	Cash		0	0				0	0
37	StoreQuest Self Storage	0			0	0				0	0
38	Medical Arts Apartments	0			0	0				0	0
39	Crestline Manufactured Home Community	0			0	0				0	0
40	Park Creek Manor	0			0	0				0	0
41	Milwaukee Apartment Portfolio	0			0	0				0	0
41.01	Riverwood Court/Rainbow Terrace
41.02	Servite Village
42	Staybridge Suites North Brunswick	0			0	0				0	0
43	10611 Balls Ford Road	200,000	Cash		0	0			SEDNA Shortfall	0	Springing
44	Birchwood Landings	0			0	0				0	0
45	FedEx Portfolio Oxford, AL & El Dorado, AR	0			0	0			Anchor Tenant Reserve	0	Springing
45.01	Oxford
45.02	El Dorado
46	Planet Self Storage - Southampton	0			0	0				0	0
47	Eden of Reynoldsburg	0			0	0				0	0
48	Village Crossing	0	Cash		0	0			Einstein Tenant Reserve Funds	150,000	0
49	Fairfield Inn & Suites - Cincinnati	0			0	0			PIP Reserve Funds	50,000	0
50	Holiday Inn Express Nicholasville	0			0	0			Seasonality Reserve	30,000	5,000
51	Chesapeake Mills	0			0	0				0	0
52	Comfort Suites Chesapeake	0			0	0			Seasonality Reserve	0	Springing
53	Country Club Apartments	0			0	0			Down Unit Reserve	184,000	0
54	Stor-n-Lock - Fort Collins	0			0	0				0	0
55	Planet Self Storage - Newington	0			0	0				0	0
56	Hampton Inn Magnolia	0			0	0			Delivery Reserve	50,000	0
57	Hampton Inn Peachtree	0			0	0			Renovation Reserve	200,000	0
58	Orlando Industrial	75,000	Cash		0	0			Critical Tenant TI/LC Funds	0	Springing
58.01	Hameco Warehouse
58.02	Nathan’s Warehouse
59	Security Public Storage - Santa Fe Springs	0			0	0				0	0
60	Shops Of Village Green	100,000	Cash		0	0				0	0
61	Neighborhood Self Storage	0			0	0				0	0
62	Great Bridge Marketplace	0	Cash		0	0			Litigation Reserve	50,000	0
63	Planet Self Storage - Washington	0			0	0				0	0
64	Magdalene Center	200,000	Cash		0	0			Critical Tenant TI/LC Funds	0	Springing
65	Arctic Gardens	0			0	0				0	0
66	Woodlands Green Center	85,000	Cash		0	0				0	0
67	Mount Laurel Center	115,000	Cash		0	0			9 Rounds Boxing Rent Reserve	4,200	0
68	Planet Self Storage - Quakertown	0			0	0				0	0
69	Koko Plaza	50,000	Cash		0	0				0	0
70	Eureka Village	0			0	0				0	0
71	Watson & Taylor Self Storage	0			0	0			Performance Reserve	350,000	0
72	Winbury Professional Center	250,000	Cash		0	0				0	0
73	Petrie Smithman Retail	0	Cash		0	0			Critical Tenant TI/LC Funds	0	Springing
74	Southland Plaza	315,084	Cash		0	0				0	0
75	Cornerstone Crossing	0			0	0				0	0
76	Planet Self Storage - South Boston	0			0	0				0	0
77	Planet Self Storage - Brookfield	0			0	0				0	0
78	Peoria Multifamily Portfolio	0			0	0				0	0
78.01	Golfview Apartments
78.02	Madison Bluff Apartments
78.03	Parkview Townhomes
79	EZ Stor - Mini Storage	0			0	0				0	0
80	Jamul Shopping Village	50,000	Cash		0	0				0	0
81	Laurel Self Storage	0			0	0				0	0
82	Vista De Palmas	0			0	0				0	0
83	Coulter Forum	75,000	Cash		0	0				0	0
84	Out O’Space Storage	0			0	0				0	0
85	Casa Loma Estates MHC	0			0	0				0	0
86	Blue Star Storage & Business Park	40,000	Cash		0	0			Office Lease Reserve	100,000	0
87	Lambertson Lakes	0	Cash		0	0				0	0
88	Tin Star Storage	0			0	0				0	0
89	330 E Main Street	75,000	Cash		0	0			Dr. Rosanova-Kaper TI/LC Deposit	50,000	0
90	Generations Plaza I & II	0			0	0			Additional Collateral Reserve	50,000	0
91	Central Self Storage-Harvey	0			0	0				0	0
92	Appletree Apartments	0			0	0				0	0
93	Shoppes at Town Square	50,000	Cash		0	0				0	0
94	Cookson MHP	0			0	0				0	0
95	Shady Bayou	0			0	0			Capital Improvement Reserve	10,000	0

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC
1	Westfield Palm Desert	0				0	0	0
2	WP Carey Self Storage Portfolio VI	0				0	0	0
2.01	Fibber McGee’s Closet
2.02	Rancho Pueblo Self Storage-Temecula
2.03	Extra Space Storage & Bay Colony RV Park
2.04	Valrico Self Storage
2.05	Safe and Sound Storage
2.06	Big Tex Self Storage-Humble
2.07	Central Storage
2.08	Storage XXtra
2.09	US 1 Self Storage-Sebastian
3	312 Elm	0	Cash			0	0	0
4	Marriott Greensboro	0				0	0	0
5	Capital Penn Self Storage Portfolio	0	Cash			0	0	0
5.01	Capital Self Storage - Mechanicsburg
5.02	Capital Self Storage - Enola
5.03	Capital Self Storage - East York
5.04	Capital Self Storage - Middletown
5.05	Capital Self Storage - Harrisburg West
5.06	Capital Self Storage - Harrisburg North
5.07	Capital Self Storage - Hanover
5.08	Capital Self Storage - Dover
5.09	Capital Self Storage - West York
6	Albuquerque Plaza	0	Cash		Ground Rent / Tax Lien Reserve	Ground Rent - $9,042	Springing	0	Cash
7	South Shore Place	0				0	0	0
8	Maxwell Hotel	300,000	Cash			0	0	0
9	300 East Lombard	0	Cash			0	0	0
10	Amargosa Portfolio	0				0	0	0
10.01	Burlington Coat Factory
10.02	Southern Plaza
10.03	Northgate Shopping Center
10.04	Gold’s Gym
11	Residence Inn Tampa Westshore Airport	0	Cash			0	0	0
12	Orbital ATK Office	0				0	0	0
13	Depot Park	0				0	0	0
14	Residence Inn Charlotte Southpark	0	Cash			0	0	0
15	212 South Tryon	0	Cash			0	0	0
16	Holiday Inn - Cherry Creek	130,000	Cash		PIP Reserve	0	Springing	0
17	312 Plum	0	Cash		Property Reserves Escrow Fund	0	Springing	0
18	Maple Leaf Apartments	0				0	0	0
19	Boca Hamptons Plaza Portfolio	0	Cash			0	0	0
19.01	Boca Hamptons Plaza
19.02	Queens Industrial
19.03	One Industrial Plaza
20	Palms Plaza	0				0	0	0
21	Eden at Watersedge	0				0	0	0
22	Plaza Mayor Shopping Center	0				0	0	0
23	Courtyard Fort Myers	0	Cash			0	0	0
24	Long Island Retail Portfolio	0	Cash		Critical Tenant TI/LC Funds; Staples TI/LC Funds; MJM Designer Shoes TI/LC Funds; Seaford Cinema TI/LC Funds	MJM Designer Shoes TI/LC Funds: $250,000; Seaford Cinema TI/LC Funds: $347,000	Springing	0	Cash
24.01	North Babylon Retail center
24.02	East Meadow Retail Center
24.03	Patchogue Retail Center
24.04	Seaford Retail Center
25	Residence Inn Little Rock Downtown	0				0	0	0
26	Courtyard Tampa Downtown	0	Cash			0	0	0
27	1351 Harbor Parkway	0				0	0	0
28	Casa Bandera Apartments	0				0	0	0
29	City Sports Clubs - Sunnyvale	0	Cash		Rent Concession Reserve	205,334	0	0	Cash
30	Kohl’s - Simi Valley	800,000				0	0	0
31	Breckenridge Apartments	0	Cash			0	0	0
32	MacGregor Park	0				0	0	0
33	Hampton Inn & Suites Knoxville	0	Cash			0	0	0
34	Springdale Plaza	0	Cash		Critical Tenant TI/LC Funds	0	Springing	0
35	Charleston Festival	0	Cash		Smashburger Holdback	80,000	0	0	Cash
36	Lakeview Village	0				0	0	0
37	StoreQuest Self Storage	0				0	0	0
38	Medical Arts Apartments	0				0	0	0
39	Crestline Manufactured Home Community	0				0	0	0
40	Park Creek Manor	0				0	0	0
41	Milwaukee Apartment Portfolio	0				0	0	0
41.01	Riverwood Court/Rainbow Terrace
41.02	Servite Village
42	Staybridge Suites North Brunswick	0				0	0	0
43	10611 Balls Ford Road	0				0	0	0
44	Birchwood Landings	0				0	0	0
45	FedEx Portfolio Oxford, AL & El Dorado, AR	0				0	0	0
45.01	Oxford
45.02	El Dorado
46	Planet Self Storage - Southampton	0				0	0	0
47	Eden of Reynoldsburg	0				0	0	0
48	Village Crossing	0	Cash		Critical Tenant TI/LC Funds	0	Springing	0
49	Fairfield Inn & Suites - Cincinnati	0	Cash			0	0	0
50	Holiday Inn Express Nicholasville	65,000	Cash			0	0	0
51	Chesapeake Mills	0				0	0	0
52	Comfort Suites Chesapeake	0				0	0	0
53	Country Club Apartments	0	Cash			0	0	0
54	Stor-n-Lock - Fort Collins	0				0	0	0
55	Planet Self Storage - Newington	0				0	0	0
56	Hampton Inn Magnolia	0	Cash			0	Springing	0
57	Hampton Inn Peachtree	0	Cash			0	0	0
58	Orlando Industrial	0				0	0	0
58.01	Hameco Warehouse
58.02	Nathan’s Warehouse
59	Security Public Storage - Santa Fe Springs	0				0	0	0
60	Shops Of Village Green	0				0	0	0
61	Neighborhood Self Storage	0				0	0	0
62	Great Bridge Marketplace	0	Cash			0	0	0
63	Planet Self Storage - Washington	0				0	0	0
64	Magdalene Center	0				0	0	0
65	Arctic Gardens	0				0	0	0
66	Woodlands Green Center	0				0	0	0
67	Mount Laurel Center	0	Cash		CMSG TI Allowance	30,000	0	0	Cash
68	Planet Self Storage - Quakertown	0				0	0	0
69	Koko Plaza	0				0	0	0
70	Eureka Village	0				0	0	0
71	Watson & Taylor Self Storage	0	LoC	First Citizens Bank & Trust Company		0	0	0
72	Winbury Professional Center	0				0	0	0
73	Petrie Smithman Retail	0				0	0	0
74	Southland Plaza	0				0	0	0
75	Cornerstone Crossing	0				0	0	0
76	Planet Self Storage - South Boston	0				0	0	0
77	Planet Self Storage - Brookfield	0				0	0	0
78	Peoria Multifamily Portfolio	0				0	0	0
78.01	Golfview Apartments
78.02	Madison Bluff Apartments
78.03	Parkview Townhomes
79	EZ Stor - Mini Storage	0				0	0	0
80	Jamul Shopping Village	0				0	0	0
81	Laurel Self Storage	0				0	0	0
82	Vista De Palmas	0				0	0	0
83	Coulter Forum	0				0	0	0
84	Out O’Space Storage	0				0	0	0
85	Casa Loma Estates MHC	0				0	0	0
86	Blue Star Storage & Business Park	0	Cash			0	0	0
87	Lambertson Lakes	0				0	0	0
88	Tin Star Storage	0				0	0	0
89	330 E Main Street	0	Cash			0	0	0
90	Generations Plaza I & II	0	Cash			0	0	0
91	Central Self Storage-Harvey	0				0	0	0
92	Appletree Apartments	0				0	0	0
93	Shoppes at Town Square	0				0	0	0
94	Cookson MHP	0				0	0	0
95	Shady Bayou	0	Cash			0	0	0

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest(17)(18)	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)
1	Westfield Palm Desert			Fee				Hard/Springing Cash Management
2	WP Carey Self Storage Portfolio VI			Fee				Springing (Without Established Account)
2.01	Fibber McGee’s Closet			Fee
2.02	Rancho Pueblo Self Storage-Temecula			Fee
2.03	Extra Space Storage & Bay Colony RV Park			Fee
2.04	Valrico Self Storage			Fee
2.05	Safe and Sound Storage			Fee
2.06	Big Tex Self Storage-Humble			Fee
2.07	Central Storage			Fee
2.08	Storage XXtra			Fee
2.09	US 1 Self Storage-Sebastian			Fee
3	312 Elm			Fee				Hard/Springing Cash Management
4	Marriott Greensboro			Fee				Hard/Springing Cash Management
5	Capital Penn Self Storage Portfolio			Fee				Springing (Without Established Account)
5.01	Capital Self Storage - Mechanicsburg			Fee
5.02	Capital Self Storage - Enola			Fee
5.03	Capital Self Storage - East York			Fee
5.04	Capital Self Storage - Middletown			Fee
5.05	Capital Self Storage - Harrisburg West			Fee
5.06	Capital Self Storage - Harrisburg North			Fee
5.07	Capital Self Storage - Hanover			Fee
5.08	Capital Self Storage - Dover			Fee
5.09	Capital Self Storage - West York			Fee
6	Albuquerque Plaza			Fee & Leasehold	11/30/2051	Matteucci: $76,500; Toti: $18,000; Zucal: $21,000	Rent adjustment per ground lease	Hard/Upfront Cash Management
7	South Shore Place			Fee				Springing (Without Established Account)
8	Maxwell Hotel			Fee				Springing (Without Established Account)
9	300 East Lombard			Fee				Hard/Springing Cash Management
10	Amargosa Portfolio			Fee				Springing (Without Established Account)
10.01	Burlington Coat Factory			Fee
10.02	Southern Plaza			Fee
10.03	Northgate Shopping Center			Fee
10.04	Gold’s Gym			Fee
11	Residence Inn Tampa Westshore Airport			Fee				Springing (Without Established Account)
12	Orbital ATK Office			Fee				Hard/Springing Cash Management
13	Depot Park			Fee				Springing (Without Established Account)
14	Residence Inn Charlotte Southpark			Fee				Springing (Without Established Account)
15	212 South Tryon			Fee				Springing (Without Established Account)
16	Holiday Inn - Cherry Creek			Fee				Hard/Springing Cash Management
17	312 Plum			Fee				Springing (Without Established Account)
18	Maple Leaf Apartments			Fee				Springing (Without Established Account)
19	Boca Hamptons Plaza Portfolio			Fee				Hard/Springing Cash Management
19.01	Boca Hamptons Plaza			Fee
19.02	Queens Industrial			Fee
19.03	One Industrial Plaza			Fee
20	Palms Plaza			Fee				Springing (Without Established Account)
21	Eden at Watersedge			Fee				Springing (Without Established Account)
22	Plaza Mayor Shopping Center			Fee				Springing (Without Established Account)
23	Courtyard Fort Myers			Fee				Springing (Without Established Account)
24	Long Island Retail Portfolio			Fee				Springing (Without Established Account)
24.01	North Babylon Retail center			Fee
24.02	East Meadow Retail Center			Fee
24.03	Patchogue Retail Center			Fee
24.04	Seaford Retail Center			Fee
25	Residence Inn Little Rock Downtown			Fee				Springing (Without Established Account)
26	Courtyard Tampa Downtown			Fee & Leasehold	12/7/2021	$146,837	Current rent times the greater of CPI or 3%	Springing (Without Established Account)
27	1351 Harbor Parkway			Fee				Springing (Without Established Account)
28	Casa Bandera Apartments			Fee				Springing (Without Established Account)
29	City Sports Clubs - Sunnyvale			Fee				Springing (Without Established Account)
30	Kohl’s - Simi Valley			Fee				Springing (Without Established Account)
31	Breckenridge Apartments			Fee				Springing (Without Established Account)
32	MacGregor Park			Fee				Springing (Without Established Account)
33	Hampton Inn & Suites Knoxville			Fee				Springing (Without Established Account)
34	Springdale Plaza			Fee				Hard/Springing Cash Management
35	Charleston Festival			Fee				Hard/Springing Cash Management
36	Lakeview Village			Fee				Springing (Without Established Account)
37	StoreQuest Self Storage			Fee				Springing (Without Established Account)
38	Medical Arts Apartments			Fee				None
39	Crestline Manufactured Home Community			Fee				None
40	Park Creek Manor			Fee				Springing (Without Established Account)
41	Milwaukee Apartment Portfolio			Fee				Springing (Without Established Account)
41.01	Riverwood Court/Rainbow Terrace			Fee
41.02	Servite Village			Fee
42	Staybridge Suites North Brunswick			Fee				Springing (Without Established Account)
43	10611 Balls Ford Road			Fee				Springing (Without Established Account)
44	Birchwood Landings			Fee				None
45	FedEx Portfolio Oxford, AL & El Dorado, AR			Fee				Hard/Upfront Cash Management
45.01	Oxford			Fee
45.02	El Dorado			Fee
46	Planet Self Storage - Southampton			Fee				None
47	Eden of Reynoldsburg			Fee				Springing (Without Established Account)
48	Village Crossing			Fee				Springing (Without Established Account)
49	Fairfield Inn & Suites - Cincinnati			Fee				Hard/Springing Cash Management
50	Holiday Inn Express Nicholasville			Fee				Hard/Springing Cash Management
51	Chesapeake Mills			Fee				Springing (Without Established Account)
52	Comfort Suites Chesapeake			Fee				Hard/Springing Cash Management
53	Country Club Apartments			Fee				Springing (Without Established Account)
54	Stor-n-Lock - Fort Collins			Fee				None
55	Planet Self Storage - Newington			Fee				None
56	Hampton Inn Magnolia			Fee				Springing (Without Established Account)
57	Hampton Inn Peachtree			Fee				Springing (Without Established Account)
58	Orlando Industrial			Fee				Springing (Without Established Account)
58.01	Hameco Warehouse			Fee
58.02	Nathan’s Warehouse			Fee
59	Security Public Storage - Santa Fe Springs			Fee				None
60	Shops Of Village Green			Fee				None
61	Neighborhood Self Storage			Fee				None
62	Great Bridge Marketplace			Fee				Springing (Without Established Account)
63	Planet Self Storage - Washington			Fee				None
64	Magdalene Center			Fee				Hard/Springing Cash Management
65	Arctic Gardens			Fee				None
66	Woodlands Green Center			Fee				Springing (Without Established Account)
67	Mount Laurel Center			Fee				Springing (Without Established Account)
68	Planet Self Storage - Quakertown			Fee				None
69	Koko Plaza			Fee				Springing (Without Established Account)
70	Eureka Village			Fee				None
71	Watson & Taylor Self Storage			Fee				Springing (Without Established Account)
72	Winbury Professional Center			Fee				Hard/Springing Cash Management
73	Petrie Smithman Retail			Fee				Springing (Without Established Account)
74	Southland Plaza			Fee				Springing (Without Established Account)
75	Cornerstone Crossing			Fee				Springing (Without Established Account)
76	Planet Self Storage - South Boston			Fee				None
77	Planet Self Storage - Brookfield			Fee				None
78	Peoria Multifamily Portfolio			Fee				Springing (Without Established Account)
78.01	Golfview Apartments			Fee
78.02	Madison Bluff Apartments			Fee
78.03	Parkview Townhomes			Fee
79	EZ Stor - Mini Storage			Fee				None
80	Jamul Shopping Village			Fee				None
81	Laurel Self Storage			Fee				Springing (Without Established Account)
82	Vista De Palmas			Fee				Springing (Without Established Account)
83	Coulter Forum			Fee				None
84	Out O’Space Storage			Fee				Springing (Without Established Account)
85	Casa Loma Estates MHC			Fee				Springing (Without Established Account)
86	Blue Star Storage & Business Park			Fee				Springing (Without Established Account)
87	Lambertson Lakes			Fee				Springing (Without Established Account)
88	Tin Star Storage			Fee				Springing (Without Established Account)
89	330 E Main Street			Fee				Springing (Without Established Account)
90	Generations Plaza I & II			Fee				Springing (Without Established Account)
91	Central Self Storage-Harvey			Fee				None
92	Appletree Apartments			Fee				Springing (Without Established Account)
93	Shoppes at Town Square			Fee				Springing (Without Established Account)
94	Cookson MHP			Fee				Springing (Without Established Account)
95	Shady Bayou			Fee				Springing (Without Established Account)

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE ASSETS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor(12)(18)	Affiliated Sponsors	Mortgage Loan Number
1	Westfield Palm Desert						Westfield America, Inc.		1
2	WP Carey Self Storage Portfolio VI						Corporate Property Associates 18 - Global Incorporated		2
2.01	Fibber McGee’s Closet								2.01
2.02	Rancho Pueblo Self Storage-Temecula								2.02
2.03	Extra Space Storage & Bay Colony RV Park								2.03
2.04	Valrico Self Storage								2.04
2.05	Safe and Sound Storage								2.05
2.06	Big Tex Self Storage-Humble								2.06
2.07	Central Storage								2.07
2.08	Storage XXtra								2.08
2.09	US 1 Self Storage-Sebastian								2.09
3	312 Elm						Rubenstein Properties Fund II, L.P.	Y-Group 2	3
4	Marriott Greensboro						Columbia Sussex Corporation; CSC Holdings, LLC		4
5	Capital Penn Self Storage Portfolio					4,179,047	Robert Moser; Robert Morgan	Y-Group 3	5
5.01	Capital Self Storage - Mechanicsburg								5.01
5.02	Capital Self Storage - Enola								5.02
5.03	Capital Self Storage - East York								5.03
5.04	Capital Self Storage - Middletown								5.04
5.05	Capital Self Storage - Harrisburg West								5.05
5.06	Capital Self Storage - Harrisburg North								5.06
5.07	Capital Self Storage - Hanover								5.07
5.08	Capital Self Storage - Dover								5.08
5.09	Capital Self Storage - West York								5.09
6	Albuquerque Plaza						Christopher R. Smith; James M. Long		6
7	South Shore Place						Leonard Bierbrier		7
8	Maxwell Hotel						Michelle Foreman Barnet		8
9	300 East Lombard						John M. Schneider		9
10	Amargosa Portfolio						Dorian Bilak		10
10.01	Burlington Coat Factory								10.01
10.02	Southern Plaza								10.02
10.03	Northgate Shopping Center								10.03
10.04	Gold’s Gym								10.04
11	Residence Inn Tampa Westshore Airport						Noble Hospitality Fund II, L.P.	Y-Group 1	11
12	Orbital ATK Office						Bob Safai		12
13	Depot Park						Richard W. Fischer		13
14	Residence Inn Charlotte Southpark						Noble Hospitality Fund II, L.P.	Y-Group 1	14
15	212 South Tryon						Anthony H. Dilweg		15
16	Holiday Inn - Cherry Creek						D. Kent Casey		16
17	312 Plum						Rubenstein Properties Fund II, L.P.	Y-Group 2	17
18	Maple Leaf Apartments						Indra Sharma; Paras Ram Sharma		18
19	Boca Hamptons Plaza Portfolio						Michael L. Bellino; Stephen J. Bellino		19
19.01	Boca Hamptons Plaza								19.01
19.02	Queens Industrial								19.02
19.03	One Industrial Plaza								19.03
20	Palms Plaza						NADG (US) LLLP	Y-Group 4	20
21	Eden at Watersedge						George Van Vliet	Y-Group 7	21
22	Plaza Mayor Shopping Center						Paris Zarrabian, Shahrzad Zarrabian, Tucson Zarrabian, Vala Zarrabian		22
23	Courtyard Fort Myers						Noble Hospitality Fund II, L.P.	Y-Group 1	23
24	Long Island Retail Portfolio						Jerome Broder; Muriel Broder; Betty Levins; Glenn A. Levins; Harvey Levins; Sylvia Levins; Seth Lublin		24
24.01	North Babylon Retail center								24.01
24.02	East Meadow Retail Center								24.02
24.03	Patchogue Retail Center								24.03
24.04	Seaford Retail Center								24.04
25	Residence Inn Little Rock Downtown						Noble Hospitality Fund II, L.P.	Y-Group 1	25
26	Courtyard Tampa Downtown						Noble Hospitality Fund II, L.P.	Y-Group 1	26
27	1351 Harbor Parkway						David B. Dollinger; The David Dollinger Living Trust	Y-Group 6	27
28	Casa Bandera Apartments						David W. Avirom; Frank T. Perachiotti, Jr.; Barry L. Vantiger		28
29	City Sports Clubs - Sunnyvale						David B. Dollinger; The David Dollinger Living Trust	Y-Group 6	29
30	Kohl’s - Simi Valley						Arthur L. Ang		30
31	Breckenridge Apartments						Anthony Swartz		31
32	MacGregor Park						Grubb Real Estate Investment Company		32
33	Hampton Inn & Suites Knoxville						Noble Hospitality Fund II, L.P.	Y-Group 1	33
34	Springdale Plaza						Mark M. Salomon		34
35	Charleston Festival						Stephen Copulos		35
36	Lakeview Village						Phoenix Shopping Center Investment Fund LLLP, NADG (US) LLLP	Y-Group 4	36
37	StoreQuest Self Storage						William W. Hobin, Clark W. Porter, Timothy B. Hobin		37
38	Medical Arts Apartments						Thomas B. Grace, Michael B. Grace		38
39	Crestline Manufactured Home Community						Daniel T. Van Voorhis; Daniel Thomas Van Voorhis Revocable Living Trust; Fitzgerald Family MHC LLC; Robert Fitzgerald; Robert Fitzgerald Revocable Trust; Karen Fitzgerald; Karen Fitzgerald Revocable Trust		39
40	Park Creek Manor						Ruel M. Hamilton		40
41	Milwaukee Apartment Portfolio						Natalie S. Roberts		41
41.01	Riverwood Court/Rainbow Terrace								41.01
41.02	Servite Village								41.02
42	Staybridge Suites North Brunswick						Arvind Patel; Madanmohan Patel; Varghese Ninan		42
43	10611 Balls Ford Road						David M. Chalmers		43
44	Birchwood Landings						Michael Gacioch		44
45	FedEx Portfolio Oxford, AL & El Dorado, AR						Marilyn Kane		45
45.01	Oxford								45.01
45.02	El Dorado								45.02
46	Planet Self Storage - Southampton						David R. Inman; Bryce Grefe	Y-Group 5	46
47	Eden of Reynoldsburg						George Van Vliet	Y-Group 7	47
48	Village Crossing						William Peter R. Cross		48
49	Fairfield Inn & Suites - Cincinnati						Alpesh Patel; Dipak Patel; Sandip Minhas; Rupinder Jaswal	Y-Group 8	49
50	Holiday Inn Express Nicholasville						Ketan Patel, Dipak Patel, Bhavisha Patel and Prakash T. Maggan	Y-Group 8	50
51	Chesapeake Mills						Gopal Sureddi; Raj Talasila; Prasad Kota		51
52	Comfort Suites Chesapeake						Akhil Jain		52
53	Country Club Apartments						Zane G.B. Brown		53
54	Stor-n-Lock - Fort Collins						Alan R. Jones; Franklin S. McCullough		54
55	Planet Self Storage - Newington						David R. Inman; Bryce Grefe	Y-Group 5	55
56	Hampton Inn Magnolia						Charles R. Shinn		56
57	Hampton Inn Peachtree						Samir I. Shah; Tarla Kishor Daftari		57
58	Orlando Industrial						Yitchak Menaged		58
58.01	Hameco Warehouse								58.01
58.02	Nathan’s Warehouse								58.02
59	Security Public Storage - Santa Fe Springs						Ronald A. Kolar		59
60	Shops Of Village Green						James J. Nizzo; Ellen J. Spiros		60
61	Neighborhood Self Storage						Jason Sommer and Aaron Sommer		61
62	Great Bridge Marketplace						Gerald T. Dixon, Jr.		62
63	Planet Self Storage - Washington						David R. Inman; Bryce Grefe	Y-Group 5	63
64	Magdalene Center						Abbey A. Berkowitz; Adam L. Greenberg; Michael J. Lapointe		64
65	Arctic Gardens						James A. Misko		65
66	Woodlands Green Center						Lakeview Crossing Shopping Center Dallas, TX. Limited Partnership		66
67	Mount Laurel Center						Barry Nathanson		67
68	Planet Self Storage - Quakertown						David R. Inman; Bryce Grefe	Y-Group 5	68
69	Koko Plaza						EverWest, LLC		69
70	Eureka Village						Scott Brown; Don Manning		70
71	Watson & Taylor Self Storage						Blue Doors Storage Fund II, L.P.		71
72	Winbury Professional Center						Mark E. Snider		72
73	Petrie Smithman Retail						Walter Petrie; John Smithman		73
74	Southland Plaza						Gary J. Hurand		74
75	Cornerstone Crossing						George Van Vliet	Y-Group 7	75
76	Planet Self Storage - South Boston						David R. Inman; Bryce Grefe	Y-Group 5	76
77	Planet Self Storage - Brookfield						David R. Inman; Bryce Grefe	Y-Group 5	77
78	Peoria Multifamily Portfolio						Trevor H. Holmes		78
78.01	Golfview Apartments								78.01
78.02	Madison Bluff Apartments								78.02
78.03	Parkview Townhomes								78.03
79	EZ Stor - Mini Storage						Gregg A. Caledonia; Scott A. Rogers III		79
80	Jamul Shopping Village						Mark Perecman		80
81	Laurel Self Storage						Robert Moser; Robert Morgan	Y-Group 3	81
82	Vista De Palmas						Norman I. Litz; Marvin Feiger; Ron M. Berman		82
83	Coulter Forum						Charles Hefner and David Knust		83
84	Out O’Space Storage						Richard J. O’Brien		84
85	Casa Loma Estates MHC						Casa Loma Estates Co-Op, Inc.		85
86	Blue Star Storage & Business Park						Michael D. Bohn; Mary L. Bohn		86
87	Lambertson Lakes						James R. Wiss		87
88	Tin Star Storage						Michael Meylor; Lisa Meylor		88
89	330 E Main Street						James A. Magnanenzi		89
90	Generations Plaza I & II						Francis M. Greenwall		90
91	Central Self Storage-Harvey						Robert J. Dailey		91
92	Appletree Apartments						Rawley Nielsen; Jerry H. Shiu; Carolyn C. La Fontaine		92
93	Shoppes at Town Square						Phillip Nase; Judith Nase		93
94	Cookson MHP						Brandon A. Schwartz; Yanina V. Markova		94
95	Shady Bayou						Willaim J. Cole		95

A-1-13

FOOTNOTES TO ANNEX A-1

See “Annex B: Additional Mortgage Loan Information/Definitions” in the Free Writing Prospectus for additional information on all mortgage loans and “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” for additional information on the 15 largest mortgage loans.

(1)
“WFB” denotes Wells Fargo Bank, National Association, “RMF” denotes Rialto Mortgage Finance, LLC, “PCC” denotes Principal Commercial Capital, “LIG I” denotes Liberty Island Group I LLC, “CIIICM” denotes C-III Commercial Mortgage LLC and “Basis” denotes Basis Real Estate Capital II, LLC.

(2)
For mortgage loan #85 (Casa Loma Estates MHC), the mortgaged property is a 132-site (103 mobile home sites and 29 recreational vehicle sites) senior age-restricted manufactured housing community that operates as a residential cooperative, and the borrower is a cooperative organized as a Florida not-for-profit corporation.

(3)
For mortgage loan #7 (South Shore Place), the third largest tenant (6,064 square feet), representing 13.4% of net rentable square feet, leases the collateral pad site and the improvements built on the pad site are owned by the tenant.  The Number of Units includes the third largest tenant’s improvements.

For mortgage loan #13 (Depot Park), the Number of Units includes 1,865,864 square feet of warehouse space, 198,120 square feet of office space and 48,105 square feet of storage space.

For mortgage loan #19.01 (Boca Hamptons Plaza Portfolio - Boca Hamptons Plaza), the Number of Units consists of 47,577 square feet of retail space, 19,033 square feet of medical office space, 14,402 square feet of outparcel space and 11,304 square feet of office space.

For mortgage loan #24.04 (Long Island Retail Portfolio – Seaford Retail Center), the Number of Units consists of 24,500 square feet of retail space and 5,250 square feet of office space.

For mortgage loan #36 (Lakeview Village), the Number of Units, Cut-off Balance Per Unit/SF and Occupancy Rate include the improvements owned by the largest tenant (52,893 square feet), representing 56.6% of the net rentable area, and the third largest tenant (4,413 square feet), representing 4.7% of the net rentable area, all of which lease the collateral pad site.

For mortgage loan #48 (Village Crossing), the Number of Units consists of 11,640 square feet of office space, 11,500 square feet of medical office space, 4,650 square feet of retail space and 957 square feet of storage space.

For mortgage loan #67 (Mount Laurel Center), the Number of Units includes 8,000 square feet of office space and 22,307 square feet of retail space.

For mortgage loan #69 (Koko Plaza), the Number of Units includes 25,442 square feet of office space, 7,648 square feet of retail space and 1,083 square feet of storage space.

For mortgage loan #84 (Out O’Space Storage), the Number of Units includes 7,840 square feet of parking space and the listed occupancy is inclusive of the occupied parking area.

For mortgage loan #86 (Blue Star Storage & Business Park), the property consists of 28,500 square feet of self-storage space, 7,626 sqaure feet of retail space and 3,411 square feet of office space.

For mortgage loan #85 (Casa Loma Estates MHC), 63 of the 103 mobile home sites have been sold to cooperative members, who own and operate the community. The remaining mobile home sites and all of the recreational vehicle sites are available for rental to non-shareholder renters.

For mortgage loan #90 (Generations Plaza I & II), the Number of Units consists of 8,908 square feet of retail space and 8,286 square feet of office space.

A-1-14

(4)
For mortgage loan #1 (Westfield Palm Desert), the mortgage loan is comprised of Notes A-2-1, A-2-2, B-2-1 and B-2-2 (the “Westfield Palm Desert Mortgage Loan”) of eight companion notes, which have a combined Cut-off Date principal balance of $125,000,000.  Notes A-1-1, A-1-2, B-1-1 and B-1-2 are not included in the trust. Each A Note is pro rata and pari passu with each other A Note and each B Note is pro rata and pari passu with each other B Note. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure figures presented are based on Notes A-1-1, A-1-2, A-2-1, A-2-2, B-1-1, B-1-2, B-2-1 and B-2-2 in the aggregate (the “Westfield Palm Desert Loan Combination”).  The Notes comprising the Westfield Palm Desert Mortgage Loan represent the non-controlling interest in the Westfield Palm Desert Loan Combination.

For mortgage loan #13 (Depot Park), the mortgage loan represents Note A-2 of two pari passu notes, which have a combined Cut-off date principal balance of $45,600,000.  Note A-1 is not included in the trust.  All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure figures presented are based on Note A-1 and Note A-2 in the aggregate (“Depot Park Loan Combination”). The Note A-2 mortgage loan is the non-controlling interest in the Depot Park Loan Combination.

For mortgage loan #19 (Boca Hamptons Plaza Portfolio), the mortgage loan represents Note A of two pari passu notes, which have a combined Cut-off Date principal balance of $26,000,000.  Note B is not included in the trust.  All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure figures presented are based on Note A and Note B in the aggregate (“Boca Hamptons Plaza Portfolio Loan Combination”).  The Note A mortgage loan is the controlling interest in the Boca Hamptons Plaza Portfolio Loan Combination.

(5)
For mortgage loans #2 (WP Carey Self Storage Portfolio VI), the borrower is not required to pay any late charge (i) with respect to the first two delinquent payments during any 12 month calendar period or (ii) with respect to the first two delinquent payments following any change by lender to the monthly debt service payment amount following notice of such change, however, the borrower is subject to default interest for any delinquent payments.

(6)
For mortgage loan #11 (Residence Inn Tampa Westshore Airport), the Appraised Value represents the value assuming the performance improvement plan, which is expected to be completed by November 2015, has been completed.  The appraised value assuming the performance improvement plan has not been completed is $34,500,000.  The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the $34,500,000 appraised value are 68.3% and 59.6%, respectively.

For mortgage loan #14 (Residence Inn Charlotte Southpark), the Appraised Value represents the value assuming the performance improvement plan, which is expected to be completed by November 2015, has been completed.  The appraised value assuming the performance improvement plan has not been completed is $29,900,000.  The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the $29,900,000 appraised value are 68.8% and 60.0%, respectively.

For mortgage loan #23 (Courtyard Fort Myers), the Appraised Value represents the value assuming the performance improvement plan, which is expected to be completed by November 2015, has been completed.  The appraised value assuming the performance improvement plan has not been completed is $23,800,000.  The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the $23,800,000 appraised value are 66.3% and 57.8%, respectively.

For mortgage loan #85 (Casa Loma Estates MHC), the Appraised Value, Cut-off Date LTV Ratio and LTV Ratio at Maturity assume that such mortgaged property is operated as a market rate rental manufactured housing community.

(7)
For mortgage loan #71 (Watson & Taylor Self Storage), all LTVs, DSCRs and Debt Yields are calculated assuming the full loan amount of $3,646,000.  Provided no event of default has occurred or is continuing, the Other Escrow I Initial reserve can be disbursed if the debt yield is greater than or equal to 8.5% by January 11, 2017.  If the Other Escrow I Initial reserve has not been released by January 11, 2017, the borrower may apply the unreleased proceeds to pay down the mortgage loan, including the applicable yield maintenance premiums.  If the borrower does not apply the unreleased proceeds, the lender will hold the Other Escrow I Initial reserve as additional collateral

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for the mortgage loan. Assuming the full Other Escrow I Initial reserve balance is applied to the full loan amount of $3,646,000, Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NOI Debt Yield and U/W NCF Debt Yield are 61.0%, 56.6%, 9.2% and 9.0%, respectively.

(8)
For mortgage loan #38 (Medical Arts Apartments), Underwritten Revenues includes other income consisting of $60,600 of parking income, $1,860 of storage income, $36,420 of commercial tenant income, $24,500 of utility reimbursement income, $116,423 of cellular tower income and $11,760 of miscellaneous other income.

For mortgage loan #85 (Casa Loma Estates MHC), the U/W Net Cash Flow and the U/W Net Operating Income for the mortgaged property is the projected net cash flow based on the appraisal of the mortgaged property. The U/W Revenues, U/W Expenses, U/W Net Operating Income, U/W Replacement and U/W Net Cash Flow are derived from the market income and expense conclusions of the appraisal (assuming that the entire related mortgaged property was being operated as a market rate rental manufactured housing community).

(9)
For mortgage loan #85 (Casa Loma Estates MHC), the historical NOI figures are not representative of the cash flow that would be generated by the property if it were operated as a manufactured housing community rental property.

(10)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises, that were included in the underwriting.

For mortgage loan #3 (312 Elm), the second largest tenant (49,006 square feet), representing 12.9% of net rentable square feet, is underpaying rent by $3,301 per month ($59,418 in aggregate) due to a dispute related to the CPI increase. The lender is underwriting $1,312,962, which is the rent currently being collected per the estoppel and lease documentation.  The $59,418 in disputed rent is being held in escrow by the title company.

For mortgage loan #9 (300 East Lombard), the largest tenant (33,352 square feet), representing 14.8% of net rentable square feet, has a 50% rent abatement from October 2015 through January 2016 and from November 2021 through April 2022.  There is a $309,070 reserve representing the outstanding rent abatements. The fourth largest tenant (16,650 square feet), representing 7.4% of net rentable square feet, has executed a lease for 7,233 square feet of expansion space, but will not commence paying rent for the first two months following the lease commencement date.  The tenant is anticipated to be in occupancy of the expansion space in October 2015.  There is a $73,538 reserve representing the outstanding rent abatement.

For mortgage loan #10 (Amargosa Portfolio), the only tenant at the Gold’s Gym mortgaged property (33,000 square feet), representing 14.6% of net rentable square feet of the mortgage loan, has a $16,500 monthly rent abatement through June 2015.

For mortgage loan #29 (City Sports Clubs – Sunnyvale), the only tenant (45,149 square feet), representing 100.0% of net rentable square feet, has executed a lease but will not begin paying rent until April 2015.  There is a $205,334 reserve representing the outstanding rent abatement.

For mortgage loan #34 (Springdale Plaza), the fourth largest tenant (18,870 square feet), representing 10.5% of net rentable feet, has executed a lease and is paying rent, but is not in occupancy of 5,012 square feet of expansion space.  The tenant is anticipated to be in occupancy by April 2015.

For mortgage loan #62 (Great Bridge Marketplace), the fifth largest tenant (3,200 square feet), representing 9.1% of net rentable square feet, has a rent abatement for half rent ($2,700 per month) through April 30, 2015.

(11)
The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

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For mortgage loan #3 (312 Elm), the second largest tenant (49,006 square feet), representing 12.9% of net rentable square feet, may terminate its lease at any time during the remainder of the lease term with 180 days’ notice. The fourth largest tenant (24,600 square feet), representing 6.5% of net rentable square feet, may terminate its lease at any time after July 29, 2016 with 120 days’ notice. The fifth largest tenant (23,708 square feet), representing 6.2% of net rentable square feet, may terminate its lease with 12 months’ notice after August 1, 2018 with a termination payment of unamortized tenant improvements, leasing commissions and rent abatements, amortized at 8.0%.

For mortgage loan #6 (Albuquerque Plaza), the largest tenant (63,957 square feet), representing 17.9% of net rentable square feet, may terminate its lease at any time on or after October 31, 2017 upon providing 60 days’ written notice.

For mortgage loan #7 (South Shore Place), the fourth largest tenant (4,098 square feet), representing 9.0% of net rentable square feet, may terminate its lease if gross sales during the lease year ending October 31, 2017 are less than $1,600,000, upon providing written notice within 90 days’ following the lease year ending October 31, 2017 and payment of all unamortized tenant improvements.

For mortgage loan #9 (300 East Lombard), the largest tenant (33,352 square feet), representing 14.8% of net rentable square feet, may terminate its lease as of April 30, 2017 upon providing written notice by April 30, 2016 and a termination fee equal to three months’ base rent and all unamortized leasing commissions, abated rent and rent savings. The third largest tenant (18,503 square feet), representing 8.2% of net rentable square feet, has a one-time right to terminate its lease after December 31, 2018, if a building in excess of 20 floors has been built at 300 East Pratt Street by December 31, 2017.  The third largest tenant must provide 365 days’ written notice and payment of a termination fee equal to all unamortized tenant improvements, leasing commissions and rent abatements.

For mortgage loan #12 (Orbital ATK Office), the sole tenant (120,200 square feet), representing 100.0% of net rentable square feet, has a one-time option to terminate the lease as of December 31, 2020 upon 12 months’ notice and a termination payment of $5,091,655.

For mortgage loan #13 (Depot Park), the largest tenant (196,020 square feet), representing 9.3% of net rentable square feet, has the right to terminate its leases covering 152,460 and 43,560 square feet on or after January 31, 2016 and March 31, 2016, respectively, by providing at least 30 days’ written notice to the landlord. The second largest tenant (97,620 square feet), representing 4.6% of net rentable square feet, has the right to terminate its lease with 90 days’ written notice if the city of Sacramento prohibits the use of the premises as general office, storage, warehousing, sales and distribution of Class C 1.4G consumer fire works and other legal and related uses.

For mortgage loan #22 (Plaza Mayor Shopping Center), the third largest tenant (2,911 square feet), representing 3.7% of net rentable square feet, may terminate its lease with 180 days’ notice at any time after January 1, 2014.

For mortgage loan #35 (Charleston Festival), the largest tenant (18,815 square feet), representing 33.9% of net rentable square feet, has a right to terminate its lease within 60 days’ advance notice of the federal government funding decreasing tenant’s budget to 75% of its budget as of the date of the lease, provided the tenant notifies the landlord within 30 days of such funding cut.  Tenant may terminate its lease given 90 days’ advance notice within 30 days of such action where Nevada’s government eliminates the Workforce Connections Board and/or creates a single workforce board.  Tenant has the right to terminate the lease for any reason by providing 120 days’ advance notice or paying four months’ rent in lieu of notice.

For mortgage loan #43 (10611 Balls Ford Road), the third largest tenant (4,329 square feet), representing 9.0% of net rentable square feet, may terminate its lease on May 31, 2017 with six months’ notice and a termination fee equal to brokerage commissions not to exceed $5,000. The fifth largest tenant (3,742 square feet), representing 7.8% of net rentable square feet, may terminate its lease on March 1, 2016 with six months’ notice.

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For mortgage loan #58 (Orlando Industrial), the third largest tenant (15,000 square feet), representing 11.5% of net rentable square feet, may terminate its lease at the end of each lease year with 90 days’ notice.

For mortgage loan #73 (Petrie Smithman Retail), the second largest tenant (2,100 square feet), representing 8.5% of net rentable square feet, may terminate its lease any time after October 31, 2015 with six months’ written notice.  The fourth largest tenant (1,820 square feet), representing 7.3% of net rentable square feet, may terminate its lease at any time with 90 days’ written notice and a payment of 3 months’ rent ($7,398.47).

For mortgage loan #87 (Lambertson Lakes), the fourth largest tenant (1,500 square feet), representing 11.1% of net rentable square feet, may terminate its lease with notice no later than 180 days’ prior to the last day of the fifth year of the lease and a payment equal to one year of the then rent amount and common area maintenance. Base rent for that year is scheduled to be $3,031.25 per month or $36,375 annually plus common area maintenance. The fifth year of the lease ends September 2019.

(12)	For mortgage loan #58 (Orlando Industrial), the fifth largest tenant (10,000 square feet), representing 7.7% of net rentable square feet, is affiliated with the sponsor.

For mortgage loan #62 (Great Bridge Marketplace), the largest tenant (5,600 square feet), representing 15.9% of net rentable square feet, is affiliated with the sponsor.

For mortgage loan #73 (Petrie Smithman Retail), the largest tenant (16,783 square feet), representing 67.6% of net rentable square feet, is affiliated with the sponsor.

For mortgage loan #89 (330 E Main Street), the largest tenant (4,096 square feet), representing 29.9% of net rentable area, subleases 1,200 square feet of their space.

(13)
For mortgage loan #10.03 (Amargosa Portfolio – Northgate Shopping Center), the third largest tenant (6,342 square feet), representing 18.4% of net rentable square feet at the mortgage property, has multiple lease expirations as follows: 3,192 square feet expiring December 31, 2016; and 3,150 square feet expiring May 31, 2019.

For mortgage loan #15 (212 South Tryon), the largest tenant (29,470 square feet), representing 17.1% of net rentable square feet, has multiple lease expirations as follows: 19,668 square feet expiring September 30, 2018; and 9,802 square feet expiring February 28, 2020.

For mortgage loan #67 (Mount Laurel Center), the largest tenant (4,140 square feet), representing 13.7% of net rentable square feet, has multiple lease expirations as follows: 2,940 square feet expiring January 31, 2019; and 1,200 square feet expiring October 31, 2020.

For mortgage loan #89 (330 E Main Street), the largest tenant (4,096 square feet), representing 29.9% of net rentable area, subleases 1,200 square feet of their space for an annual base rent of $34,200 ($28.50 per square foot, expiring January 28, 2018). The sublease tenant shall have the option to terminate the sublease any time after January 31, 2016.

(14)
For mortgage loans #16 (Holiday Inn – Cherry Creek), #11 (Residence Inn Tampa Westshore Airport), #14 (Residence Inn Charlotte Southpark), #23 (Courtyard Fort Myers), #25 (Residence Inn Little Rock Downtown), #26 (Courtyard Tampa Downtown) and #33 (Hampton Inn & Suites Knoxville), the Monthly Replacement Reserve will be adjusted to an amount equal the greater of: (i) the Monthly Replacement Reserve immediately prior to the adjustment; and (ii) 1/12th of 4% of operating income from the prior fiscal year.

For mortgage loan #26 (Holiday Inn – Cherry Creek), the Monthly Replacement Reserve begins with the monthly payment in February 2017.

For mortgage loan #50 (Holiday Inn Express Nicholasville), the Monthly Replacement Reserve, to be adjusted annually each January, is equal to the greater of: (i) 1/12th of 4% of the actual annual gross income; and (ii) such amount required by the related franchisor, but in no event may the

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Monthly Replacement Reserve be less than the initial Monthly Replacement Reserve of $5,697. Collection of the Monthly Replacement Reserve will commence on February 1, 2016.

For mortgage loan #52 (Comfort Suites Chesapeake), the Monthly Replacement Reserve will be adjusted to 3% of gross revenue from the preceding month.

For mortgage loan #56 (Hampton Inn Magnolia), the Monthly Replacement Reserve will be 1/12th of 2% of underwritten gross income for the first 12 months of the term of the mortgage loan, 1/12th of 3% of underwritten gross income for the following 12 months of the term of the mortgage loan, and then 1/12th of four percent of underwritten gross income for each month thereafter.

(15)
For mortgage loan #7 (South Shore Place), the Monthly TI/LC Reserve begins with the monthly payment in February 2021.  On December 31, 2023, the TI/LC Reserve Cap adjusts to the product of: (i) the square footage of leases expiring or terminating from December 31, 2023 through December 31, 2025; and (ii) $25.00.

(16)	For mortgage loan #9 (300 East Lombard), the Other Escrow I (Monthly) begins with the monthly payment in November 2018 and continues through the monthly payment in October 2021.

(17)
For mortgage loan #6 (Albuquerque Plaza), the borrower’s ownership interest in the mortgaged property consists of various condominium units: an office building with first floor retail (fee), a parking garage (leasehold) and a retail promenade connector (leasehold) to non-owned parts of the project (a Hyatt Regency hotel and related retail).

(18)
For mortgage loan #29 (City Sports Clubs – Sunnyvale), the easement holder for a nitrogen gas pipeline along the rear property line has the right, at any time, to pay-off and discharge any mortgage or other lien affecting the mortgaged property. The easement is silent as to whether that pay-off would be at par or would include other prepayment-related charges. In the event of a pay-off by the easement holder, the mortgage loan documents provide that the borrower and guarantors are personally liable for an amount equal to the difference between (i) the total amount that would have been owed by the borrower if the borrower had prepaid the mortgage loan and (ii) the amount actually paid by the easement holder.

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